AMENDMENT AND  RESTATEMENT  dated as of August 5, to and in respect of the Credit Agreement dated as of February 4, 1997, as previously amended and restated on March 2, 2001, and February 4, 2002 (the
          "Credit  Agreement"),  among  CROWN  CORK  &  SEAL  COMPANY,  INC.,  a
           -----------------
          Pennsylvania  corporation  ("CCSC");  each of the Subsidiary Borrowers
                                       ----
          referred to therein (the Subsidiary Borrowers and CCSC being collectively called the "Borrowers"); the financial institutions party
                                   ---------
          thereto as lenders (the "Lenders");  and JPMORGAN CHASE BANK (formerly
                                   -------
          known as THE CHASE MANHATTAN BANK), a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent")
                                                         ---------------------
          for the Lenders.

     A. Pursuant to the Credit Agreement, the Lenders and the Issuing Bank have extended credit to the Borrowers, and have agreed to extend credit to the Borrowers, in each case pursuant to the terms and subject to the conditions set forth therein.

     B. The Borrowers have requested that the Lenders agree to amend and restate the Credit Agreement as set forth herein.

     C. The Lenders are willing so to amend and restate the Credit Agreement, pursuant to the terms and subject to the conditions set forth herein.

     D. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement (as amended and restated hereby).

     Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Amendment and Restatement.  Upon  satisfaction of the conditions
                -------------------------
set forth in Section 4 below, the Credit Agreement is hereby deemed to be amended and restated in its entirety in the form attached hereto as Exhibit A (without changing the exhibits and schedules thereto, it being understood that such exhibits and schedules are not attached for convenience only).

     SECTION 2. Consent to Extension of Maturity. Each Term Lender that executes
                --------------------------------
and delivers a counterpart of this Amendment and Restatement hereby consents to the extension of the maturity of its outstanding Term Loans (in the principal amount set forth beneath its signature on the counterpart of this Amendment and Restatement) to the Extended Term Loan Maturity Date (as defined in Exhibit A hereto); provided that such extension of maturity shall not become effective unless the conditions set forth in Section 4 below are satisfied.

     SECTION 3. Representations and Warranties. Each of the Borrowers represents
                ------------------------------
and warrants to the Administrative Agent and to each of the Lenders that:

          (a) This Amendment and Restatement has been duly authorized, executed and delivered by the Borrowers and constitutes their legal, valid and binding obligation, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

          (b) The representations and warranties of the Borrowers set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties, were, to such extent, true and correct in all material respects as of such earlier date.

          (c) On the date hereof and immediately after giving effect to this Amendment and Restatement, no Default has occurred and is continuing.

     SECTION 4.  Conditions to  Effectiveness.  This  Amendment and  Restatement
                 ----------------------------
shall become effective when the Administrative Agent shall have received (a) counterparts of this Amendment and Restatement that, when taken together, bear the signatures of the Borrowers and the Required Lenders, and (b) payment of all fees payable by CCSC in connection with this Amendment and Restatement, as separately agreed.

     SECTION 5. Credit Agreement.  Except as otherwise specified,  any reference
                ----------------
in any Loan Document to the Credit Agreement shall mean the Credit Agreement as amended and restated hereby.

     SECTION 6. APPLICABLE LAW. THIS AMENDMENT AND RESTATEMENT SHALL BE GOVERNED
                --------------
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 7. Counterparts.  This Amendment and Restatement may be executed in
                ------------
two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one agreement. Delivery of an executed signature page to this Amendment and Restatement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment and Restatement.

     SECTION 8. Expenses.  The Borrowers  agree to reimburse the  Administrative
                --------
Agent for its out-of-pocket expenses in connection with this Amendment and Restatement, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Restatement to be duly executed by their respective authorized officers as of the day and year first written above.

                                       CROWN CORK & SEAL COMPANY, INC.,

                                       by /s/ Alan W. Rutherford
                                          ----------------------------
                                          Name:   Alan W. Rutherford
                                          Title:  Vice Chairman of the Board,
                                                  Executive Vice President and
                                                  Chief Financial Officer

Attest:

  [Corporate Seal]

 by /s/ Rose Haselroth
    --------------------
    Name:  Rose Haselroth
    Title: Assistant Secretary

                                                    SIGNATURE PAGE TO
                                                        AMENDMENT


To approve the Amendment and Restatement:



                                  Name of Institution:
                                  AG CAPITAL FUNDING PARTNERS, L.P.

                                  by  /s/ John W. Fraser
                                     -------------------------
                                     Name:  John W. Fraser
                                     Title: Managing Director

                                  Name of Institution:
                                  ARAB BANK PLC

                                  by  /s/ William Marquardt
                                     -------------------------
                                     Name:  William Marquardt
                                     Title: Vice President

                                  Name of Institution:
                                  AVENUE SPECIAL SITUATIONS FUND II, LP

                                  by  /s/ Sonia Gardner
                                     -------------------------
                                     Name:  Sonia Gardner
                                     Title: General Partner

                                  Name of Institution:
                                  BANK OF AMERICA, N.A.

                                  by  /s/ Michael J. McKenney
                                     -------------------------
                                     Name:  Michael J. McKenney
                                     Title: Managing Director

                                  Name of Institution:
                                  BILL & MELINDA GATES FOUNDATION
                                  by: David L. Babson & Company Inc.
                                      as Investment Advisor

                                  by  /s/ Mary Ann McGrath
                                     -------------------------
                                     Name:  Mary Ann McGrath
                                     Title: Managing Director

                                  Name of Institution:
                                  BNP PARIBAS (as successor in interest to Banque Nationale de Paris)

                                  by  /s/ Arnaud Collin du Bocage
                                     -----------------------------
                                     Name: Arnaud Collin du Bocage
                                     Title:

                                  by  /s/ Richard Pace
                                     -------------------------
                                     Name:  Richard Pace
                                     Title: Director

                                  Name of Institution:
                                  CITICORP USA, INC.

                                  by  /s/ Arnold Y. Wong
                                     -------------------------
                                     Name:  Arnold Y. Wong
                                     Title: Vice President

                                  Name of Institution:
                                  CREDIT AGRICOLE INDOSUEZ

                                  by  /s/ Kathleen M. Sweeney
                                     -------------------------
                                     Name:  Kathleen M. Sweeney
                                     Title: Vice President

                                  by  /s/ Kathleen M. Sweeney
                                     -------------------------
                                     Name:  Kathleen M. Sweeney
                                     Title: Vice President

                                  Name of Institution:
                                  CREDIT SUISSE ASSET MANAGEMENT

                                  by  /s/ John G. Popp
                                     -------------------------
                                     Name:  John G. Popp
                                     Title: Managing Director

                                  Name of Institution:
                                  CREDIT SUISSE FIRST BOSTON

                                  by  /s/ Jay Chall
                                     ------------------
                                     Name:  Jay Chall
                                     Title: Director

                                  by  /s/  Jeffrey Bernstein
                                     ---------------------
                                     Name:  Jeffrey Bernstein
                                     Title: Vice President

                                  Name of Institution:
                                  DEUTSCHE BANK AG NEW YORK BRANCH

                                  by  /s/ Christian Dallwitz
                                     --------------
                                     Name:  Christian Dallwitz
                                     Title: Director

                                  by  /s/ Oliver Schwarz
                                     -------------------------
                                     Name:  Oliver Schwarz
                                     Title: Vice President

                                  Name of Institution:
                                  EATON VANCE INSTITUTIONAL SENIOR LOAN FUND by Eaton Vance Management as Investment Advisor

                                  by  /s/ Payson F. Swaffield
                                     --------------------------
                                     Name:  Payson F. Swaffield
                                     Title: Vice President

                                  Name of Institution:
                                  EATON VANCE SENIOR INCOME TRUST by Eaton Vance Managment as Investment Advisor

                                  by  /s/ Payson F. Swaffield
                                     ---------------------------
                                     Name:  Payson F. Swaffield
                                     Title: Vice President

                                  Name of Institution:
                                  ERSTE BANK

                                  by  /s/ John S. Runnion
                                     -------------------------
                                     Name:  John S. Runnion
                                     Title: Managing Director

                                  Name of Institution:
                                  FOOTHILL INCOME TRUST II, L.P. by Foothill
                                  Income Trust General Partner,LLC,
                                  its General Partner

                                  by  /s/ Sean T. Dixon
                                     -------------------------
                                     Name:  Sean T. Dixon
                                     Title: Managing Director

                                  Name of Institution:
                                  FORTIS (USA) FINANCE LLC

                                  by  /s/ Eddie Matthews
                                     -------------------------
                                     Name:  Eddie Matthews
                                     Title: Senior Vice President

                                  by  /s/ Kathleen De Lathauwes
                                     -------------------------
                                     Name:  Kathleen De Lathauwes
                                     Title: Vice President

                                  Name of Institution:
                                  FRANKLIN CLO I, LIMITED

                                  by  /s/ Richard D'Addario
                                     -------------------------
                                     Name:  Richard D'Addario
                                     Title: Senior Vice President

                                  Name of Institution:
                                  FRANKLIN CLO II, LIMITED

                                  by  /s/ Richard D'Addario
                                     -------------------------
                                     Name:  Richard D'Addario
                                     Title: Senior Vice President

                                  Name of Institution:
                                  FRANKLIN FLOATING RATE DAILY ACCESS FUND

                                  by  /s/ Richard D'Addario
                                     -------------------------
                                     Name:  Richard D'Addario
                                     Title: Senior Vice President

                                  Name of Institution:
                                  FRANKLIN FLOATING RATE MASTER SERIES

                                  by  /s/ Richard D'Addario
                                     -------------------------
                                     Name:  Richard D'Addario
                                     Title: Senior Vice President

                                  Name of Institution:
                                  FRANKLIN FLOATING RATE TRUST

                                  by  /s/ Richard D'Addario
                                     -------------------------
                                     Name:  Richard D'Addario
                                     Title: Senior Vice President

                                  Name of Institution:
                                  GALAXY CLO 1999-1, LTD.

                                  by  /s/ John G. Lapham,
                                     -------------------------
                                     Name:  John G. Lapham, III
                                     Title: Authorized Agent

                                  Name of Institution:
                                  GRAYSON & CO by Boston Management
                                  and Research as Investment Advisor

                                  by  /s/  Payson F. Swaffield
                                     -------------------------
                                     Name:  Payson F. Swaffield
                                     Title: Vice President

                                  Name of Institution:
                                  INTESABCI NEW YORK BRANCH

                                  by  /s/ Charles Dougherty
                                     -------------------------
                                     Name:  Charles Dougherty
                                     Title: Vice President

                                  by  /s/ J. Dickerhof
                                     -------------------------
                                     Name:  J. Dickerhof
                                     Title: Vice President

                                  Name of Institution:
                                  KZH SOLEIL LLC

                                  by  /s/ Susan Lee
                                     -------------------------
                                     Name:  Susan Lee
                                     Title: Authorized Agent

                                  Name of Institution:
                                  KZH SOLEIL-2 LLC

                                  by  /s/ Susan Lee
                                     -------------------------
                                     Name:  Susan Lee
                                     Title: Authorized Agent

                                  Name of Institution:
                                  THE MAINSTAY FUNDS (MACKAY SHIELDS LLC)
                                  on behalf of its High Yield Corporate Bond
                                  Fund Series by Mackay Shields LLC,
                                  its Investment Advisor

                                  by  /s/ Richard A. Nisi
                                     -------------------------
                                     Name:  Richard A. Nisi
                                     Title: General Counsel

                                  Name of Institution:
                                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                                  by: David L.Babson & Company Inc.
                                  as Investment Advisor

                                  by  /s/ Mary Ann McCarthy
                                     -------------------------
                                     Name:  Mary Ann McCarthy
                                     Title: Managing Director

                                  Name of Institution:
                                  MERRILL LYNCH, PIERCE, FENNER &  SMITH
                                  INCORPORATED

                                  by  /s/ Meredith LipSher
                                     -------------------------
                                     Name:  Meredith LipSher
                                     Title: GMI Debt Markets Counsel

                                  Name of Institution:
                                  MIZUHO CORPORATE BANK, LTD.

                                  by  /s/ Akihiko Mabuchi
                                     -------------------------
                                     Name:  Akihiko Mabuchi
                                     Title: Senior Vice President

                                  Name of Institution:
                                  MOORE CAPITAL MANAGEMENT INC.

                                  by  /s/ Anthony Gallagher
                                     -------------------------
                                     Name:  Anthony Gallagher
                                     Title: Director of Operations

                                  Name of Institution:
                                  NORDEA BANK FINLAND PLC

                                  by  /s/ Ulf Forsstein
                                     -------------------------
                                     Name:  Ulf Forsstein
                                     Title: Vice President

                                  by  /s/ Thomas P. Hickey
                                     -------------------------
                                     Name:  Thomas P. Hickey
                                     Title: Vice President

                                  Name of Institution:
                                  NORTHERN TRUST COMPANY

                                  by  /s/ Barbara B. Tuszynska
                                     -------------------------
                                     Name:  Barbara B. Tuszynska
                                     Title: Senior Vice President

                                  Name of Institution:
                                  NORTHWOODS CAPITAL, LIMITED by:
                                  Angelo Gordon & Co., L.P., as
                                  Collateral Manager

                                  by  /s/ John W. Fraser
                                     -------------------------
                                     Name:  John W. Fraser
                                     Title: Managing Director

                                  Name of Institution:
                                  NORTHWOODS CAPITAL II, LIMITED by:
                                  Angelo Gordon & Co., L.P., as
                                  Collateral Manager

                                  by  /s/ John W. Fraser
                                     -------------------------
                                     Name:  John W. Fraser
                                     Title: Managing Director

                                  Name of Institution:
                                  NORTHWOODS CAPITAL III, LIMITED
                                  by: Angelo Gordon & Co., L.P., as
                                  Collateral Manager

                                  by  /s/ John W. Fraser
                                     -------------------------
                                     Name:  John W. Frase
                                     Title: Managing Director

                                  Name of Institution:
                                  OXFORD STRATEGIC INCOME FUND by
                                  Eaton Vance Managment as
                                  Investment Advisor

                                  by  /s/ Payson Swaffield
                                     -------------------------
                                     Name:  Payson Swaffield
                                     Title: Vice President

                                  Name of Institution:
                                  PROTECTIVE LIFE INSURANCE COMPANY

                                  by  /s/ Richard J. Bielen
                                     -------------------------
                                     Name:  Richard J. Bielen
                                     Title: Senior Vice President, CIO,
                                            Treasurer

                                  Name of Institution:
                                  ROYAL BANK OF CANADA

                                  by  /s/ Raymond Chang
                                     -------------------------
                                     Name:  Raymond Chang
                                     Title: Vice President

                                  Name of Institution:
                                  SANPAOLO IMI, S.P.A.

                                  by  /s/ Carlo Persico
                                     -------------------------
                                     Name:  Carlo Persico
                                     Title: General Manager

                                   by  /s/ Luca Sacchi
                                      -------------------------
                                      Name:  Luca Sacchi
                                      Title: Vice President

                                   Name of Institution:
                                   SENIOR DEBT PORTFOLIO by Boston
                                   Management and Research as
                                   Investment Advisor

                                   by  /s/ Payson F. Swaffield
                                      -------------------------
                                      Name:  Payson F. Swaffield
                                      Title: Vice President

                                   Name of Institution:
                                   SUMITOMO MITSUI BANKING CORPORATION

                                   by  /s/ John C. Kissinger
                                      -------------------------
                                      Name:  John C. Kissinger
                                      Title: General Manager

                                   Name of Institution:
                                   SUNAMERICA LIFE INSURANCE COMPANY

                                   by  /s/ John G. Lapham, III
                                      -------------------------
                                      Name:  John G. Lapham, III
                                      Title: Authorized Agent

                                   Name of Institution:
                                   SUNTRUST BANK

                                   by  /s/ Maria Mamilovich
                                      -------------------------
                                      Name:  Maria Mamilovich
                                      Title: Director

                                   Name of Institution:
                                   UBS AG, STAMFORD BRANCH

                                   by  /s/ Jennifer L. Poccia
                                      -------------------------
                                      Name:  Jennifer L. Poccia
                                      Title: Associate Director

                                   by  /s/ Anthony N. Joseph
                                      -------------------------
                                      Name:  Anthony N. Joseph
                                      Title: Associate Director


                                   JPMORGAN CHASE BANK, individually
                                   and as Administrative Agent,

                                   by  /s/ Charles O. Freedgood
                                      -------------------------
                                      Name:  Charles O. Freedgood
                                      Title: Managing Director

                                                             EXECUTION COPY

                                                                  EXHIBIT A
                                                    to Amended and Restated
                                                     Credit Agreement dated
                                                       as of August 5, 2002








                                CREDIT AGREEMENT





                          Dated as of February 4, 1997
                 As Amended and Restated as of August 5, 2002



                                     Among

                        CROWN CORK & SEAL COMPANY, INC.,


                  THE SUBSIDIARY BORROWERS REFERRED TO HEREIN,


                        THE LENDERS REFERRED TO HEREIN,

                                      And

                              JPMORGAN CHASE BANK
                   (formerly known as THE CHASE MANHATTAN BANK)
                            as Administrative Agent

                              -------------------

                           JPMORGAN SECURITIES INC.,
                        as Lead Arranger and Bookrunner




================================================================================
                                                            [CSM Ref. 6701-124]

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                                   ARTICLE I

                                  Definitions
                                  -----------


SECTION 1.01.  Defined Terms...................................................1
SECTION 1.02.  Classification of Loans and Borrowings.........................36
SECTION 1.03.  Terms Generally................................................36

                                   ARTICLE II

                                  The Credits
                                  -----------

SECTION 2.01.  Credit Commitments.............................................37
SECTION 2.02.  Procedure for Borrowing; Assigned Dollar Values................39
SECTION 2.03.  Conversion and Continuation Options for Loans..................41
SECTION 2.04.  Swingline Loans................................................42
SECTION 2.05.  Prepayments of Loans...........................................45
SECTION 2.06.  Letters of Credit..............................................47
SECTION 2.07.  [Reserved].....................................................52
SECTION 2.08.  Repayment of Loans; Evidence of Debt...........................52
SECTION 2.09.  Interest Rates and Payment Dates...............................54
SECTION 2.10.  Computation of Interest........................................55
SECTION 2.11.  Fees...........................................................55
SECTION 2.12.  Termination, Reduction or Adjustment of Commitments............57
SECTION 2.13.  Inability to Determine Interest Rate; Unavailability of Deposits;
                 Inadequacy of Interest Rate..................................58
SECTION 2.14.  Pro Rata Treatment and Payments................................62
SECTION 2.15.  Illegality.....................................................64
SECTION 2.16.  Requirements of Law............................................65
SECTION 2.17.  Taxes..........................................................66
SECTION 2.18.  Indemnity......................................................69
SECTION 2.19.  Change of Lending Office.......................................70
SECTION 2.20.  Sharing of Setoffs.............................................70
SECTION 2.21.  Assignment of Commitments Under Certain Circumstances..........71

                                 ARTICLE III

Representations and Warranties................................................72
------------------------------
SECTION 3.01.  Organization, etc..............................................72
SECTION 3.02.  Due Authorization, Non-Contravention, etc......................72
SECTION 3.03.  Government Approval, Regulation, etc...........................73

SECTION 3.04.  Validity, etc..................................................73
SECTION 3.05.  Financial Information..........................................73
SECTION 3.06.  No Material Adverse Change.....................................74
SECTION 3.07.  Litigation.....................................................74
SECTION 3.08.  Compliance with Laws and Agreements............................74
SECTION 3.09.  Subsidiaries...................................................74
SECTION 3.10.  Ownership of Properties........................................75
SECTION 3.11.  Taxes..........................................................75
SECTION 3.12.  Pension and Welfare Plans......................................75
SECTION 3.13.  Environmental Warranties.......................................75
SECTION 3.14.  Regulations U and X............................................77
SECTION 3.15.  Disclosure; Accuracy of Information............................77
SECTION 3.16.  Insurance......................................................77
SECTION 3.17.  Labor Matters..................................................77
SECTION 3.18.  Solvency.......................................................78
SECTION 3.19.  Security Documents.............................................78

                                           ARTICLE IV

Conditions....................................................................80
----------
SECTION 4.01.  Effective Date.................................................80
SECTION 4.02.  Conditions to Each Credit Event................................83

                                      ARTICLE V

Affirmative Covenants.........................................................85
---------------------
SECTION 5.01.  Financial Information, Reports, Notices, etc...................85
SECTION 5.02.  Compliance with Laws, etc......................................88
SECTION 5.03.  Maintenance of Properties......................................88
SECTION 5.04.  Insurance......................................................88
SECTION 5.05.  Books and Records..............................................89
SECTION 5.06.  Environmental Covenant.........................................89
SECTION 5.07.  Information Regarding Collateral...............................90
SECTION 5.08.  Existence; Conduct of Business.................................91
SECTION 5.09.  Payment of Obligations.........................................91
SECTION 5.10.  Casualty and Condemnation......................................91
SECTION 5.11.  Additional Subsidiaries; Holding Company Reorganization........91
SECTION 5.12.  Further Assurances.............................................93
SECTION 5.13.  Use of Proceeds................................................94
SECTION 5.14.     Release of Collateral.......................................94

                                       ARTICLE VI

Negative Covenants............................................................95
------------------
SECTION 6.01.  Indebtedness; Certain Equity Securities........................95
SECTION 6.02.  Liens..........................................................97
SECTION 6.03.  Fundamental Changes............................................98
SECTION 6.04.  Investments, Loans, Advances, Guarantees and Acquisitions......99
SECTION 6.05.  Asset Sales...................................................101

SECTION 6.06.  Sale and Leaseback Transactions...............................102
SECTION 6.07.  Hedging Agreements............................................102
SECTION 6.08.  Restricted Payments; Certain Payments of Indebtedness.........102
SECTION 6.09.  Transactions with Affiliates..................................103
SECTION 6.10.  Restrictive Agreements........................................104
SECTION 6.11.  Amendment of Material Documents...............................104
SECTION 6.12.  Interest Expense Coverage Ratio...............................105
SECTION 6.13.  Leverage Ratio................................................105
SECTION 6.14.  Asbestos Payments.............................................105
SECTION 6.15.  Debt Repayment Funds..........................................105

                                       ARTICLE VII

Events of Default............................................................106
-----------------
SECTION 7.01.  Listing of Events of Default..................................106
SECTION 7.02.  Action if Bankruptcy..........................................109
SECTION 7.03.  Action if Other Event of Default..............................110
SECTION 7.04.  Action if Event of Termination................................110

                                          ARTICLE VIII

The Agents...................................................................110
----------

                                            ARTICLE IX

Guarantee....................................................................113
---------
SECTION 9.01.  Guarantee.....................................................113
SECTION 9.02.  Amendments, etc., with respect to the Subsidiary Borrower
                  Obligations................................................113
SECTION 9.03.  Guarantee Absolute and Unconditional..........................114
SECTION 9.04.  Reinstatement.................................................115
SECTION 9.05.  Payments......................................................116
SECTION 9.06.  Independent Obligations.......................................116

                                          ARTICLE X

Miscellaneous................................................................116
-------------
SECTION 10.01.  Notices......................................................116
SECTION 10.02.  Survival of Agreement........................................118
SECTION 10.03.  Binding Effect...............................................118
SECTION 10.04.  Successors and Assigns.......................................118
SECTION 10.05.  Expenses; Indemnity..........................................123
SECTION 10.06.  Right of Setoff..............................................126
SECTION 10.07.  Applicable Law...............................................126
SECTION 10.08.  Waivers; Amendment...........................................126
SECTION 10.09.  Interest Rate................................................128
SECTION 10.10.  Entire Agreement.............................................129
SECTION 10.11.  WAIVER OF JURY TRIAL.........................................129
SECTION 10.12.  Severability.................................................129
SECTION 10.13.  Counterparts.................................................130
SECTION 10.14.  Headings.....................................................130

SECTION 10.15.  Jurisdiction; Consent to Service of Process..................130
SECTION 10.16.  Judgments Relating to Subsidiary Borrowers...................131
SECTION 10.17.  Confidentiality..............................................132
SECTION 10.18.  Joint Liability of French Borrowers..........................133


EXHIBIT A.........  Form of Administrative Questionnaire
EXHIBIT B.........  Form of Assignment and Acceptance
EXHIBIT C.........  Form of Collateral Sharing Agreement
EXHIBIT D.........  Form of Compliance Certificate
EXHIBIT E.........  Form of Indemnity, Subrogation and Contribution Agreement
EXHIBIT F.........  Calculation of MLA Costs
EXHIBIT G.........  Form of Note
EXHIBIT H.........  Form of Subsidiary Borrower Closing Certificate
EXHIBIT I.........  Form of Subsidiary Borrower Notice and Designation
EXHIBIT J.........  Form of U.S. Guarantee Agreement
EXHIBIT K.........  Form of U.S. Pledge Agreement
EXHIBIT L.........  Form of U.S. Security Agreement
EXHIBIT M.........  Form of Opinion of Dechert
EXHIBIT O.........  Form of Opinion of Holters & Elsing
EXHIBIT P.........  Form of French Solvency Certificate
EXHIBIT Q.........  Form of Auditors' Certificate

SCHEDULE 1.01(a)..  Mortgaged Properties
SCHEDULE 1.01(b)..  Subsidiary Borrowers
SCHEDULE 1.01(c)..  Existing Letters of Credit
SCHEDULE 2.01.....  Lenders and Commitments
SCHEDULE 3.09.....  Subsidiaries
SCHEDULE 3.19(a)..  Required Actions-Foreign Stock Pledges
SCHEDULE 3.19(b)..  Required Actions-Foreign Collateral
SCHEDULE 3.19(d)..  Mortgage Filing Offices
SCHEDULE 6.01  ...  Indebtedness
SCHEDULE 6.02.....  Existing Liens
SCHEDULE 6.04.....  Existing Investments
SCHEDULE 6.05.....  Permitted Divestitures
SCHEDULE 6.10.....  Existing Restrictions

               CREDIT AGREEMENT dated as of February 4, 1997, as amended and restated as of August 5, 2002, among CROWN CORK & SEAL COMPANY, INC., a Pennsylvania corporation ("CCSC"); each of the Subsidiary
                                                  ----
               Borrowers referred to herein (the Subsidiary Borrowers and CCSC being collectively called the "Borrowers"); the financial
                                                   ---------
               institutions  listed on  Schedule  2.01 (the  "Lenders");  and JP
                                                              -------
               MORGAN CHASE BANK (formerly known as THE CHASE MANHATTAN BANK), a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders.
                              --------------------

     The parties hereto previously amended and restated the terms and provisions of the Revolving Credit and Competitive Advance Facility Agreement dated as of February 4, 1997 (the "Original Credit Agreement"), among CCSC, certain of the
                       --------------------------
Subsidiary Borrowers,  the existing lenders thereunder (the "Existing Lenders"),
                                                             ----------------
the Administrative Agent, Societe Generale, as Documentation Agent, and Bank of America Illinois, as Syndication Agent, pursuant to an amendment and restatement of the Original Credit Agreement as of March 2, 2001 (the "Original Restated
                                                              ------------------
Credit Agreement"),  and the Original Restated Credit Agreement was subsequently
----------------
amended and restated as of  February 4, 2002  (the "Existing Credit Agreement").
                                               ------------------------------


     The parties hereto now desire to amend and restate the Existing Credit Agreement in the form hereof. Accordingly, the parties hereto agree as follows:



                                   ARTICLE I

                                  Definitions
                                  -----------


     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms
                   -------------
shall have the meanings specified below:

     "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.
      -------------

     "ABR Loan" shall mean any Loan  denominated in Dollars and bearing interest
      --------
at the Alternate Base Rate in accordance with the provisions of Article II.

     "Adjusted LIBO Rate" means, with respect to any Eurocurrency  Borrowing for
      ------------------
any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "Administrative  Questionnaire" shall mean an Administrative  Questionnaire
      -----------------------------
in the form of Exhibit A.

     "Affiliate"  of any  Person  means  any other  Person  which,  directly  or
      ---------
indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

          (a) to vote 25% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

          (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise;

provided,  however, that notwithstanding the foregoing,  for purposes of Section
--------   -------
10.04, an "Affiliate" shall be a Person engaged in the business of banking or buying or investing in loans who is controlled by, or under common control with, a Lender.

          "Agent  Fees" shall have the meaning  assigned to such term in Section
           -----------
     2.11(c).

          "Agents" means the Administrative Agent and the Collateral Agent.
           ------

          "Aggregate  Tranche  A  Revolving  Credit  Exposure"  shall  mean  the
           --------------------------------------------------
     aggregate amount of the Tranche A Lenders' Tranche A Revolving Credit Exposures.

          "Aggregate  Tranche  B  Revolving  Credit  Exposure"  shall  mean  the
           --------------------------------------------------
     aggregate amount of the Tranche B Revolving Lenders' Tranche B Revolving Credit Exposures.

          "Agreement  Currency" shall have the meaning  assigned to such term in
           -------------------
     Section 10.16(b).

          "Alternate  Base  Rate"  shall  mean,  for any day,  a rate per  annum
           ---------------------
     (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Alternative  Committed  Currencies"  shall  mean Euro  (which,  until
           ----------------------------------
     December 31, 2001, may be expressed using the denominations "French Francs" or "Deutschmarks") and British Pounds Sterling.

          "Alternative  Committed  Currency  Borrowing"  shall mean a  Borrowing
           -------------------------------------------
     comprised in whole or in part of Alternative Committed Currency Loans.

          "Alternative  Committed Currency  Equivalent" shall mean, with respect
           -------------------------------------------
     to an amount in Dollars on any date in relation to a specified Alternative Committed Currency, the amount of such specified Alternative Committed Currency that may be purchased with such amount of Dollars at the Spot Exchange Rate with respect to such Alternative Committed Currency on such date.

          "Alternative  Committed  Currency  Loan" shall mean any Revolving Loan
           --------------------------------------
     denominated in an Alternative Committed Currency.

          "Amendment  and  Restatement   Agreement"   means  the  Amendment  and
           ---------------------------------------
     Restatement Agreement dated as of August 5, 2002 among the Borrowers, the Lenders and the Administrative Agent, relating to this Agreement.

          "Amendment  and  Restatement  Effective  Date"  shall mean the date on
           --------------------------------------------
     which  the  conditions   specified  in  Section  5  of  the  Amendment  and
     Restatement Agreement are satisfied or waived.

          "Another  Currency"  shall have the  meaning  assigned to such term in
           -----------------
     Section 2.13(a).

          "Applicable  Creditor" shall have the meaning assigned to such term in
           --------------------
     Section 10.16(b).

          "Applicable  Currency" shall have the meaning assigned to such term in
           --------------------
     Section 2.13(a).

          "Asbestos  Payment"  means  any cash  payment  actually  made by or on
           -----------------
     behalf of CCSC or any Subsidiary in respect of any liability related to asbestos or any claim, action or proceeding related to asbestos (including any settlement of any thereof and excluding any payments relating to the defense or administration of asbestos-related claims, including, without limitation, the fees of counsel, consultants and experts).

          "Assigned  Dollar Value" shall have the meaning  assigned to such term
           ----------------------
     in Section 2.02(c).

          "Assignment  and  Acceptance"  shall mean an assignment and acceptance
           ---------------------------
     entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

          "Authorized  Officer" shall mean,  with respect to CCSC,  those of its
           -------------------
     officers whose signature and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 4.01(d) or any successor thereto.

          "Available Tranche A Revolving Credit Commitment" shall mean as to any
           -----------------------------------------------
     Tranche A Revolving Lender, at any time of determination, an amount equal to such Tranche A Revolving Lender's Tranche A Revolving Credit Commitment at such time minus such Tranche A Revolving Lender's Tranche A Revolving Credit Exposure at such time.

          "Available Tranche B Revolving Credit Commitment" shall mean as to any
           -----------------------------------------------
     Tranche B Revolving Lender, at any time of determination, an amount equal to such Tranche B Revolving Lender's Tranche B Revolving Credit Commitment at such time minus such Tranche B Revolving Lender's Tranche B Revolving Credit Exposure at such time.

          "Board"  shall  mean the Board of  Governors  of the  Federal  Reserve
           -----
     System of the United States.

          "Borrowing" shall mean a Loan or group of Loans to one Borrower of the
           ---------
     same Class and Type and denominated in a single currency (except as provided in Section 2.13(b)) made (including through a conversion or continuation) by the applicable Lenders on a single date and as to which a single Interest Period is in effect.

          "Borrowing  Date" shall mean any  Business  Day  specified in a notice
           ---------------
     pursuant to Section 2.02 or 2.04 as a date on which the relevant Borrower requests Loans to be made hereunder.

          "Borrowing  Request"  shall have the meaning  assigned to such term in
           ------------------
     Section 2.02(a).

          "British  Pounds  Sterling"  shall  mean  lawful  money of the  United
           -------------------------
     Kingdom.

          "Business Day" shall mean a day other than a Saturday, Sunday or other
           ------------
     day on which commercial banks in New York, New York are authorized or required by law to close, except that (i) when used in connection with a Eurocurrency Loan or an Alternative Committed Currency Loan, "Business Day" also shall exclude any day on which dealings in foreign currencies and exchange between banks may not be carried on in London, England, or New York, New York or, in the case of an Alternative Committed Currency Loan denominated in Euro, the place designated by the Administrative Agent from time to time as the place for payments in Euro and (ii) when used in connection with the payment or purchase of any amount denominated in an Alternative Committed Currency, "Business Day" also shall exclude any day on which dealings in foreign currencies and exchange may not be carried on between banks located in Frankfurt, Germany or, in the case of Loans denominated in French Francs or made by a Lender domiciled in Paris, France.

          "Capital  Lease  Obligations"  shall mean all monetary  obligations of
           ---------------------------
     CCSC and its Subsidiaries under any leasing or similar arrangement conveying the right to use real or personal property, or a combination thereof, which, in accordance with GAAP, would be classified and accounted for as capital leases, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date on which such lease may be terminated by the lessee without payment of a penalty.

          "CERCLA"  shall  mean  the   Comprehensive   Environmental   Response,
           ------
     Compensation, and Liability Act of 1980, as amended.

          "CERCLIS"  shall  mean  the  Comprehensive   Environmental   Response,
           -------
     Compensation and Liability Information System List.


          "Change in  Control"  shall  mean (a) the  acquisition  of  ownership,
           ------------------
     directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Effective Date) of Equity Interests representing more than 50% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in CCSC; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of CCSC by Persons who were neither (i) nominated by the board of directors of CCSC nor (ii) appointed by directors so nominated. A corporate reorganization of CCSC that results in CCSC becoming a wholly owned subsidiary of a holding company, the outstanding Equity Interests of which are held by the same holders (in substantially the same proportions) as are holders of the Equity Interests of CCSC immediately prior to such corporate reorganization, shall not constitute a "Change in Control" (provided that the directors of such holding company, immediately after giving effect to such corporate reorganization, were either (i) nominated, appointed or approved by the board of directors of CCSC or (ii) appointed by directors so nominated); but after giving effect to any such corporate reorganization, references in the preceding sentences of this definition to "CCSC" shall be deemed to refer to such holding company for purposes of determining whether a "Change in Control" has occurred and, in addition, the failure by CCSC thereafter to remain a wholly owned subsidiary of such holding company also shall constitute a "Change in Control".

          "Charges"  shall  have the  meaning  assigned  to such term in Section
           -------
     10.09.

          "Class"  when used in reference  to any Loan or  Borrowing,  refers to
           -----
     whether such Loan, or the Loans comprising such Borrowing, are Tranche A Revolving Loans, Tranche B Revolving Loans, Term Loans or Swingline Loans, and when used in reference to any Commitment, refers to whether such Commitment is a Tranche A Revolving Credit Commitment, a Tranche B Revolving Credit Commitment or Term Commitment, and when used in reference to any Lender, refers to whether such Lender is a Tranche A Revolving Lender, a Tranche B Revolving Lender or a Term Lender.


          "Code" shall mean the Internal  Revenue Code of 1986,  as amended from
           ----
     time to time.

          "Collateral"  means  any  and  all  "Collateral",  as  defined  in any
           ----------
     applicable Security Document.

          "Collateral  Agent"  means  JPMorgan  Chase  Bank, in its  capacity as
           -----------------
     collateral agent for the Secured Parties under the U.S. Security Documents, and each entity the Collateral Agent shall designate to fulfill the corresponding role under the Foreign Security Documents.

          "Collateral Sharing Agreement" means the Collateral Sharing Agreement,
           ----------------------------
     substantially in the form of Exhibit C, between CCSC and the Collateral Agent for the benefit of the Secured Parties.

          "Commitment"  means a Revolving Credit  Commitment or Term Commitment,
           ----------
     or any combination thereof (as the context requires).

          "Commitment  Percentage" shall mean, (i) with respect to any Tranche A
           ----------------------
     Revolving  Lender  at any  time,  the  percentage  of the  Total  Tranche A
     Revolving  Credit  Commitment   represented  by  such  Lender's  Tranche  A
     Revolving  Credit  Commitment  and  (ii)  with  respect  to any  Tranche  B
     Revolving  Lender  at any  time,  the  percentage  of the  Total  Tranche B
     Revolving  Credit  Commitment   represented  by  such  Lender's  Tranche  B
     Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Commitment Percentage shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

          "Compliance  Certificate"  shall  mean a  certificate  of a  Financial
           -----------------------
     Officer of CCSC substantially in the form of Exhibit D.

          "Consolidated  EBITDA" means, for any period,  Consolidated Net Income
           --------------------
     for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Net Interest Expense for such period, (ii) consolidated income, franchise, personal property and other tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) charges for financial statement asbestos reserve increases, (v) any Non-Cash Charges for such period and (vi) for any period that includes the fiscal quarter ended December 31, 2000, the non-cash bad debts-related charges for such quarter in the approximate amount of $35,000,000 (pre-tax), and minus
     (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period and any gains realized in connection with the sale of any material assets outside the ordinary course of business during such period, all determined on a consolidated basis in accordance with GAAP.

          "Consolidated  Net Income"  means,  for any period,  the net income or
           ------------------------
     loss of CCSC and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with CCSC or any Subsidiary or the date that such Person's assets are acquired by CCSC or any Subsidiary.

          "Consolidated Net Interest Expense" means, for any period, (a) the sum
           ---------------------------------
     of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of CCSC and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) any interest accrued during such period in respect of Indebtedness of CCSC or any of its Subsidiaries that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, minus (b) the amount of interest income received by CCSC and its Subsidiaries for such period.

          "Control"  shall mean the possession,  directly or indirectly,  of the
           -------
     power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "controlling" and "controlled" shall have meanings correlative thereto.

          "Controlled  Group"  shall mean all members of a  controlled  group of
           -----------------
     corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with CCSC, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

          "Credit Event" shall have the meaning assigned to such term in Section
           ------------
     4.02.

          "Currency   Equivalent"  shall  mean  the  Dollar  Equivalent  or  the
           ---------------------
     Alternative Committed Currency Equivalent, as the case may be, of the Applicable Currency.

          "Default"  shall mean any Event of Default,  any Event of  Termination
           -------
     and any event or condition which upon notice, lapse of time or both would constitute an Event of Default or Event of Termination.

          "Denomination  Date"  shall  mean,  in  relation  to  any  Alternative
           ------------------
     Committed Currency Borrowing, the date that is three Business Days before the date such Borrowing is made.

          "Dollar  Equivalent"  shall  mean,  with  respect  to an amount of any
           ------------------
     Alternative Committed Currency on any date, the amount of Dollars that may be purchased with such amount of the Alternative Committed Currency at the Spot Exchange Rate with respect to the Alternative Committed Currency on such date.

          "Dollars"  or "$" shall  mean  lawful  money of the  United  States of
           -------
     America.

          "Domestic  Subsidiary" shall mean any Subsidiary of CCSC that is not a
           --------------------
     Foreign Subsidiary.

          "Effective  Date" means the date on which the conditions  specified in
           ---------------
     Section 4.01 are satisfied (or waived in accordance with Section 10.08).

          "Environment"  shall mean ambient air,  surface water and  groundwater
           -----------
     (including potable water, navigable water and wetlands), the land surface or subsurface strata, or as otherwise defined in any Environmental Law.

          "Environmental  Claim" shall mean any written accusation,  allegation,
           --------------------
     notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any other Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the Environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases);
     (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

          "Environmental Laws" shall mean any and all applicable treaties,  laws
           ------------------
     (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the management, Release or threatened Release of, or exposure to, any Hazardous Material or to health and safety matters.

          "Environmental  Liability"  shall mean any  liability,  contingent  or
           ------------------------
     otherwise (including, but not limited to, any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of CCSC or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials,
     (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangements pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Environmental  Permit"  means any  permit,  approval,  authorization,
           ---------------------
     certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

          "Equity   Interests"  means  shares  of  capital  stock,   partnership
           ------------------
     interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

          "ERISA"  shall mean the  Employee  Retirement  Income  Security Act of
           -----
     1974, as the same may be amended from time to time.

          "ERISA  Affiliate"  shall mean any trade or  business  (whether or not
           ----------------
     incorporated) that, together with CCSC, is treated as a single employer under Section 414 of the Code.

          "Eurocurrency   Borrowing"   shall  mean  a  Borrowing   comprised  of
           ------------------------
     Eurocurrency Loans.

          "Eurocurrency  Loan"  shall mean any Loan  bearing  interest at a rate
           ------------------
     determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

          "Eurocurrency  Revolving  Credit  Borrowing"  shall  mean a  Revolving
           ------------------------------------------
     Credit Borrowing comprised of Eurocurrency Loans.

          "Event of  Default"  shall have the  meaning  assigned to such term in
           -----------------
     Section 7.01.

          "Event of Termination" shall have the meaning assigned to such term in
           --------------------
     Section 7.01.


          "Existing  Credit  Agreement"  has the  meaning  assigned to it in the
           ---------------------------
     preliminary statement in this Agreemnt.

          "Existing  Letters  of  Credit"  shall  mean  the  letters  of  credit
           -----------------------------
     identified on Schedule 1.01(c).

          "Extended  Term Lender"  means a Lender with an  outstanding  Extended
           ---------------------
     Term Loan, in its capacity as such.

          "Extended  Term Loan" means a Term Loan the maturity of which has been
           -------------------
     extended to the Extended Term Loan Maturity Date pursuant to the Amendment and Restatement Agreement.

          "Extended Term Loan Maturity Date" means December 16, 2002.
           --------------------------------

          "Facility Fee" shall have the meaning assigned to such term in Section
           ------------
     2.11(a).

          "Federal Funds  Effective  Rate" shall mean, for any day, the weighted
           ------------------------------
     average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Letter" shall mean the Fee Letter dated  January 23, 2001,  among
           ----------
     CCSC,  JPMorgan Chase Bank  and J.P.  Morgan Securities Inc.

          "Fees" shall mean the Facility Fees, the LC Fees and the Agent Fees.
           ----

          "Financial  Officer" of any  corporation,  partnership or other entity
           ------------------
     shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation, partnership or other entity.

          "Fiscal Quarter" shall mean any quarter of a Fiscal Year.
           --------------

          "Fiscal  Year"  shall mean any period of twelve  consecutive  calendar
           ------------
     months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "1994 Fiscal Year") refer to the Fiscal Year ending on December 31 occurring during such calendar year.

          "Foreign  Guarantee  Agreements"  shall  mean  one or  more  guarantee
           ------------------------------
     agreements guaranteeing Foreign Obligations described therein, with terms substantially similar to the U.S. Guarantee Agreement and such other terms as shall be reasonably determined by the Administrative Agent, to be made by Foreign Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.

          "Foreign Loan Parties"  means (a) each  Subsidiary  Borrower that is a
           --------------------
     Foreign Subsidiary, (b) each other Subsidiary identified as a Loan Party on
     Schedule 3.09 that is organized under the laws of the United Kingdom, France, Germany or any political subdivision of any of the foregoing and
     (c) each other Foreign Subsidiary designated by CCSC as a Foreign Loan Party provided that such Foreign Subsidiary shall have complied with the provisions of Section 5.11.

          "Foreign   Obligations"   has  the   meaning   assigned  to  the  term
           ---------------------
     "Obligations" or the term corresponding thereto in each Foreign Security Agreement.

          "Foreign Pledge  Agreements"  shall mean one or more pledge agreements
           --------------------------
     securing Obligations described therein, with terms substantially similar to the U.S. Pledge Agreement and such other terms as shall be reasonably determined by the Collateral Agent, among certain Loan Parties (including certain Foreign Loan Parties and U.S. Loan Parties which own Equity Interests in Subsidiaries organized under the laws of France, Germany or any political subdivision of any of the foregoing) and the Collateral Agent for the benefit of the Secured Parties.

          "Foreign  Security   Agreements"  shall  mean  one  or  more  security
           ------------------------------
     agreements securing Foreign Obligations described therein with terms substantially similar to the U.S. Security Agreement and such other terms as shall be reasonably determined by the Collateral Agent, among certain Foreign Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

          "Foreign   Security   Documents"   shall  mean  the  Foreign  Security
           ------------------------------
     Agreements, the Foreign Pledge Agreements and each other security agreement or other instrument or document executed and delivered pursuant to Section
     5.11 or 5.12 to secure any of the Foreign Obligations. The Foreign Security Documents shall also include the French Delegations of Dividends.

          "Foreign  Subsidiary"  shall  mean  any  Subsidiary  of  CCSC  that is
           -------------------
     organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

          "French  Borrower" shall mean a Subsidiary  Borrower that is organized
           ----------------
     under the laws of France.

          "French Delegations of Dividends" shall mean, with respect to a French
           -------------------------------
     Borrower, the delegations of dividends ("delegations de dividendes") pertaining to dividends to be received by such French Borrower from all Subsidiaries organized under the laws of France in which it holds Equity Interests, if any, in favor of the Collateral Agent.

          "French  Holding  Companies"  shall  mean  Crown   Developpement  SNC,
           --------------------------
     CarnaudMetalbox SA and Societe de Participations CarnaudMetalbox SA.


          "GAAP" shall mean  generally  accepted  accounting  principles  in the
           ----
     United States applied on a consistent basis.

          "Governmental  Authority"  shall  mean any  Federal,  state,  local or
           -----------------------
     foreign  court  or  governmental  agency,  authority,   instrumentality  or
     regulatory body.

          "Guarantee"  of  or  by  any  Person  (the   "guarantor")   means  any
           ---------
     obligation,  contingent or  otherwise,  of the  guarantor  guaranteeing  or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof (including pursuant to a "synthetic lease"), (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of the obligation under any Guarantee shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (including principal, interest and fees) and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of the obligation under such Guarantee shall be such guarantor's maximum reasonably anticipated liability in respect thereof as determined by the guarantor in good faith.

          "Guarantee Agreements" shall mean the Foreign Guarantee Agreements and
           --------------------
     the U.S. Guarantee Agreement.

          "Hazardous   Materials"   shall  mean  all  explosive  or  radioactive
           ---------------------
     substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging  Agreement"  means any interest  rate  protection  agreement,
           ------------------
     foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Immaterial  Subsidiary"  shall mean any Subsidiary of CCSC designated
           ----------------------
     as such from time to time by CCSC, provided that (i) no Loan Party may be an Immaterial Subsidiary, (ii) the aggregate equity value of all Immaterial Subsidiaries shall not exceed $50,000,000 at any time and (iii) the aggregate Indebtedness of all Immaterial Subsidiaries shall not exceed $100,000,000 at any time.

          "Impermissible  Qualification"  shall mean, relative to the opinion or
           ----------------------------
     certification of any independent public accountant as to any financial statement of CCSC, any qualification or exception to such opinion or certification

               (a) which is of a "going concern" or similar nature;

               (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

               (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause CCSC to be in default of any of its obligations under Section
          6.12 or 6.13.

          "Indebtedness"  of any  Person  means,  without  duplication,  (a) all
           ------------
     obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding obligations to pay salary or benefits under deferred compensation or other benefit programs), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness (excluding prepaid interest thereon) of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances; provided, however, that the term "Indebtedness" shall not include indebtedness incurred by a special purpose, wholly owned Subsidiary of such Person that purchases accounts receivable from such Person and its other Subsidiaries to the extent that such indebtedness is nonrecourse to such Person and each such other Subsidiary and is not required under GAAP to be reflected on the consolidated balance sheet of CCSC. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is directly liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnity,   Subrogation  and   Contribution   Agreement"  means  the
           --------------------------------------------------------
     Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit E, among the U.S. Loan Parties, each Subsidiary Borrower that is a Foreign Subsidiary and the Administrative Agent.

          "Information  Memorandum"  shall  mean  the  Confidential  Information
           -----------------------
     Memorandum dated February 2001 relating to CCSC and the amendment and restatement of the Original Credit Agreement.

          "Insurance  Subsidiary"  shall  mean  Crownway  Insurance  Company,  a
           ---------------------
     Vermont corporation.

          "Intercreditor Agreement" means the Intercreditor Agreement,  dated as
           -----------------------
     of March 2, 2001, among Citibank, N.A., as Program Agent, CCSC, Crown Cork & Seal Receivables (DE) Corporation, Crown Cork & Seal Company (USA), Inc., Constar, Inc., Risdon-AMS (USA), Inc., Zeller Plastik, Inc., and the Administrative Agent, as Bank Agent.

          "Interest Payment Date" shall mean, with respect to any Loan, the last
           ---------------------
     day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, (a) each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, (b) the date of any refinancing of such Borrowing with a Borrowing of a different Type.

          "Interest Period" shall mean (a) as to any Eurocurrency Borrowing, the
           ---------------
     period  commencing  on the date of such  Borrowing  (including  any date on which such Borrowing shall have been converted from a Borrowing of a different Type) or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on (i) in the case of a Weekly Eurocurrency Borrowing, the corresponding day of the week that is 1, 2 or 3 weeks thereafter, as the relevant Borrower may elect, or (ii) in the case of any other Eurocurrency Borrowing the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the relevant Borrower may elect, or (b) as to any ABR Borrowing (other than a Swingline Borrowing), the period commencing on the date of such Borrowing (including any date on which such Borrowing shall have been converted from a Borrowing of a different Type) or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Revolving Credit Maturity Date and (iii) the date such Borrowing is prepaid in accordance with Section 2.05 or converted in accordance with Section
     2.03 and (c) as to any Swingline Loan, a period commencing on the date of such Loan and ending on the earliest of (i) the fifth Business Day thereafter, (ii) the Revolving Credit Maturity Date and (iii) the date such Loan is prepaid in accordance with Section 2.05; provided, however, that if
                                                      --------  -------
     any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          "Issuing  Bank"  means  JPMorgan  Chase Bank,  in its  capacity as the
           -------------
     issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i); provided that, when used with respect to each of the Existing Letters of Credit, the term "Issuing Bank" shall refer to the issuing bank in respect of such Existing Letter of Credit identified in Schedule 1.01(c); provided further that such issuing banks in respect of
                          ----------------
     the Existing Letters of Credit shall not be required to issue any additional Letters of Credit hereunder. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "Judgment  Currency"  shall have the meaning  assigned to such term in
           ------------------
     Section 10.16(b).

          "LC Disbursement" means a payment made by the Issuing Bank pursuant to
           ---------------
     a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn
           -----------
     amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Tranche A Revolving Lender at any time shall be its Commitment Percentage of the total LC Exposure at such time.

          "LC Fees"  shall  have the  meaning  assigned  to such term in Section
           -------
     2.11(b).

          "Lender  Affiliate"  means,  (a) with  respect to any  Lender,  (i) an
           -----------------
     Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Letter of Credit" means any letter of credit issued  pursuant to this
           ----------------
     Agreement. As of the Effective Date, each Existing Letter of Credit shall be deemed to constitute a Letter of Credit hereunder, with the same effect as if issued on the Effective Date for the account of CCSC.

          "Leverage   Ratio"  means,  on  any  date,  the  ratio  of  (a)  Total
           ----------------
     Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters of CCSC ended on such date (or, if such date is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter most recently ended prior to such date); provided that for
                                                               --------
     purposes of this definition, if CCSC or any of its Subsidiaries has sold, transferred, leased or otherwise disposed of assets pursuant to Section 6.05(f) during the relevant period for determining Consolidated EBITDA, (x) Consolidated EBITDA for the relevant period shall be calculated after giving pro forma effect thereto, as if any such sale, transfer, lease or other disposition of assets (and any related incurrence, repayment or assumption of Indebtedness, with any new Indebtedness being deemed to be amortized over the relevant period in accordance with its terms) had occurred on the first day of the relevant period for determining Consolidated EBITDA, and (y) Total Indebtedness shall be calculated after giving effect to the application of any Net Cash Proceeds from such sale, transfer, lease or other disposition of assets pursuant to Section 2.05. Any such pro forma calculations may include operating and other expense reductions and other synergistic benefits for such period resulting from any transaction that is being given pro forma effect to the extent that such operating and other expense reductions and other synergistic benefits would be permitted pursuant to Article XI of Regulation S-X under the Securities Act of 1933.


          "LIBO Rate"  shall mean with  respect to any  Eurocurrency  Borrowing,
           ---------
     other than a Weekly Eurocurrency Borrowing, for any Interest Period, the rate appearing on page 3750 of the Dow Jones Market Service (or any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the currency in which such Borrowing is denominated) at approximately 11:00 a.m., London time, on the Quotation Day for the currency in which such Borrowing is denominated, as the rate for deposits in the currency in which such Borrowing is denominated with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurocurrency Borrowings for such Interest
      ---------
     Period shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which deposits of $5,000,000 (or in the case of Eurocurrency Borrowings denominated in an Alternative Committed Currency, deposits with a Dollar Equivalent of $5,000,000) and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on the Quotation Day for the currency in which such Borrowing is denominated prior to the commencement of such Interest Period. "LIBO Rate" shall mean with respect
                                              ---------
     to any Weekly Eurocurrency Borrowing, for any Interest Period applicable to a Weekly Eurocurrency Borrowing, (a) the interest rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the rates at which deposits in the currency in which such Borrowing is denominated approximately equal in principal amount to the Loan of the Administrative Agent, in its capacity as Lender, included in such Weekly Eurocurrency Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market, as of 11:00 a.m., London time, on the Quotation Day for the currency in which such Borrowing is denominated for such Interest Period.

          "Lien" shall mean, with respect to any asset,  (a) any mortgage,  deed
           ----
     of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan Documents" shall mean this Agreement,  each Subsidiary  Borrower
           --------------
     Notice and Designation, the Guarantee Agreements, the Indemnity, Subrogation and Contribution Agreement, the Security Documents and, if requested by a Lender pursuant to Section 2.08(e), each Note.

          "Loan  Parties"  shall  mean the  Borrowers  and the  Subsidiary  Loan
           -------------
     Parties.

          "Loans" shall mean the Revolving  Loans,  the Swingline  Loans and the
           -----
     Term Loans.

          "Material  Adverse  Effect" shall mean a materially  adverse effect on
           -------------------------
     (a) the business, assets, operations or condition (financial or otherwise) of CCSC and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its material obligations under any Loan Document or
     (c) the material rights of or material benefits available to the Lenders under any Loan Document.

          "Material  Indebtedness"  means Indebtedness (other than the Loans and
           ----------------------
     Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of CCSC and its Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of CCSC or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that CCSC or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Maximum Rate" shall have the meaning assigned to such term in Section
           ------------
     10.09.

          "MLA  Cost"  shall  mean  the  cost  imputed  to  the  Lenders  of the
           ---------
     applicable Class in connection with a Borrowing denominated in British Pounds Sterling in compliance with the Mandatory Liquid Asset requirements of the Bank of England during an Interest Period (or part of an Interest Period), expressed as a rate per annum and determined in accordance with Exhibit F.

          "Moody's" shall mean Moody's Investors Service, Inc.
           -------

          "Mortgage" means a mortgage,  deed of trust,  assignment of leases and
           --------
     rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the U.S. Obligations and/or Foreign Obligations, including any amendment thereto. Each Mortgage shall be satisfactory in form and substance to the Collateral Agent.

          "Mortgaged  Property" means,  initially,  each parcel of real property
           -------------------
     and the  improvements  thereto  owned by a Loan  Party  and  identified  on
     Schedule 1.01(a), and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.11 or 5.12.

          "Multicurrency Borrowing" shall have the meaning assigned to such term
           -----------------------
     in Section 2.13(b).

          "Net Cash Proceeds"  means,  with respect to any Prepayment  Event (a)
           -----------------
     the cash proceeds actually received in respect of such Prepayment Event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by CCSC and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by CCSC and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by CCSC and the Subsidiaries, and the amount of any reserves established by CCSC and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding two years and that are directly attributable to such event (as determined reasonably and in good faith by CCSC), provided that any amount by which such reserves are reduced for reasons other than payment of any such contingent liabilities shall be considered "Net Cash Proceeds" upon such reduction. In the case of Net Cash Proceeds denominated in a currency other than Dollars, the amount of such Net Cash Proceeds shall be the Dollar Equivalent thereof.

          "Non-Cash  Charges"  means  charges  that  (a) do not  represent  cash
           -----------------
     payments made or to be made by CCSC or any Subsidiary prior to the Revolving Credit Maturity Date (whether in the period incurred or any future period), including, but not limited to, minority interest net of equity earnings, losses realized upon the sale of any assets outside the ordinary course of business and extraordinary losses, and (b) do not involve the write-down or write-off of any accounts receivable or inventory unless related to an extraordinary item.

          "Non-Extended   Term  Lender"  means  a  Lender  with  an  outstanding
           ---------------------------
     Non-Extended Term Loan, in its capacity as such.

          "Non-Extended  Term  Loan"  means a Term Loan that is not an  Extended
           ------------------------
     Term Loan.

          "Non-Extended Term Loan Maturity Date" means August 4, 2002.
           ------------------------------------

          "Note" shall mean a note substantially in the form of Exhibit G.
           ----

          "Obligations"  shall  mean  the  U.S.   Obligations  and  the  Foreign
           -----------
     Obligations.

          "Organic  Document"  means,  (i)  relative  to each  Person  that is a
           -----------------
     corporation, its charter, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock, (ii) relative to each Person that is a partnership, its partnership agreement and any other similar arrangements applicable to any partnership or other equity interests in the Person and
     (iii) relative to any Person that is any other type of legal entity, such documents as shall be comparable to the foregoing.

          "Original Restated Credit Agreement" has the meaning assigned to it in
           ----------------------------------
     the preliminary statement in this Agreement.

          "Original  Credit  Agreement"  has the  meaning  assigned to it in the
           ---------------------------
     preliminary statement in this Agreement.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to
           ----
     and defined in ERISA.

          "Perfection Certificate" means a certificate in the form of Annex 3 to
           ----------------------
     the U.S. Security Agreement or any other form approved by the Collateral Agent.

          "Pension Plan" shall mean a "pension plan", as such term is defined in
           ------------
     section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA) and to which CCSC or any ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

          "Permitted  Capital Market Debt" shall mean senior  unsecured notes of
           ------------------------------
     CCSC sold pursuant to a public offering in the United States or pursuant to an offering in reliance on Rule 144A and/or Regulation S under the Securities Act of 1933, as amended, the terms of which notes (i) do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to one year after the Revolving Credit Maturity Date, (ii) do not restrict, limit or adversely affect the ability of CCSC or any of its Subsidiaries to perform their obligations under any of the Loan Documents and (iii) are customary for similar offerings by issuers with credit ratings comparable to that of CCSC and are reasonably satisfactory to the Administrative Agent.

          "Permitted Encumbrances" means:

          (a) Liens imposed by law for taxes, assessments or governmental charges (including social security, unemployment and similar charges) that are not yet due or are being contested in compliance with Section 5.09;

          (b) statutory Liens of landlords and carriers', warehousemen's, mechanics', materialmen's, repairmen's, suppliers' and other like Liens imposed by law or pursuant to customary reservations or retentions of title, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.09;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) any attachment or judgment liens in respect of judgments that do not constitute an Event of Default under clause (f) of Section 7.01;

          (f) easements, zoning restrictions, rights-of-way and similar restrictions and other encumbrances or title defects on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of CCSC or any Subsidiary;

          (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

          (h) Liens relating to customary retention of title clauses; and

          (i) Liens arising in the ordinary course of business with respect to customary overdraft and foreign exchange facilities over deposit accounts held by Subsidiaries which are not Loan Parties;

provided  that the term  "Permitted  Encumbrances"  shall not  include  any Lien
--------
securing Indebtedness.

          "Permitted Investments" means:
           ---------------------

          (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States of America or any agency thereof;

          (b) certificates of deposit and eurodollar time deposits with maturities of 180 days or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000;

          (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States of America or any agency thereof;
          (d) commercial paper of a domestic issuer rated at least A-1 by S&P or P-1 by Moody's;

          (e) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or

          (f) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through
     (e) of this definition; provided that, in the case of any investment by a Foreign Subsidiary, "Permitted Investments" shall also include: (i) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (ii) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (iii) shares of money market mutual or similar funds which invest exclusively in assets otherwise satisfying the requirements of this definition (including this proviso).

          "Permitted  Receivables  Financing"  shall  mean (i) the  transactions
           ---------------------------------
     under the Receivables Purchase Agreement dated as of January 26, 2001 (the "Receivables Purchase Agreement") among Crown Cork & Seal Receivables (DE) Corporation, as Seller, Crown Cork & Seal Company (USA), Inc., as the Servicer, the banks and other financial institutions party thereto as Purchasers thereunder and Citibank, N.A., as administrative agent for the Purchasers and the other Owners thereunder, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time and under the "Transaction Documents" as defined therein, and (ii) refinancings of the program under the Receivables Purchase Agreement or the consummation of one or more additional receivables financings (including, without limitation, financings of European receivables) with combined proceeds of all Permitted Receivables Financings in an aggregate principal amount not to exceed $600,000,000 (or, at the time that the applicable Permitted Receivables Financing is entered into, the Dollar Equivalent thereof) at any time outstanding, in each case pursuant to a structured receivables financing consisting of a securitization of receivables the material terms of which are reasonably satisfactory to CCSC and the Administrative Agent on behalf of the Lenders. For purposes of the foregoing $600,000,000 limitation, outstanding proceeds at any time shall be deemed to equal the then outstanding capital amount or principal amount received by the relevant Receivables Subsidiary in respect of sales of accounts receivable or as a result of the creation of debt of such Receivables Subsidiary where such debt is supported by accounts receivable, in each case pursuant to a Permitted Receivables Financing, to the extent such accounts receivable remain outstanding and uncollected at such time.

          "Person" shall mean any natural person,  corporation,  business trust,
           ------
     joint venture, association, company, partnership, limited liability company or government, or any agency or political subdivision thereof.

          "Plan" shall mean any Pension Plan or Welfare Plan.
           ----

          "Pledge  Agreements"  shall mean the Foreign Pledge Agreements and the
           ------------------
     U.S. Pledge Agreement.


          "Prepayment Event" shall mean:
           ----------------

          (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of CCSC or any of its Subsidiaries, other than (i) dispositions described in clauses (a),
     (b), (c), (d) and (e) of Section 6.05 and (ii) any other single disposition (or series of related dispositions) resulting in Net Cash Proceeds not exceeding $10,000,000, provided that the dispositions excluded pursuant to
                             --------
     this clause (ii) shall not apply to any dispositions to the extent the cumulative Net Cash Proceeds therefrom exceed $25,000,000 in any period of four consecutive Fiscal Quarters; or

          (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of CCSC or any of its Subsidiaries, but only to the extent that the Net Cash Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 360 days after such event; or

          (c) the issuance by any Subsidiary of CCSC of any Equity Interests, or the receipt by any Subsidiary of any capital contribution, other than any such issuance of Equity Interests to, or receipt of any such capital contribution from, CCSC or any of its Subsidiaries;

          (d) the incurrence by CCSC of any Indebtedness, other than Indebtedness permitted by clauses (i) through (v), inclusive, and clauses
     (vii), (viii), (ix) (except for the incurrence by any Subsidiary of CCSC of Indebtedness permitted by such clause (ix) which has a maturity in excess of one year), (x) and (xi) of Section 6.01(a).

          "Prime  Rate"  shall  mean the rate of  interest  per  annum  publicly
           -----------
     announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

          "Pro Rata  Percentage" of any Tranche A Revolving  Lender or Tranche B
           --------------------
     Revolving  Lender at any time shall mean the  percentage  of the  aggregate
     Available Tranche A Revolving Credit Commitment or Available Tranche B Revolving Credit Commitment, as applicable, represented by such Lender's Available Tranche A Revolving Credit Commitment or Available Tranche B Revolving Credit Commitment, as applicable.

          "Public Debt" means the debt  securities  outstanding on the Effective
           -----------
     Date under (a) the Indenture, dated as of December 17, 1996, among CCSC, as Issuer and Guarantor, Crown Cork & Seal Finance PLC, as Issuer, Crown Cork & Seal Finance S.A., as Issuer, and the Bank of New York, as Trustee, (b) the Indenture, dated as of January 15, 1995, between CCSC, as Issuer, and JPMorgan Chase Bank (as successor in interest to Chemical Bank), as Trustee, (c) the Indenture, dated as of April 1, 1993, between CCSC, as Issuer, and JPMorgan Chase Bank (as successor in interest to Chemical
     Bank), as Trustee, (d) the Note Purchase Agreements, dated as of May 4, 1993, among CarnaudMetalbox Investments (USA) Inc. and the purchasers of the notes issued thereby, as amended, and (e) the Fiscal and Paying Agency Agreement, dated as of December 6, 1999, between Crown Cork & Seal Finance S.A., as Issuer, CCSC as Guarantor, Citibank N.A., as Agent and Paribas Luxembourg as additional Paying Agent.

          "Quotation Day" in respect of the  determination  of the LIBO Rate for
           -------------
     any Interest Period (i) for any Eurocurrency Borrowing in Dollars or any Alternative Committed Currency, means the day on which quotations would ordinarily be given by prime banks in the London interbank market for deposits in the currency in which such Borrowing is denominated for delivery  on the  first  day of such  Interest  Period;  provided,  that if
                                                              --------
     quotations would ordinarily be given on more than one date, the Quotation Day for such Interest Period shall be the last of such dates and (ii) for any Eurocurrency Borrowing in British Pounds Sterling, means the first day of such Interest Period.

          "Receivables  Subsidiary"  shall  mean,  initially,  Crown Cork & Seal
           -----------------------
     Receivables (DE) Corporation, and any other special purpose subsidiary which exists solely to purchase and sell receivables or to otherwise raise financing in connection with a Permitted Receivables Financing.

          "Register" shall have the meaning given such term in Section 10.04(d).
           --------

          "Regulation  U" shall mean  Regulation  U of the Board as from time to
           -------------
     time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation  X" shall mean  Regulation  X of the Board as from time to
           -------------
     time in effect and all official rulings and interpretations thereunder or thereof.

          "Related Parties" means,  with respect to any specified  Person,  such
           ---------------
     Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Release" means any spilling,  leaking,  pumping,  pouring,  emitting,
           -------
     emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

          "Remedial  Action" means (a) "remedial action" as such term is defined
           ----------------
     in CERCLA, 42 USC. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the Environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

          "Reportable  Event"  shall  mean any  reportable  event as  defined in
           -----------------
     Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

          "Required  Lenders" shall mean, at any time,  Lenders having Revolving
           -----------------
     Credit Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures, outstanding Term Loans and unused Commitments at such time.

          "Requirement  of Law" shall mean, as to any Person,  any law,  treaty,
           -------------------
     rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

          "Responsible Officer" of any corporation,  partnership or other entity
           -------------------
     shall mean any executive officer or Financial Officer of such corporation, partnership or other entity and any other officer or similar official thereof responsible for the administration of the obligations of such corporation, partnership or other entity in respect of this Agreement.

          "Restricted Payment" means any dividend or other distribution (whether
           ------------------
     in cash, securities or other property) with respect to any Equity Interests in CCSC or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in CCSC or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in CCSC or any Subsidiary, provided that no such dividend, distribution or payment
                         --------
     shall constitute a "Restricted Payment" to the extent made solely with common stock of CCSC or any of its Subsidiaries. The granting of security by any Subsidiary pursuant to the terms of this Agreement shall not be considered a Restricted Payment.

          "Revaluation   Date"  shall  mean,  with  respect  to  an  Alternative
           ------------------
     Committed Currency Loan, the last day of each Interest Period (and, if the Interest Period is six months, the 90th day of such Interest Period) with respect to such Loan (and if such day is not a Business Day, then the day the applicable interest payment would be due pursuant to the last two sentences of Section 2.14(a)).

          "Revolving  Credit  Borrowing" shall mean a Tranche A Revolving Credit
           ----------------------------
     Borrowing or a Tranche B Revolving Credit Borrowing.

          "Revolving Credit  Commitment" shall mean a Tranche A Revolving Credit
           ----------------------------
     Commitment or a Tranche B Revolving Credit Commitment.

          "Revolving  Credit  Commitment  Period" shall mean the period from and
           -------------------------------------
     including the date of the Original Credit Agreement to but not including the Revolving Credit Maturity Date or any earlier date on which the Revolving Credit Commitments to make Revolving Loans pursuant to Section
     2.01 shall terminate as provided herein.

          "Revolving  Credit  Exposure"  shall mean  Tranche A Revolving  Credit
           ---------------------------
     Exposure and Tranche B Revolving Credit Exposure.

          "Revolving Credit Maturity Date" shall mean December 8, 2003.
           ------------------------------

          "Revolving  Lenders"  means Tranche A Revolving  Lenders and Tranche B
           ------------------
     Revolving Lenders.

          "Revolving  Loans" shall mean Tranche A Revolving  Loans and Tranche B
           ----------------
     Revolving Loans.

          "S&P"  shall mean  Standard & Poor's,  a division  of The  McGraw-Hill
           ---
     Companies.

          "Secured  Parties" shall have the meaning assigned to such term in the
           ----------------
     applicable Security Agreement.

          "Security  Agreements"  means the Foreign Security  Agreements and the
           --------------------
     U.S. Security Agreement.

          "Security Documents" means the Foreign Security Documents and the U.S.
           ------------------
     Security Documents.

          "Spot  Exchange  Rate" shall mean, on any day, (a) with respect to any
           --------------------
     Alternative Committed Currency in relation to Dollars, the spot rate at which Dollars are offered on such day for such Alternative Committed Currency which appears on page FXFX of the Reuters Screen at approximately 11:00 a.m., London time (and if such spot rate is not available on the applicable page of the Reuters Screen, such spot rate as quoted by JPMorgan Chase Bank, London at approximately 11:00 a.m., London time), (b) with respect to Dollars in relation to any specified Alternative Committed
     Currency, the spot rate at which such specified Alternative Committed Currency is offered on such day for Dollars which appears on page FXFX of the Reuters Screen at approximately 11:00 a.m., London time (and if such spot rate is not available on the applicable page of the Reuters Screen, such spot rate as quoted by JPMorgan Chase Bank, London at approximately 11:00 a.m., London time). For purposes of determining the Spot Exchange Rate in connection with an Alternative Committed Currency Borrowing, such Spot Exchange Rate shall be determined as of the Denomination Date for such Borrowing with respect to transactions in the applicable Alternative Committed Currency that will settle on the date of such Borrowing.

          "Statutory  Reserve  Rate"  shall  mean  a  fraction  (expressed  as a
           ------------------------
     decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subsidiary" means, with respect to any Person, (i) any corporation of
           ----------
     which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person, (ii) any partnership of which more than 50% of the outstanding partnership interests having the power to act as a general partner of such partnership (irrespective of whether at the time any partnership interests other than general partnership interests of such partnership shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; provided that with respect to partnerships in which CCSC
                    --------
     directly or indirectly owns a partnership interest, such partnership shall not be deemed to be a Subsidiary of CCSC unless such partnership's primary assets consist of the capital stock of corporate Subsidiaries of CCSC or
     (iii) any other legal entity the accounts of which would be consolidated with those of such Person on a consolidated balance sheet of such Person prepared in accordance with GAAP. Unless otherwise indicated, when used in this Agreement, the term "Subsidiary" shall refer to a Subsidiary of CCSC.

          "Subsidiary  Borrower"  shall  mean (a) each  Subsidiary  set forth on
           --------------------
     Schedule 1.01(b) and (b) each other Subsidiary (i) which has been designated as such by CCSC in a Subsidiary Borrower Notice and Designation and (ii) whose designation as a Subsidiary Borrower has not been terminated pursuant to Section 4.02(d).

          "Subsidiary  Borrower  Closing  Certificate"  shall mean a certificate
           ------------------------------------------
     substantially in the form of Exhibit H.

          "Subsidiary  Borrower Notice and Designation"  shall mean a notice and
           -------------------------------------------
     designation, substantially in the form of Exhibit I, delivered by CCSC, and received and consented to by the Administrative Agent, and which shall identify a Subsidiary Borrower.

          "Subsidiary  Borrower  Obligations"  shall mean,  with respect to each
           ---------------------------------
     Subsidiary Borrower, the unpaid principal of and interest on (including interest accruing after the maturity of the Loans made to such Subsidiary Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to or LC Disbursements made pursuant to Letters of Credit issued for the account of such Subsidiary Borrower and all other obligations and liabilities of such Subsidiary Borrower to either Agent, the Issuing Bank or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other document made, delivered or given in connection herewith, whether on account of principal, interest, fees, indemnities, costs or expenses (including, without limitation, all fees, charges and disbursements of counsel (including the allocated costs of internal counsel) that are required to be paid by such Subsidiary Borrower to either Agent, the Issuing Bank or to any Lender pursuant to any Loan Document) or otherwise.

          "Subsidiary   Loan  Parties"  shall  mean  each  of  CCSC's   Domestic
           --------------------------
     Subsidiaries (other than a Receivables Subsidiary and the Insurance Subsidiary) and, if any Subsidiary Borrower is not a Domestic Subsidiary of CCSC, then "Subsidiary Loan Parties" shall include each of the Foreign Loan Parties.

          "Swingline  Borrower" shall mean any Borrower to which Swingline Loans
           -------------------
     are made.

          "Swingline  Commitment"  shall mean the  commitment  of the  Swingline
           ---------------------
     Lender to make loans pursuant to Section 2.04.

          "Swingline  Exposure" shall mean, at any time, the aggregate principal
           -------------------
     amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Tranche A Revolving Lender at any time shall be its Commitment Percentage of the total Swingline Exposure at such time.

          "Swingline  Lender" shall mean JPMorgan Chase Bank, in its capacity as
           -----------------
     lender of Swingline Loans.

          "Swingline  Loan"  shall  have the  meaning  assigned  to such term in
           ---------------
     Section 2.04(a).

          "Taxes" shall have the meaning assigned to such term in Section 2.17.
           -----

          "Term Borrowing" shall mean a Borrowing comprised of Term Loans.
           --------------

          "Term Commitment"  means, with respect to each Lender, the commitment,
           ---------------
     if any, of such Lender to make a Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as the same may be reduced from time to time pursuant to the provisions of this Agreement. The initial amount of each Lender's Term Commitment is set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The initial aggregate amount of the Lenders' Term Commitments is $400,000,000.

          "Term Lender" means a Lender with a Term  Commitment or an outstanding
           -----------
     Term Loan, in its capacity as such.

          "Term  Loan"  means a Loan  made  pursuant  to clause  (i) of  Section
           ----------
     2.01(a).

          "Term Loan Maturity Date" means the  Non-Extending  Term Loan Maturity
           -----------------------
     Date or the Extended Term Loan Maturity Date, as applicable.

          "Total  Indebtedness"  means,  as of any  date,  the  sum  of (a)  the
           -------------------
     aggregate principal amount of Indebtedness of CCSC and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, plus (b) the aggregate principal amount of Indebtedness of CCSC and the Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis; provided that (x) for purposes of clause (b) above, the term "Indebtedness" shall not include contingent obligations of CCSC or any Subsidiary as an account party in respect of any letter of credit or letter of guaranty unless such letter of credit or letter of guaranty supports an obligation that constitutes Indebtedness and
     (y) shall only include any Indebtedness recorded in accordance with SFAS 133 which does not represent an actual obligation and for which an offsetting derivative contract has been recorded in the financial statements to the extent such Indebtedness exceeds $50,000,000.

          "Total Tranche A Revolving Credit Commitment" shall mean, at any time,
           -------------------------------------------
     the aggregate amount of the Tranche A Revolving Credit Commitments, as in effect at such time.

          "Total Tranche B Revolving Credit Commitment" shall mean, at any time,
           -------------------------------------------
     the aggregate amount of the Tranche B Revolving Credit Commitments, as in effect as such time.

          "Tranche  A  Revolving  Credit   Borrowing"  shall  mean  a  Borrowing
           -----------------------------------------
     comprised of Tranche A Revolving Loans.

          "Tranche A Revolving  Credit  Commitment"  shall mean, with respect to
           ---------------------------------------
     each Tranche A Revolving Lender, the commitment of such Tranche A Revolving Lender to make Tranche A Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed in each case as an amount representing the maximum principal amount of such Tranche A Revolving Lender's Tranche A Revolving Credit Exposure hereunder, as the same may be reduced from time to time pursuant to the provisions of this Agreement. The initial amount of each Tranche A Revolving Lender's Tranche A Revolving Credit Commitment is set forth on Schedule 2.01 (in the case of Tranche A Revolving Credit Commitments in effect on the Effective Date), or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Revolving Credit Commitment, as applicable. The aggregate amount of the Tranche A Revolving Lenders' Tranche A Revolving Credit Commitments as of the Effective Date is $2,175,000,000.

          "Tranche A Revolving  Credit Exposure" shall mean, with respect to any
           ------------------------------------
     Tranche A Revolving Lender at any time, the sum of (a) the aggregate principal amount at such time of all outstanding Tranche A Revolving Loans of such Tranche A Revolving Lender denominated in Dollars, plus (b) the Assigned Dollar Value at such time of the aggregate principal amount of all outstanding Alternative Committed Currency Loans of such Tranche A Revolving Lender, plus (c) such Tranche A Revolving Lender's LC Exposure at such time, plus (d) such Tranche A Revolving Lender's Commitment Percentage of the aggregate principal amount at such time of all outstanding Swingline Loans, plus (e) an amount equal to such Tranche A Revolving Lender's Pro Rata Percentage times the amount of outstanding Indebtedness with a maturity of one year or less outstanding pursuant to Section 6.01(a)(ix).

          "Tranche A Revolving  Lender" shall mean a Lender with a commitment to
           ---------------------------
     make Tranche A Revolving Loans or with any Tranche A Revolving Credit Exposure, in its capacity as such.

          "Tranche A Revolving Loans" shall mean the revolving loans made by the
           -------------------------
     Tranche A  Revolving  Lenders to the  Borrowers  pursuant to clause (ii) of
     Section 2.01(a). Each Tranche A Revolving Loan shall be a Eurocurrency Revolving Loan or an ABR Loan.

          "Tranche  B  Revolving  Credit   Borrowing"  shall  mean  a  Borrowing
           -----------------------------------------
     comprised of Tranche B Revolving Loans.

          "Tranche B Revolving  Credit  Commitment"  shall mean, with respect to
           ---------------------------------------
     each Tranche B Revolving Lender, the commitment of such Tranche B Revolving Lender to make Tranche B Revolving Loans, expressed as an amount representing the maximum principal amount of such Lender's Tranche B Revolving Credit Exposure hereunder, as the same may be reduced from time to time pursuant to the provisions of this Agreement. The initial amount of each Tranche B Revolving Lender's Tranche B Revolving Credit Commitment is set forth on Schedule 2.01 (in the case of Tranche B Revolving Credit Commitments in effect on the Effective Date), or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Revolving Credit Commitment, as applicable. The aggregate amount of the Tranche B Revolving Lenders' Tranche B Revolving Credit Commitments as of the Effective Date is $325,000,000.

          "Tranche B Revolving  Credit Exposure" shall mean, with respect to any
           ------------------------------------
     Tranche B Revolving Lender at any time, the sum of (a) the aggregate principal amount at such time of all outstanding Tranche B Revolving Loans of such Tranche B Revolving Lender denominated in Dollars, plus (b) the Assigned Dollar Value at such time of the aggregate principal amount of all outstanding Alternative Committed Currency Loans of such Tranche B Revolving Lender.

          "Tranche B Revolving  Lender" shall mean a Lender with a commitment to
           ---------------------------
     make Tranche B Revolving Loans or with any Tranche B Revolving Credit Exposure, in its capacity as such.

          "Tranche B Revolving Loans" shall mean the revolving loans made by the
           -------------------------
     Tranche B Revolving Lenders pursuant to the second sentence of Section 2.01(a).

          "Transactions"  shall mean the execution,  delivery and performance by
           ------------
     each Loan Party of each of the Loan Documents and the borrowings hereunder.

          "Type", when used in respect of any Loan or Borrowing,  shall refer to
           ----
     the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

          "U.K.  Borrower"  shall  mean a Borrower  that is a company  organized
           --------------
     under  the laws of any of the  jurisdictions  of the United Kingdom.

          "Unrefunded  Swingline  Loans" shall have the meaning assigned thereto
           ----------------------------
     in Section 2.04(c).

          "U.S.  Borrowers"  shall mean CCSC and any Borrowers that are Domestic
           ---------------
     Subsidiaries.

          "U.S.   Guarantee  Agreement"  means  the  U.S.  Guarantee  Agreement,
           ---------------------------
     substantially in the form of Exhibit J, made by the Domestic Subsidiaries (other than a Receivables Subsidiary and the Insurance Subsidiary) in favor of the Administrative Agent for the benefit of the Secured Parties.

          "U.S.  Loan Parties" means CCSC and the Domestic  Subsidiaries  (other
           ------------------
     than a Receivables Subsidiary and the Insurance Subsidiary).

          "U.S.  Obligations" has the meaning assigned to the term "Obligations"
           -----------------
     in the U.S. Security Agreement.

          "U.S. Pledge Agreement" means the U.S. Pledge Agreement, substantially
           ---------------------
     in the form of Exhibit K, among the U.S. Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

          "U.S.   Security   Agreement"  means  the  U.S.  Security   Agreement,
           ---------------------------
     substantially in the form of Exhibit L, among the U.S. Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

          "U.S. Security Documents" means the U.S. Security Agreement,  the U.S.
           -----------------------
     Pledge Agreement, the Mortgages executed by the U.S. Loan Parties and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.11 or 5.12 to secure any of the U.S. Obligations.

          "Weekly   Eurocurrency   Borrowing"  shall  mean  a  Revolving  Credit
           ---------------------------------
     Borrowing comprised of Weekly Eurocurrency Loans.

          "Weekly Eurocurrency Loan" shall have the meaning specified in Section
           ------------------------
     2.01(d).

          "Welfare  Plan"  means a  "welfare  plan",  as such term is defined in
           -------------
     section 3(1) of ERISA.

     SECTION 1.02. Classification of Loans and Borrowings.  For purposes of this
                   --------------------------------------
Agreement,  Loans may be classified and referred to by Class (e.g., a "Revolving
                                                              ----
Loan") or by Type (e.g.,  a  "Eurocurrency  Loan") or by Class and Type (e.g., a
                   ----                                                  ----
"Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Credit Borrowing") or by Type (e.g., a
               ----                                                     ----
"Eurocurrency  Borrowing") or by Class and Type (e.g., a "Eurocurrency Revolving
                                                 ----
Borrowing").

     SECTION 1.03. Terms Generally.  The definitions in Section 1.01 shall apply
                   ---------------
equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Article VI, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the Effective Date and applied on a basis consistent with the application used in the financial statements referred to in Section 3.05.


                                   ARTICLE II

                                   The Credits
                                   -----------


     SECTION 2.01. Credit  Commitments.  (a) Subject to the terms and conditions
                   -------------------
hereof, each Lender severally agrees (i) to make a Term Loan in Dollars to CCSC on the Effective Date in a principal amount not exceeding its Term Commitment and (ii) to make Tranche A Revolving Loans in Dollars or one or more Alternative Committed Currencies to any of CCSC or any Subsidiary Borrower (other than a French Borrower) from time to time during the Revolving Credit Commitment Period. Subject to the terms and conditions hereof, each Tranche B Revolving Lender severally agrees to make Tranche B Revolving Loans in Dollars or one or more Alternative Committed Currencies to any French Borrower from time to time during the Revolving Credit Commitment Period. All Loans outstanding under the Original Credit Agreement on the Effective Date shall be deemed to constitute Tranche A Revolving Loans hereunder. Amounts repaid in respect of Term Loans may not be reborrowed. During the Revolving Credit Commitment Period each Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Notwithstanding anything to the contrary contained in this Agreement, in no event may Revolving Loans be borrowed under this Article II if, after giving effect thereto (and to any concurrent repayment or prepayment of Loans), (i) the Aggregate Tranche A Revolving Credit Exposure would exceed the Total Tranche A Revolving Credit Commitment then in effect, (ii) the Aggregate Tranche B Revolving Credit Exposure would exceed the Total Tranche B Revolving Credit Commitment then in effect, (iii) the Tranche A Revolving Credit Exposure of any Tranche A Revolving Lender would exceed such Tranche A Revolving Lender's Tranche A Revolving Credit Commitment, (iv) the Tranche B Revolving Credit Exposure of any Tranche B Revolving Lender would exceed such Tranche B Revolving Lender's Tranche B Revolving Credit Commitment, (v) the Assigned Dollar Value of all outstanding Alternative Committed Currency Loans denominated in Euros would exceed $1,500,000,000, (vi) the Assigned Dollar Value of all outstanding Alternative Committed Currency Loans denominated in British Pounds Sterling would exceed $1,000,000,000 or (vii) the Assigned Dollar Value of all outstanding Alternative Committed Currency Loans would exceed $1,500,000,000.

          (b) The Revolving Loans and Term Loans may from time to time be (i) Eurocurrency Loans denominated in Dollars or (in the case of Revolving Loans) an Alternative Committed Currency, (ii) ABR Loans denominated in Dollars or (iii) a combination thereof, as determined by the relevant
     Borrower and notified to the Administrative Agent in accordance with Sections 2.02 and 2.03; provided that no such Loan shall be made as or
                               --------
     converted to a Eurocurrency Loan after the day that is one month prior to the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable.

          (c) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (d) A Eurocurrency Loan may have an Interest Period of 1, 2 or 3 weeks (a "Weekly Eurocurrency Loan"); provided that, except with respect to any
         -------------------------     --------
     Loans made on the Effective Date, CCSC shall certify to the Administrative Agent that CCSC reasonably believes that such Loan, which is converted or continued pursuant to Section 2.03, or made pursuant to a Borrowing Request, will be repaid in full pursuant to Section 2.05 on or before the end of such Interest Period in connection with (i) a refinancing of the outstanding balance of such Loan other than pursuant to this Agreement or
     (ii) the sale of equity securities of CCSC, the proceeds of which will be used to repay the Loan pursuant to Section 2.05.

     SECTION 2.02.  Procedure for Borrowing;  Assigned  Dollar Values.  (a) Each
                    -------------------------------------------------
Borrower may borrow under the Revolving Credit Commitments (subject to the limitations in Section 2.01(a)) or (in the case of CCSC) the Term Commitments by giving the Administrative Agent notice (a "Borrowing Request"), which notice
                                             ------------------
must be received by the Administrative Agent prior to (a) 11:00 a.m., London time, three Business Days prior to the requested Borrowing Date, in the case of a Eurocurrency Borrowing or (b) 10:00 a.m., New York City time, on the Business Day prior to the requested Borrowing Date, in the case of an ABR Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement
--------
of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. The Borrowing Request for each Borrowing shall specify (i) whether the requested Borrowing is to be a Tranche A Revolving Credit Borrowing, a Tranche B Revolving Credit Borrowing or a Term Borrowing, (ii) the amount to be borrowed as measured in Dollars, (iii) the requested Borrowing Date (which must be the Effective Date, in the case of a Term Borrowing), (iv) whether the Borrowing is to be of Eurocurrency Loans or ABR Loans, (v) if the Borrowing is to be of Eurocurrency Loans, the length of the initial Interest Period therefor, (vi) if the Borrowing is to be a Eurocurrency Revolving Borrowing, whether it is to be denominated in either Dollars or a specified Alternative Committed Currency and (vii) the location and number of the relevant Borrower's account to which funds are to be disbursed, which shall comply with the requirements of this Agreement. If no election as to the Type of Borrowing is specified, then the Requested Borrowing shall be an ABR Borrowing (if denominated in Dollars) or a Eurocurrency Borrowing (if denominated in an Alternative Committed Currency). If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower thereunder shall be deemed to have selected an Interest Period of one month's duration.

          (b) Each Borrowing shall be in a minimum aggregate principal amount of
     (i)  $5,000,000 or an integral  multiple of $1,000,000 in excess thereof or
     (ii) in the case of a Revolving Credit Borrowing, if less, the aggregate amount of the then Available Tranche A Revolving Credit Commitments or Available Tranche B Revolving Credit Commitments, as applicable. Subject to
     Section 2.13, Revolving Loans specified as an Alternative Committed Currency Borrowing shall be made in the Alternative Committed Currency specified in the applicable Borrowing Request in an aggregate amount equal to the Dollar Equivalent of the Dollar amount specified in such Borrowing Request (as determined by the Administrative Agent based upon the applicable Spot Exchange Rate as of the Denomination Date for such Borrowing (which determination shall be conclusive absent manifest error)); provided, however, that for purposes of clauses (i) and (ii) above, each
     --------   -------
     Alternative Committed Currency Loan shall be deemed to be in a principal amount equal to its Assigned Dollar Value.

          (c) With respect to each Alternative Committed Currency Loan, its "Assigned Dollar Value" shall mean the following:
      ---------------------

               (i) the Dollar Equivalent thereof (as determined by the Administrative Agent based upon the applicable Spot Exchange Rate as of the Denomination Date for such Loan (which determination shall be conclusive absent manifest error)) unless and until adjusted pursuant to the following clause (ii), and

               (ii) if, as of any Revaluation Date, the Dollar Equivalent of such Alternative Committed Currency Loan (as determined by the Administrative Agent based upon the applicable Spot Exchange Rate as of the date that is three Business Days before such Revaluation Date (which determination shall be conclusive absent manifest error)) would be at least 5% more, or 5% less, than the "Assigned Dollar Value" thereof at the time, then on and after such Revaluation Date the "Assigned Dollar Value" of such Loan shall be adjusted to be the Dollar Equivalent thereof determined based on the Spot Exchange Rate that gave rise to such adjustment (subject to further adjustment in accordance with this clause (ii) thereafter). The Assigned Dollar Value of an Alternative Committed Currency Borrowing shall equal the aggregate Assigned Dollar Value of each Alternative Committed Currency Loan included in such Borrowing plus the aggregate principal amount of any Loans denominated in Dollars included in such Borrowing.

          (d) Upon receipt of a Borrowing Request from any Borrower, the Administrative Agent shall promptly notify each applicable Lender of the requested currency and aggregate amount (in both the requested currency and Dollars) of such Borrowing and of the amount (in both the requested currency and Dollars) of such Lender's pro rata portion thereof, which shall be based on the respective Available Tranche A Revolving Credit Commitments of all the Tranche A Revolving Lenders or the Available Tranche B Revolving Credit Commitments of all the Tranche B Revolving Lenders, as applicable (in the case of a Revolving Credit Borrowing) or Term Commitments (in the case of a Term Borrowing), as applicable. Each Lender will make the amount of its pro rata portion of each such Borrowing available to the Administrative Agent for the account of the relevant Borrower at (i) in the case of an Alternative Committed Currency Borrowing, the office of the Administrative Agent specified from time to time by the Administrative Agent as the place for payments in Euro or British Pounds Sterling, as applicable, in each case prior to 11:00 a.m., local time in the place of payment, and (ii) in the case of a Borrowing denominated in Dollars, the New York office of the Administrative Agent specified in
     Section 10.01 prior to 10:00 a.m., New York City time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent and, subject to Section 2.13, denominated in the requested currency. Amounts so received by the Administrative Agent will promptly be made available to the relevant Borrower by the Administrative Agent crediting the account of such Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent; provided that (i) proceeds of Term Loans shall be applied by the
             --------
     Administrative Agent on the Effective Date to repay outstanding Revolving Loans and (ii) if on the Borrowing Date of any Revolving Loans to be made to any Borrower, any Swingline Loans made to such Borrower or LC Disbursements for the account of such Borrower shall be then outstanding, the proceeds of such Revolving Loans shall first be applied to pay in full such Swingline Loans or LC Disbursements, with any remaining proceeds to be made available to such Borrower as provided above and provided further that
                                                           ----------------
     ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

     SECTION  2.03.  Conversion  and  Continuation  Options for Loans.  (a) Each
                     ------------------------------------------------
Borrower may elect from time to time to convert (i) Eurocurrency Loans denominated in Dollars to ABR Loans, by giving the Administrative Agent prior notice of such election not later than 10:00 a.m., New York City time, on the Business Day prior to a requested conversion or (ii) ABR Loans to Eurocurrency Loans by giving the Administrative Agent prior notice of such election not later than 11:00 a.m., London time, three Business Days prior to a requested conversion; provided that if any such conversion of Eurocurrency Loans is made
             --------
other than on the last day of an Interest Period with respect thereto, such Borrower shall pay any amounts due to the Lenders pursuant to Section 2.18 as a result of such conversion. Any such notice of conversion to Eurocurrency Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of the outstanding Eurocurrency Loans or ABR Loans may be converted as provided herein; provided
                                                                        --------
that (i) no Loan may be converted into a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined that such a conversion is not appropriate and
(ii) no Loan may be converted into a Eurocurrency Loan after the date that is one month prior to the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable. Notwithstanding the foregoing, a Borrower may not elect to convert the currency in which any Loan is denominated; however, subject to the terms of Section 2.01 and Section 2.04, a Borrower may elect to prepay a Revolving Loan and refinance the amount of such Revolving Loan in another permitted currency.

          (b) Any Eurocurrency Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower giving prior notice to the Administrative Agent, not later than 11:00 a.m., London time, three Business Days prior to a requested continuation setting forth the length of the next Interest Period to be applicable to such Loans; provided that no Eurocurrency Loan may be
                                      --------
     continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined that such a continuation is not appropriate, (ii) after the date that is one month prior to the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable or (iii) if, after giving effect thereto,
     Section  2.04 would be  contravened;  and  provided  further,  that if such
                                                -----------------
     Borrower shall fail to give any required  notice as described above in this
     Section 2.03 or if such continuation is not permitted pursuant to the preceding proviso (or clause (ii) of the preceding proviso, in the case of Alternative Committed Currency Loans), then (A) in the case of Alternative Committed Currency Loans, such Loans shall continue as Eurocurrency Loans bearing interest at a rate determined by reference to the Adjusted LIBO Rate with an Interest Period of one month commencing on the last day of the then current Interest Period or (B) in the case of Loans denominated in Dollars, such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period (in which case the Administrative Agent shall notify CCSC of such conversion).

          (c) This Section shall not apply to Swingline Loans.

     SECTION  2.04.  Swingline  Loans.  (a) Subject to the terms and  conditions
                     ----------------
hereof, the Swingline Lender agrees to make swingline loans in Dollars (individually, a "Swingline Loan" and collectively, the "Swingline Loans") to
                   --------------                          ----------------
any Borrower (other than a French Borrower) from time to time during the Revolving Credit Commitment Period in accordance with the procedures set forth in this Section 2.04, provided, that (i) the aggregate principal amount of all
                       --------
Swingline Loans shall not exceed $25,000,000 at any one time outstanding, (ii) the principal amount of any borrowing of Swingline Loans may not exceed the aggregate amount of the Available Tranche A Revolving Credit Commitments of all Tranche A Revolving Lenders immediately prior to such borrowing or result in the Aggregate Tranche A Revolving Credit Exposure then outstanding exceeding the Total Tranche A Revolving Credit Commitments then in effect, and (iii) in no event may Swingline Loans be borrowed hereunder if (x) an Event of Default or Event of Termination shall have occurred and be continuing and (y) such Event of Default or Event of Termination shall not have been subsequently cured or waived. Amounts borrowed by any Swingline Borrower under this Section 2.04 may be repaid and, up to but excluding the Revolving Credit Maturity Date, reborrowed. All Swingline Loans shall at all times be ABR Loans. The relevant Swingline Borrower shall give the Administrative Agent notice of any Swingline Loan requested hereunder (which notice must be received by the Administrative Agent prior to 12:00 noon, New York City time, on the requested Borrowing Date) specifying (A) the amount to be borrowed, and (B) the requested Borrowing Date. Upon receipt of such notice, the Administrative Agent shall promptly notify the Swingline Lender of the aggregate amount of such borrowing. Not later than 3:00 p.m., New York City time, on the Borrowing Date specified in such notice the Swingline Lender shall make such Swingline Loan available to the Administrative Agent for the account of the relevant Swingline Borrower at the office of the Administrative Agent set forth in Section 10.01 in funds immediately available to the Administrative Agent. Amounts so received by the Administrative Agent will promptly be made available to the relevant Swingline Borrower by the Administrative Agent crediting the account of such Swingline Borrower on the books of such office with the amount made available to the Administrative Agent by the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) and in like funds as received by the Administrative Agent. Each borrowing pursuant to this Section 2.04 shall be in a minimum principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof.

          (b) Notwithstanding the occurrence of any Event of Default or Event of Termination or noncompliance with the conditions precedent set forth in
     Article IV or the minimum borrowing amounts specified in Section 2.02, if any Swingline Loan shall remain outstanding at 10:00 a.m., New York City time, on the fifth Business Day following the Borrowing Date thereof and if by such time on such fifth Business Day the Administrative Agent shall have received neither (i) a notice of borrowing delivered by the relevant Swingline Borrower pursuant to Section 2.02 requesting that Revolving Loans be made pursuant to Section 2.01 on the immediately succeeding Business Day in an amount at least equal to the aggregate principal amount of such Swingline Loan, nor (ii) any other notice satisfactory to the Administrative Agent indicating such Swingline Borrower's intent to repay such Swingline Loan on the immediately succeeding Business Day with funds obtained from other sources, the Administrative Agent shall be deemed to have received a notice from such Swingline Borrower pursuant to Section
     2.02 requesting that ABR Revolving Loans be made pursuant to Section 2.01 on such immediately succeeding Business Day in an amount equal to the amount of such Swingline Loan, and the procedures set forth in Section 2.02 shall be followed in making such ABR Revolving Loans, provided, that for
                                                             --------
     the purposes of determining each Lender's Pro Rata Percentage with respect to such Borrowing, the Swingline Loan to be repaid with the proceeds of such borrowing shall be deemed to not be outstanding. The proceeds of such ABR Revolving Loans shall be applied to repay such Swingline Loan.

          (c) If, for any reason, ABR Revolving Loans may not be, or are not, made pursuant to paragraph (b) of this Section 2.04 to repay any Swingline Loan as required by such paragraph, effective on the date such ABR Revolving Loans would otherwise have been made, each Tranche A Revolving Lender severally, unconditionally and irrevocably agrees that it shall, without regard to the occurrence of any Default, purchase a participating interest in such Swingline Loan ("Unrefunded Swingline Loan") in an amount
                                       --------------------------
     equal to the amount of the ABR Revolving Loan which would otherwise have been made by such Lender pursuant to paragraph (b) of this Section 2.04. Each Tranche A Revolving Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation, and the proceeds of such participations shall be distributed by the Administrative Agent to the Swingline Lender. All payments by the Tranche A Revolving Lenders in respect of Unrefunded Swingline Loans and participations therein shall be made in accordance with Section 2.14.

          (d) Notwithstanding the foregoing, a Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to the foregoing paragraphs if an Event of Default or Event of Termination shall have occurred and be continuing at the time such Swingline Loan was made and such Lender shall have notified the Swingline Lender in writing, at least one Business Day prior to the time such Swingline Loan was made, that such Event of Default or such Event of Termination has occurred and that such Lender will not acquire participations in Swingline Loans made while such Event of Default or such Event of Termination is continuing.

     SECTION 2.05.  Prepayments of Loans.  (a) Each Borrower may at any time and
                    --------------------
from time to time prepay the Loans (subject, in the case of Eurocurrency Loans to compliance with the terms of Section 2.18), in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent not later than (x) in the case of an Alternative Committed Currency Loan, 12:00 noon, London time, three Business Days prior to the date of such prepayment, and
(y) in the case of a Loan denominated in Dollars, 12:00 noon, New York City time, two Business Days prior to the date of such prepayment, specifying (i) the date and amount of prepayment, (ii) the Class of Loans to be prepaid and whether the prepayment is of Eurocurrency Loans, ABR Loans, or a combination thereof (including in the case of Eurocurrency Loans, the Borrowing to which such prepayment is to be applied and, if of a combination thereof, the amount allocable to each), provided that notice of any prepayment of Swingline Loans
                     --------
may be delivered to the Administrative Agent as late as, but no later than, 1:00 p.m., New York City time, on the date of such prepayment, and (iii) whether the prepayment is of Alternative Committed Currency Loans. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans (other than Swingline Loans) shall be in an aggregate principal amount of $5,000,000 (or the equivalent based upon Assigned Dollar Values) or a whole multiple of $1,000,000 (or the equivalent based upon Assigned Dollar Values) in excess thereof (or, if less, the remaining outstanding principal amount thereof). Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if less, the remaining outstanding principal amount thereof).

          (b) In the event and on such occasion that (i) the Aggregate Tranche A Revolving Credit Exposure exceeds the Total Tranche A Revolving Credit Commitment, CCSC shall prepay, or cause one or more of the Subsidiary Borrowers to prepay, Tranche A Revolving Credit Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.06(j)) in an aggregate amount equal to such excess or (ii) the Aggregate Tranche B Revolving Credit Exposure exceeds the Total Tranche B Revolving Credit Commitment, CCSC shall cause one or more of the French Borrowers to prepay Tranche B Revolving Credit Borrowings in an aggregate amount equal to such excess.

          (c) In the event that as of any Revaluation Date in respect of an Alternative Committed Currency Borrowing the Assigned Dollar Value thereof shall either increase or decrease, then (i) on or prior to such Revaluation Date, the Administrative Agent shall notify CCSC and the Revolving Lenders of the amount of increase or decrease and the sum of the resulting Aggregate Tranche A Revolving Credit Exposure or the Aggregate Tranche B Revolving Credit Exposure and (ii) in the case of an increase, if the resulting Aggregate Tranche A Revolving Credit Exposure or Aggregate
     Tranche B  Revolving  Credit  Exposure  would  exceed  the Total  Tranche A
     Revolving Credit Commitment or the Total Tranche B Revolving Credit Commitment, as applicable, after giving effect to such increase, then CCSC shall, on the date such increase becomes effective, either (A) cause the Borrower in respect of such Alternative Committed Currency Borrowing to repay or prepay a portion thereof in an amount sufficient to reduce the Assigned Dollar Value of such Borrowing to an amount equal to the Assigned Dollar Value thereof before giving effect to such increase or (B) otherwise prepay or cause to be prepaid Tranche A or Tranche B Revolving Loans, as applicable, in an amount sufficient to reduce the Aggregate Tranche A Revolving Credit Exposure or Aggregate Tranche B Revolving Credit Exposure, as applicable, after giving effect to such increase, to an amount less than or equal to the Total Tranche A Revolving Credit Commitment or the Total Tranche B Revolving Credit Commitment, as applicable.

          (d) In the event and on each occasion that any Net Cash Proceeds are received by or on behalf of CCSC or any Subsidiary in respect of any Prepayment Event, CCSC shall, immediately after such Net Cash Proceeds are received prepay Term Borrowings in an aggregate amount equal to (i) in the case of a Prepayment Event described in clause (a) of the definition thereof the Asset Sale Prepayment Percentage (as defined below) of such Net Cash Proceeds and (ii) in the case of all other Prepayment Events, 100% of such Net Cash Proceeds. "Asset Sale Prepayment Percentage" means (1) 100%,
                               --------------------------------
     until there are no Term Loans outstanding and the Revolving Credit Commitments have been reduced to $2,400,000,000,(2) 0% thereafter, until the total amount of Net Cash Proceeds received thereafter in respect of Prepayment Events described in clause (a) of the definition of "Prepayment Event" equals the Term Loan Reduction Amount, and (3) 50% thereafter. "Term Loan Reduction Amount" means the aggregate principal amount of Term Loan repayments and prepayments made by the Borrower but excluding the aggregate principal amount of mandatory prepayments made pursuant to this Section 2.05(d).

     SECTION  2.06.  Letters of Credit.  (a)  General.  Subject to the terms and
                     -----------------        -------
conditions set forth herein, any Borrower (other than a French Borrower) may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Credit Commitment Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by such Borrower to, or entered into by such Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Each Letter of Credit shall be denominated in Dollars.

          (b)  Notice  of  Issuance,   Amendment,  Renewal,  Extension;  Certain
               -----------------------------------------------------------------
     Conditions.  To  request  the  issuance  of a  Letter  of  Credit  (or  the
     ----------
     amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent
     (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the applicable Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $300,000,000 and (ii) the Aggregate Tranche A Revolving Credit Exposure shall not exceed the Total Tranche A Revolving Credit Commitment. With respect to any Letter of Credit which contains any "evergreen" automatic renewal provision, the Issuing Bank shall be deemed to have consented to any such extension or renewal provided that all of the requirements of this Section 2.06 are met and no Default or Event of Default exists.

          (c) Expiration Date. Each Letter of Credit shall expire at or prior to
              ---------------
     the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and
     (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date.

          (d)  Participations.  By the  issuance  of a Letter of  Credit  (or an
               --------------
     amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Tranche A Revolving Lender, and each Tranche A Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Tranche A Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Commitment Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason. Each Tranche A Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the applicable Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the applicable Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the applicable Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the applicable Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the applicable Borrower may, subject to
                          --------
     the  conditions to borrowing set forth herein,  request in accordance  with
     Section 2.02 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, such Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the applicable Borrower fails to make such payment when due, the Administrative Agent shall notify each Tranche A Revolving Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender's Commitment Percentage thereof. Promptly following receipt of such notice, each Tranche A Revolving Lender shall pay to the Administrative Agent its Commitment Percentage of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.02 with respect to Loans made by such Lender (and
     Section 2.02 shall apply,  mutatis mutandis,  to the payment obligations of
                                ----------------
     the Tranche A Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Tranche A Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Tranche A Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Tranche A Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.

          (f)  Obligations  Absolute.  The applicable  Borrower's  obligation to
               ---------------------
     reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the
            --------
     Issuing Bank from liability to such Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by such Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g)  Disbursement   Procedures.   The  Issuing  Bank  shall,  promptly
               -------------------------
     following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not
     --------
     relieve such Borrower of its obligation to reimburse the Issuing Bank and the Tranche A Revolving Lenders with respect to any such LC Disbursement.

          (h)  Interim  Interest.   If  the  Issuing  Bank  shall  make  any  LC
               -----------------
     Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if such Borrower
                                                --------
     fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.09(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Tranche A Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i)  Replacement of the Issuing Bank. The Issuing Bank may be replaced
               -------------------------------
     at any time by written agreement among CCSC, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, CCSC shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that CCSC receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the
     Loans has been accelerated, Tranche A Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, CCSC shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash
                         --------
     collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (i) of Section 7.01. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of CCSC under this Agreement and CCSC hereby grants the Administrative Agent a security interest in respect of each such deposit and the account in which such deposits are held. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at CCSC's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of CCSC for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Tranche A Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If CCSC is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to CCSC within three Business Days after all Events of Default have been cured or waived.

                  SECTION 2.07.  [Reserved]

     SECTION  2.08.  Repayment  of Loans;  Evidence of Debt.  (a) Each  Borrower
                     --------------------------------------
hereby unconditionally promises to pay to the Administrative Agent for the account of the relevant Lenders (i) on the Revolving Credit Maturity Date (or such earlier date as, and to the extent that, such Revolving Loan becomes due and payable pursuant to Section 2.04, Section 2.05, Section 2.13, Section 2.15,
Section 4.02(d) or Article VII), the unpaid principal amount of each Revolving Loan and each Swingline Loan made to it by each such Lender, in the applicable currency of such Loan, (ii) on the Non-Extended Term Loan Maturity Date (or such earlier date as, and to the extent that, such Non-Extended Term Loan becomes due and payable pursuant to Section 2.05 or Article VII), the unpaid principal amount of each Non-Extended Term Loan held by each such Non-Extended Term Lender, in Dollars and (iii) on the Extended Term Loan Maturity Date (or such earlier date as, and to the extent that, such Extended Term Loan becomes due and payable pursuant to Section 2.05 or Article VII), the unpaid principal amount of each Extended Term Loan held by each such Extended Term Lender, in Dollars. Each Borrower hereby further agrees to pay interest in immediately available funds (in the applicable currency of each Loan) at the applicable office of the Administrative Agent (as specified in Section 2.14(a)) on the unpaid principal amount of the Revolving Loans, Swingline Loans and Term Loans made to it from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.09.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to the appropriate lending office of such Lender resulting from each Loan, made by such lending office of such Lender from time to time, including the applicable currency and amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

          (c) The  Administrative  Agent shall maintain the Register pursuant to
     Section 10.04, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the currency of each Loan made hereunder, the amount of each such Loan, the Class and Type of each such Loan (including, if such Loan is a Term Loan, whether such Loan is a Non-Extended Term Loan or an Extended Term Loan), and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder in respect of each such Loan and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower in respect of each such Loan and each Lender's share thereof.

          (d) The entries made in the Register and accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.08 and the Notes maintained pursuant to paragraph (e) of this Section 2.08 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided,
                                                                       --------
     however,  that the  failure  of any Lender or the  Administrative  Agent to
     -------
     maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

          (e) The Loans of each Class made by each Lender to each Borrower shall, if requested by the applicable Lender (which request shall be made to the Administrative Agent), be evidenced by a single Note duly executed on behalf of such Borrower, in substantially the form attached hereto as Exhibit G, with the blanks appropriately filled, payable to the order of such Lender.

     SECTION 2.09.  Interest Rates and Payment Dates. (a) Each Eurocurrency Loan
                    --------------------------------
shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days, except in the case of Revolving Loans denominated in British Pounds Sterling which shall bear interest computed on the basis of the actual number of days elapsed over a year of 365 days) for each day during each Interest Period with respect thereto at a rate per annum equal to:

               (i) in the case of a Eurocurrency Revolving Loan denominated in British Pounds Sterling, (A) the Adjusted LIBO Rate determined for such Interest Period, plus (B) 2.00% per annum, plus, (C) if the Borrower of such Loan is a U.K. Borrower, MLA Cost;

               (ii) in the case of a Eurocurrency Revolving Loan denominated in Dollars or an Alternative Committed Currency other than British Pounds Sterling, (A) the Adjusted LIBO Rate determined for such Interest Period, plus (B) 2.00% per annum; or

               (iii) in the case of a Eurocurrency Term Loan (A) the Adjusted LIBO Rate determined for such Interest Period plus (B) 4.50% per annum.

          (b) Each ABR Loan (including each Swingline Loan) shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus
     (i) 3.50% per annum, in the case of a Term Loan or (ii) 1.00% per annum, in the case of a Revolving Loan or Swingline Loan.

          (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any Facility Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity thereof or by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal (except as otherwise provided in clause (y) below), the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.09 plus 2% per annum or (y) in the case of any overdue
                            ----
     interest, Facility Fee or other amount, the rate described in Section 2.09(b) applicable to an ABR Revolving Loan plus 2% per annum, in each case
                                                 ----
     from the date of such nonpayment to (but excluding) the date on which such amount is paid in full (after as well as before judgment).

          (d) Interest on each Loan shall be payable in the currency in which such Loan is denominated. Interest shall be payable in arrears on each Interest Payment Date, provided that (i) interest accrued pursuant to
                               --------
     paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Credit Commitment Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. Interest in respect of each Loan shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          Notwithstanding the above, to the extent CCSC or any of its Subsidiaries is permitted under this Agreement (as amended or amended and restated from time to time) to create, incur, assume or permit to exist any senior secured Indebtedness (a) the interest rate applicable to such senior secured Indebtedness shall be at least 0.25% less than the interest rate applicable to any Term Loan under this Agreement ("Interest Rate Differential")or, (b) if not, CCSC shall, immediately after such senior secured Indebtedness is created, incurred, assumed or permitted to exist, enter into an amendment to this Agreement (in such form as reasonably required by the Administrative Agent) to increase the interest rate applicable to any Term Loan under this Agreement so that the Interest Rate Differential is at least 0.25%.

     SECTION 2.10.  Computation of Interest.  Each  determination of an interest
                    -----------------------
rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.

     SECTION  2.11.  Fees.  (a) CCSC agrees to pay a facility  fee (a  "Facility
                     ----                                               --------
Fee") to each  Revolving  Lender,  for  which  payment  will be made in  arrears
---
through the Administrative Agent on the last day of March, June, September and December, and on the Facility Fee Termination Date (as defined below). The Facility Fee due to each Lender shall commence to accrue on the date of this Agreement and shall cease to accrue on the date (the "Facility Fee Termination
                                                       -------------------------
Date")  that  is the  later  of (i) the  date  on  which  the  Revolving  Credit
----
Commitment of such Lender shall be terminated as provided herein and (ii) the date after the end of the Revolving Credit Commitment Period on which such Lender ceases to have any Revolving Credit Exposure. The Facility Fee accrued to each Revolving Lender shall equal 0.50% per annum multiplied by such Lender's Facility Fee Average Daily Amount (as defined below) for the applicable quarter (or shorter period commencing on the date of this Agreement or ending with such Lender's Facility Fee Termination Date). A Lender's "Facility Fee Average Daily
                                                      --------------------------
Amount"  with  respect to a  calculation  period  shall equal the average  daily
------
amount during such period calculated using the daily amount of either (i) the Lender's Revolving Credit Commitment (whether used or unused) for any applicable days during the Lender's Revolving Credit Commitment Period or (ii) the Lender's Revolving Credit Exposure for any applicable days during the period subsequent to the Revolving Credit Commitment Period and ending on the Facility Fee Termination Date. All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. CCSC shall pay all Facility Fees in Dollars.

          (b) CCSC agrees to pay (i) to the Administrative Agent for the account of each Tranche A Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate of 2.00% per annum on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Tranche A Revolving Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Tranche A Revolving Credit Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees (collectively, "LC Fees") accrued through and including the
                                     -------
     last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all
                                                               --------
     such fees shall be payable on the date on which the Tranche A Revolving Credit Commitments terminate and any such fees accruing after the date on which the Tranche A Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) CCSC agrees to pay to the Administrative Agent the administrative and other fees separately agreed upon by CCSC and the Administrative Agent in the Fee Letter to be payable to the Administrative Agent for its own account and the accounts of the other parties to the Fee Letter, payable at the times specified in the Fee Letter (the "Agent Fees"). CCSC shall pay
                                                  -----------
     all Agent Fees in Dollars.

          (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders and the parties to the Fee Letter. Once paid, none of the Fees shall be refundable.

     SECTION 2.12.  Termination,  Reduction or Adjustment  of  Commitments.  (a)
                    ------------------------------------------------------
Unless previously terminated, (i) the Term Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date.

          (b) CCSC shall have the right, upon one Business Day's notice to the Administrative Agent, to terminate or, from time to time, reduce the amount of the Tranche A Revolving Credit Commitments or the Tranche B Revolving Credit Commitments; provided that, subject to paragraph (f) below, no such
                          --------
     termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any repayments of the Loans made on the effective date thereof, (i) any Term Loans shall be outstanding (unless Term Lenders holding 100% of the outstanding Term Loans shall have approved such reduction or termination), (ii) the Aggregate Tranche A Revolving Credit Exposure then outstanding would exceed the Total Tranche A Revolving Credit Commitment then in effect or (iii) the Aggregate Tranche B Revolving Credit Exposure then outstanding would exceed the Total Tranche B Revolving Credit Commitment then in effect. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Tranche A Revolving Credit Commitments or Tranche B Revolving Credit Commitments, as applicable, then in effect.

          (c) If any prepayment of Term Borrowings would otherwise be required pursuant to Section 2.05 but cannot be made because there are no Term Borrowings outstanding, or because the amount of the required prepayment exceeds the outstanding amount of Term Borrowings, then, on the date that such prepayment is required, the Revolving Credit Commitments shall be permanently reduced by an aggregate amount equal to the amount of the required prepayment, or the excess of such amount over the outstanding amount of Term Borrowings, as the case may be, provided that the allocation
                                                    --------
     of such reduction between the Tranche A Revolving Credit Commitments and the Tranche B Revolving Credit Commitments shall be at CCSC's option.

          (d) CCSC shall pay to the Administrative Agent for the account of the applicable Revolving Lenders, on each date of termination or reduction of the Revolving Credit Commitments, the Facility Fee on the amount of the Revolving Credit Commitments so terminated or reduced accrued to the date of such termination or reduction.

          (e) Each reduction or increase, as applicable, in the Tranche A Revolving Credit Commitments shall reduce or increase, as applicable, the Swingline Commitment by an equal percentage.

          (f) Notwithstanding anything to contrary in this Section 2.12, on March 30, 2001, without any further action by any party hereto, (i) each Tranche B Revolving Lender's Tranche B Revolving Credit Commitment shall be permanently reduced by an amount equal to such Tranche B Revolving Lender's Pro Rata Percentage of $75,000,000 and (ii) each Tranche A Revolving
     Lender's Tranche A Revolving Credit Commitment shall be increased by an amount equal to such Tranche A Revolving Lender's Pro Rata Percentage of $75,000,000, provided that the foregoing adjustments shall not occur if (x)
                  --------
     after giving effect thereto and to any repayments of the Loans made on the effective date thereof, the Aggregate Tranche B Revolving Credit Exposure then outstanding would exceed $250,000,000 or (y) CCSC shall have provided written notice to the Administrative Agent no later than March 28, 2001 that such adjustments should not occur.

     SECTION  2.13.  Inability to Determine  Interest  Rate;  Unavailability  of
                     -----------------------------------------------------------
Deposits;  Inadequacy of Interest Rate. (a) If prior to 11:00 a.m., London time,
--------------------------------------
two Business Days before the first day of any Interest Period, including an initial Interest Period, for a requested Eurocurrency Borrowing:

               (i) the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market generally, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for the currency in which any Eurocurrency Loan is denominated or the currency specified in the Borrowing Request for such Eurocurrency Borrowing (the "Applicable Currency") for such Interest Period, or

               (ii) the Administrative Agent shall have received notice from a majority in interest of the Lenders of the applicable Class that the Adjusted LIBO Rate determined or to be determined for such Interest Period for the Applicable Currency will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders by 12:00 noon, London time, on the same day. If such notice is given under clause (a)(i) or (a)(ii) above, then any affected Eurocurrency Loans shall not be converted or continued pursuant to Section 2.03 or made pursuant to a Borrowing Request, as the case may be, except as follows:

               (I) In the case of Eurocurrency Loans that are Alternative Committed Currency Loans, the Borrowers so request, no later than 1:00 p.m., London time, on the same day, the affected Eurocurrency Loans shall be converted or continued pursuant to Section 2.03 or made pursuant to a Borrowing Request, as the case may be, but with an
          Interest Period of one month and the amount of interest payable in respect of any such Eurocurrency Loan shall be determined in accordance with the following provisions of this Section 2.13(a)(I):

                    (A) if the  Administrative  Agent so  requires,  within five days of such notification the Administrative Agent and the Borrowers shall enter into negotiations with a view to agreeing on a substitute basis for determining the rate of interest (a "Substitute Interest Rate") which may be applicable to affected
                --------------------------
               Eurocurrency Loans in the future and any such Substitute Interest Rate that is agreed shall take effect in accordance with its terms and be binding on each party hereto; provided that the Administrative Agent may not agree on any such Substitute Interest Rate without the prior consent of each affected Lender;

                    (B) if no  Substitute  Interest  Rate is agreed  pursuant to
               Section 2.13(a)(I)(A), any such Eurocurrency Loan converted, continued or made by the Lenders pursuant to Section 2.13(a)(I) shall bear interest during the subsequent Interest Period at the rate per annum determined by the Administrative Agent pursuant to
               Section 2.09(a) except that in the place of the Adjusted LIBO Rate, the Administrative Agent shall use the cost to the applicable Lender (as conclusively certified by such Lender to the Administrative Agent with a copy to the Borrowers and expressed as a rate per annum) of funding such Loan from whatever source it shall reasonably select; and

                    (C) if the Administrative Agent has required the Borrower to enter  into  negotiations  pursuant  Section  2.13(a)(I)(A),  the
               Administrative Agent may (acting on the instructions of a majority in interest of the Tranche A Revolving Lenders) declare that no further Eurocurrency Revolving Loans denominated in such currency shall be converted, continued or made unless a Substitute Interest Rate has been agreed by the Borrowers and the Administrative Agent within 30 days of the Administrative Agent having so required negotiations.

               (II) Alternatively, in the case of Eurocurrency Revolving Loans, if the Borrowers so request, no later than 1:00 p.m., London time, two Business Days prior to the first day of the applicable Interest Period, the affected Eurocurrency Revolving Loans shall be made in, or prepaid pursuant to Section 2.05 and reborrowed in, a currency permitted under Section 2.01 other than the Applicable Currency ("Another Currency") in an amount that is the Currency Equivalent of
            -----------------
          the Applicable Currency amount of the affected Eurocurrency Revolving Loans on the first day of such Interest Period. The provisions of clauses (a)(i) and (a)(ii) above shall apply to the proposed Loans in Another Currency (except that the time for a determination by or notice to the Administrative Agent under clause (a)(i) or (a)(ii) shall be 2:00 p.m., London time, on such day and the time for notice by the Administrative Agent to the Borrowers and the Lenders shall be 3:00 p.m., London time, on such day), and should the Administrative Agent give a notice under clause (a)(i) or (a)(ii) above with respect thereto, then, unless the Borrowers request by 10:00 a.m., London time, on the following Business Day for the affected Loans to be converted, continued or made pursuant to Section 2.13(a)(I), such Loans shall be converted, continued or made in accordance with paragraph (III) below.

               (III) Alternatively, (i) if the Borrowers fail to request that the affected Eurocurrency Loans be converted, continued or made pursuant to either paragraph (I) or (II) above or (ii) under the conditions provided in paragraph (II) above for this paragraph (III) to apply or (iii) if the affected Eurocurrency Loans are Term Loans,
          (x) any Eurocurrency Loans denominated in Dollars requested to be made on the first day of such Interest Period shall be made as ABR Loans,
          (y) any Loans denominated in Dollars that, on the first day of such Interest Period, were to have been converted to or continued as Eurocurrency Loans shall be continued as or converted to ABR Loans and
          (z) any Eurocurrency Revolving Loans that are Alternative Committed Currency Loans shall be prepaid on the first day of such Interest Period and, if such day is during the Revolving Credit Commitment Period, the Dollar Equivalent of such prepaid Revolving Loans may simultaneously therewith be reborrowed in Dollars as ABR Loans.

     The Administrative Agent shall promptly withdraw such notice upon becoming aware that the circumstances giving rise thereto shall no longer exist. Until such notice has been withdrawn by the Administrative Agent, no further
Eurocurrency Loans denominated in the affected currency shall be made or continued as such, nor shall any Borrower have the right (if the Applicable Currency is Dollars) to convert ABR Loans to Eurocurrency Loans denominated in the Applicable Currency, except as provided in Section 2.13(a)(I).

                  (b) If prior to 11:00 a.m., London time, two Business Days before the first day of an Interest Period for an Alternative Committed Currency Borrowing (including an initial Interest Period for a requested Alternative Committed Currency Borrowing) any Revolving Lender notifies the Administrative Agent and the Borrowers that, in its reasonable and considered opinion, it would be unable at any cost, by reason of circumstances affecting the relevant market generally, to obtain matching deposits in the Applicable Currency at the required time and in sufficient amounts to fund its affected Revolving Loan, then such Lender shall not be required to make or maintain a Revolving Loan in the Applicable Currency. In such case, the Borrowers may request, no later than 1:00 p.m., London time, on the same day, that the affected Revolving Loan be made in, or prepaid pursuant to Section 2.05 and simultaneously therewith reborrowed in, Another Currency in an amount that is the Currency Equivalent of the Applicable Currency amount of the affected Revolving Loan on the first day of such Interest Period. The first sentence of this clause (b) shall apply to the proposed Revolving Loan in Another Currency (except that the time for notice to the Administrative Agent and the Borrowers shall be 2:00 p.m., London time, on such day) and should any Revolving Lender give a notice under this clause (b) with respect thereto, or should the Borrowers fail to request a Revolving Loan in Another Currency, then such Lender shall instead (as described in Section 2.13(a)(III) above) make the affected Loan in, or the Borrower shall prepay the affected Loan pursuant to Section 2.05 and reborrow in, Dollars on the first day of such Interest Period. The Administrative Agent shall, no later than 3:00 p.m., London time, on such day, inform the Borrower if any Alternative Committed Currency Loans are to be made in or prepaid and reborrowed in Dollars pursuant to this Section 2.13(b). A Eurocurrency Borrowing comprised of two different currencies pursuant to this Section 2.13(b) shall be referred to herein as a "Multicurrency Borrowing".
 -----------------------

     SECTION 2.14.  Pro Rata  Treatment and Payments.  (a) Each reduction of the
                    --------------------------------
Revolving Credit Commitments of the Revolving Lenders of either Class shall be made pro rata according to the amounts of such Revolving Lenders' Commitment
     --------
Percentages. Each payment (including each prepayment) by a Borrower on account of principal of and interest on Loans which are ABR Loans shall be made pro rata
                                                                        --------
according to the respective outstanding principal amounts of such ABR Loans then held by the Lenders of the applicable Class. Each payment (including each prepayment) by a Borrower on account of principal of and interest on Loans which are Eurocurrency Loans designated by a Borrower to be applied to a particular Eurocurrency Borrowing shall be made pro rata according to the respective
                                         --------
outstanding principal amounts of such Loans then held by the Lenders of the applicable Class; provided that with respect to a single Multicurrency Borrowing
                  --------
payments made in the specific currency of Eurocurrency Loans that are part of such Multicurrency Borrowing shall be applied pro rata according to the
                                                    ---------
outstanding principal amount of all Eurocurrency Loans included in such Multicurrency Borrowing that are denominated in such currency; provided further
                                                                ----------------
that if payments designated by the Borrower for a particular Multicurrency Borrowing are not denominated in the appropriate currencies required by the second succeeding sentence such that the Revolving Credit Exposure of each Lender of the affected Class will be reduced pro rata in accordance with the
                                               --------
Commitment Percentages of each Lender of the affected Class, then, the Administrative Agent shall convert a portion of such payments into the currencies required to so reduce the Revolving Credit Exposure of each Lender of the affected Class pro rata after application of all such payments. Each payment
                   --------
(including each prepayment) by a Borrower on account of principal of and interest on Swingline Loans shall be made pro rata according to the respective
                                           --------
outstanding principal amounts of the Swingline Loans or participating interests therein, as the case may be, then held by the relevant Lenders. All payments (including prepayments) to be made by a Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 10:00 a.m., local time in the place of payment, on the due date thereof to the Administrative Agent, for the account of the Lenders of the applicable Class, at the Administrative Agent's New York office specified in Section 10.01 (or, in the case of payments in Euro, Deutschmarks or French Francs, at the office of the Administrative Agent designated by the Administrative Agent from time to time as the place for payments in Euro) in the currency in which the applicable Obligation is denominated and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

          (b) Subject to Section 2.13, unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.14(b) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Revolving Loans hereunder, on demand, from the relevant Borrower, but without prejudice to any right or claim that such Borrower may have against such Lender.

          (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

     SECTION 2.15.  Illegality.  Notwithstanding  any other provision herein, if
                    ----------
the adoption of or any change in any Requirement of Law, or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurocurrency Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurocurrency Loans, continue Eurocurrency Loans as such and convert ABR Loans to Eurocurrency Loans shall forthwith be suspended until such time as the making or maintaining of Eurocurrency Loans shall no longer be unlawful, (b) such Lender's Loans denominated in Dollars then outstanding as Eurocurrency Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law, and (c) such Lender's Eurocurrency Loans that are Alternative Committed Currency Loans, if any, shall be prepaid on the respective last days of the then current Interest Periods with respect to such Loans (or within such earlier period as may be required by law).

     SECTION 2.16.  Requirements  of Law. (a) The  Borrowers  agree to reimburse
                    --------------------
each Lender or the Issuing Bank for any increase in the cost to such Lender or the Issuing Bank of, or any reduction in the amount of any sum receivable by such Lender or the Issuing Bank in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, Eurocurrency Loans or participating in, issuing or maintaining any Letter of Credit, including, without limitation, by reason of any requirements imposed by the Board upon the making or funding of Eurocurrency Loans or participating in, issuing or maintaining any Letter of Credit. Such Lender or the Issuing Bank, as applicable, shall promptly notify the Administrative Agent and CCSC in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender or the Issuing Bank, as applicable, for such increased cost or reduced amount. Such additional amounts shall be payable directly to such Lender or the Issuing Bank, as applicable, within five days of CCSC's receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

          (b) If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority after the date hereof affects or would affect the amount of capital required or expected to be maintained by any Lender or the Issuing Bank (or a holding company controlling such Lender or Issuing Bank) and such Lender or the Issuing Bank determines (in its sole and absolute discretion) that the rate of return on its capital (or the capital of its holding company, as the case may be) as a consequence of its Revolving Credit Commitment or the Loans made by it or its participations in Swingline Loans or any issuance, participation or maintenance of Letters of Credit is reduced to a level below that which such Lender or the Issuing Bank (or its holding company) could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender or the Issuing Bank to CCSC, the Borrowers shall immediately pay directly to such Lender or the Issuing Bank, as the case may be, additional amounts sufficient to compensate such Lender or the Issuing Bank (or its holding company) for such reduction in rate of return. A statement of such Lender or the Issuing Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, such Lender or the Issuing Bank may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

          (c) Neither the Issuing Bank nor any Lender shall be entitled to compensation under this Section 2.16 for any costs incurred or reductions suffered with respect to any date that it has such costs unless it shall have notified CCSC that it will demand compensation for such costs or reductions under paragraph (a) or (b) above, as applicable, not more than 120 days after the later of (i) such date and (ii) the date on which it shall have become aware of such costs or reductions; provided that the
                                                              --------
     foregoing shall in no way operate in derogation of the undertaking contained in the last sentence of this paragraph (c). Notwithstanding any other provision of this Section 2.16, neither the Issuing Bank nor any Lender shall demand compensation for any increased cost or reduction referred to above if it shall not at the time be the general policy or practice of the Issuing Bank or such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements. In the event that the Issuing Bank or any Lender determines that any event or circumstance that will lead to a claim under this Section
     2.16 has occurred or will occur, the Issuing Bank or such Lender will use its best efforts to so notify CCSC; provided, that any failure to provide
                                          --------
     such notice shall in no way impair the rights of the Issuing Bank or Lender to demand and receive compensation under this Section 2.16, but without prejudice to any claims of CCSC for compensation for actual damages sustained as a result of any failure to observe this undertaking.

     SECTION  2.17.  Taxes.  All payments by each  Borrower of principal of, and
                     -----
interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on the Administrative Agent, the Issuing Bank or any Lender (or any assignee of such Lender or the Issuing Bank, as the case may be, or a participation holder or a change in designation of the lending office of a Lender or the Issuing Bank, as the case may be (a "Transferee")), but excluding franchise taxes and taxes
                     ----------
imposed on or measured by the recipient's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by any Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then such Borrower will

          (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

          (c) pay to the Administrative Agent for the account of the Lenders or the Issuing Bank, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender or the Issuing Bank, as the case may be, will equal the full amount such Lender or the Issuing Bank, as the case may be, would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent, the Issuing Bank or any Lender or Transferee with respect to any payment received by the Administrative Agent, the Issuing Bank or such Lender or Transferee hereunder, the Administrative Agent, the Issuing Bank or such Lender or Transferee may pay such Taxes and the applicable Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

     If the Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fail to remit to the Administrative Agent, for the account of the Issuing Bank, the respective Lenders or Transferees, the required receipts or other required documentary evidence, the Borrowers shall indemnify the Issuing Bank, Lenders and Transferees for any incremental Taxes, interest, penalties or other costs (including reasonable attorneys' fees and expenses) that may become payable by the Issuing Bank, any Lender or Transferee as a result of any such failure. For purposes of this Section 2.17, a distribution hereunder by the Administrative Agent to or for the account of the Issuing Bank, any Lender or Transferee shall be deemed a payment by a Borrower.

     Each Lender or Transferee that is organized under the laws of a jurisdiction other than the United States shall, on or prior to the Effective Date (in the case of each Lender that is a party hereto on the Effective Date) or on or prior to the date of any assignment or participation hereunder (in the case of a Transferee) and thereafter as reasonably requested from time to time by CCSC or the Administrative Agent, execute and deliver, if legally able to do so, to CCSC and the Administrative Agent one or more (as CCSC or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms W-8 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender or Transferee is exempt from or entitled to a reduced rate of, withholding or deduction of Taxes.

     With respect to obligations under this Agreement other than those specified in the immediately following paragraph, the Borrowers shall not be required to indemnify or to pay any additional amounts to the Issuing Bank, any Lender or Transferee with respect to any Taxes pursuant to this Section 2.17 to the extent that (i) any obligation to withhold, deduct or pay amounts with respect to such Tax existed on the date the Issuing Bank, such Lender or Transferee became a party to this Agreement (and, in such case, Borrowers may deduct and withhold such Tax from payments to the Issuing Bank, such Lender or Transferee), or (ii) any Lender or Transferee fails to comply in full with the provisions of the immediately preceding paragraph (and, in such case, Borrowers may deduct and withhold all Taxes required by law as a result of such noncompliance from payments to the Issuing Bank, such Lender or Transferee).

     With respect to Loans not denominated in Dollars and Loans made to non-U.S. Subsidiaries, each relevant Lender or Transferee shall determine the extent to which obligations to withhold, deduct or pay amounts with respect to Taxes would exist on the date such Lender or Transferee would make such Loans and shall disclose to CCSC such determination. Based on such determination, the applicable Borrower shall either agree (i) to indemnify or pay any such additional amounts to each such Lender or Transferee pursuant to this Section 2.17 or (ii) that such Lender or Transferee shall not be obligated to make such Loans provided,
                                                                       --------
however,  that in the event of a change  in law or  regulation  such  additional
-------
amounts shall be adjusted to reflect such change.

     Notwithstanding anything to the contrary in this Section 2.17, if the Internal Revenue Service determines that a Lender (or Transferee) is a conduit entity participating in a conduit financing arrangement as defined in Section 7701(l) of the Code and the regulations thereunder and the relevant Borrower was not a participant to such arrangement (other than as a Borrower under this Agreement) (a "Conduit Financing Arrangement"), then (i) the Borrower shall have
               -----------------------------
no obligation to pay additional amounts or indemnify the Lender or Transferee for any Taxes with respect to any payments hereunder to the extent the amount of such Taxes exceeds the amount that would have otherwise been withheld or deducted had the Internal Revenue Service not made such a determination and (ii) such Lender or Transferee shall indemnify the Borrowers in full for any and all taxes for which a Borrower is held directly liable under Section 1461 of the Code by virtue of such Conduit Financing Arrangement; provided that such
                                                            --------
Borrower (i) promptly forwards to the indemnitor an official receipt or other documentation satisfactorily evidencing such payment, (ii) shall contest such tax upon the reasonable request of the indemnitor and at such indemnitor's cost and (iii) shall pay to such indemnitor within 30 days any refund of such taxes (including interest thereon). Each Lender or Transferee represents that it is not participating in a Conduit Financing Arrangement.

     Neither the Issuing Bank nor any Lender shall be entitled to payment under this Section 2.17 unless it shall have notified the applicable Borrower that it will demand such payment not more than 120 days after the date on which it shall have become aware that it was entitled to such payment; provided that the
                                                              --------
foregoing shall in no way operate in derogation of the undertaking contained in the last sentence of this Section 2.17. Notwithstanding any other provision of this Section 2.17, neither the Issuing Bank nor any Lender shall demand any payment referred to above if it shall not at the time be the general policy or practice of the Issuing Bank or such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements. In the event that the Issuing Bank or any Lender determines that any event or circumstance that will lead to a claim by it under this Section 2.17 has occurred or will occur, the Issuing Bank or such Lender will use its best efforts to so notify CCSC; provided, that any failure to provide such notice
                             --------
shall in no way impair the rights of the Issuing Bank or any Lender to demand and receive compensation under this Section 2.17, but without prejudice to any claims of CCSC for failure to observe this undertaking.

     SECTION  2.18.  Indemnity.  In the event any Lender shall incur any loss or
                     ---------
expense (including any loss (other than lost profit) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurocurrency Loan) as a result of any conversion of a Eurocurrency Loan to an ABR Loan or repayment or prepayment of the principal amount of any Eurocurrency Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 2.03, 2.05, 2.08, 2.16 or 2.21 or otherwise, or any failure to borrow or convert any Eurocurrency Loan after notice thereof shall have been given hereunder, whether by reason of any failure to satisfy a condition to such borrowing or otherwise; then, upon the written notice of such Lender to the applicable Borrower (with a copy to the Administrative Agent), such Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on such Borrower.

     SECTION 2.19. Change of Lending Office.  Each Lender (or Transferee) agrees
                   ------------------------
that, upon the occurrence of any event giving rise to the operation of Section 2.15, 2.16 or 2.17 with respect to such Lender (or Transferee), it will, if requested by CCSC, use reasonable efforts (subject to overall policy considerations of such Lender (or Transferee)) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event, provided, that such designation is made on terms
                              --------
that, in the sole judgment of such Lender, cause such Lender and its respective lending offices to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.19 shall
                    ------------------
affect or postpone any of the obligations of any Borrower or the rights of any Lender (or Transferee) pursuant to Sections 2.15, 2.16 and 2.17.

     SECTION  2.20.  Sharing of Setoffs.  Each  Lender  agrees that if it shall,
                     ------------------
through the exercise of a right of banker's lien, setoff or counterclaim against a Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loans or participations in LC Disbursements which at the time shall be due and payable as a result of which the unpaid principal portion of its Loans and participations in LC Disbursements which at the time shall be due and payable shall be proportionately less than the unpaid principal portion of such Loans and participations in LC Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in such Loans and participations in LC Disbursements of such other Lender, so that the aggregate unpaid principal amount of such Loans and participations in LC Disbursements and participations in such Loans and participations in LC Disbursements held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all such Loans and participations in LC Disbursements as prior to such exercise of banker's lien, setoff or counterclaim or other event; provided,
                                                                       --------
however,  that, if any such purchase or purchases or  adjustments  shall be made
-------
pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or an LC Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Lender by reason thereof as fully as if such Lender were a direct creditor directly to such Borrower in the amount of such participation. Notwithstanding the foregoing, nothing in this Section 2.20 shall be deemed to require any Term Lender to take any action which is inconsistent with the priority repayment rights of the Term Lenders over the Revolving Lenders provided in the Collateral Sharing Agreement.

     SECTION 2.21. Assignment of Commitments Under Certain Circumstances. In the
                   -----------------------------------------------------
event that any Lender shall have delivered a notice or  certificate  pursuant to
Section 2.13(b), 2.15 or 2.16, or the Borrowers shall be required to make additional payments to any Lender under Section 2.17, CCSC shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in Section 10.04) approved by the Administrative Agent, the Issuing Bank and the Swingline Lender (which approval shall not be unreasonably withheld), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 10.04) all its interests, rights and obligations under this Agreement to such assignee; provided, however, that no Lender shall be obligated
                            -----------------
to make any such assignment unless (i) such assignment shall not conflict with any law or any rule, regulation or order of any Governmental Authority and (ii) such assignee or the Borrowers shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender and participations in LC Disbursements and Swingline Loans held by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder (including, without limitation, any Facility Fees).


                                  ARTICLE III

                         Representations and Warranties
                         ------------------------------

     In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to extend credit hereunder and under the other Loan Documents, CCSC represents and warrants as follows:

     SECTION 3.01.  Organization,  etc. CCSC is a  corporation,  and each of its
                    ------------------
Subsidiaries (a) is a corporation, partnership or other form of legal entity, validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (b) has all requisite power and authority to carry on its business as now conducted, (c) is duly qualified to do business and is in good standing as a foreign corporation or foreign partnership (or comparable foreign qualification, if applicable, in the case of any other form of legal entity), as the case may be, in each jurisdiction where the nature of its business requires such qualification, except where the failure to so qualify will not result in a Material Adverse Effect, and (d) has full power and authority and holds all requisite material governmental licenses, permits and other approvals to enter into and perform its obligations under this Agreement and each other Loan Document to which it is a party and to own or hold under lease its property and to conduct its business substantially as currently conducted by it.

     SECTION 3.02.  Due  Authorization,  Non-Contravention,  etc. The execution,
                    ---------------------------------------------
delivery and performance by each Loan Party of this Agreement and each other Loan Document executed or to be executed by it, the borrowing of the Loans, the use of the proceeds thereof and the issuance of the Letters of Credit hereunder are within each Loan Party's corporate, partnership or comparable powers, as the case may be, have been duly authorized by all necessary corporate, partnership or comparable and, if required, stockholder action, as the case may be, and do not

          (a)  contravene   the  Organic   Documents  of  CCSC  or  any  of  its
     Subsidiaries (other than Immaterial Subsidiaries);

          (b) contravene any law or governmental regulation or court decree or order binding on or affecting CCSC or any of its Subsidiaries (other than Immaterial Subsidiaries);

          (c) violate or result in a default under any indenture, agreement or other instrument binding upon CCSC or any of its Subsidiaries (other than Immaterial Subsidiaries); or

          (d) result in, or require the creation or imposition of, any material Lien on any assets of CCSC or any of its Subsidiaries (other than Immaterial Subsidiaries), except Liens created under the Loan Documents.

     SECTION   3.03.   Government   Approval,   Regulation,   etc.  No  consent,
                       -------------------------------------------
authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for the due execution, delivery or performance by CCSC or any other Loan Party of this Agreement or any other Loan Document, the borrowing of the Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens under the Loan Documents. Neither CCSC nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION  3.04.  Validity,  etc.  This  Agreement has been duly executed and
                     --------------
delivered by each Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligation of such Borrower or such Loan Party (as the case may be) enforceable in accordance with its respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

     SECTION 3.05. Financial Information. (a) The consolidated balance sheets of
                   ---------------------
CCSC and its Subsidiaries as of December 31, 1999, reported on by PricewaterhouseCoopers, independent public accountants, and September 30, 2000, certified by CCSC's chief financial officer, and the related consolidated statements of earnings and cash flow of CCSC and its Subsidiaries, copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly in all material respects the consolidated financial condition of CCSC and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of the financial statements as of and for the period ended September 30, 2000, to normal year-end adjustments and to the absence of notes).

          (b) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum, none of CCSC or its Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

     SECTION 3.06. No Material  Adverse Change.  Since December 31, 1999,  there
                   ---------------------------
has been no material adverse change in the business, assets, operations or condition (financial or otherwise) of CCSC and its Subsidiaries taken as a whole, except as disclosed in the Information Memorandum.

     SECTION 3.07.  Litigation.  There is no pending or, to the knowledge of any
                    ----------
Borrower, threatened litigation, action or proceeding, affecting CCSC or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which will result in a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the transactions contemplated hereby or thereby.

     SECTION 3.08.  Compliance  with Laws and  Agreements.  Each of CCSC and its
                    -------------------------------------
Subsidiaries is in compliance with all laws (other than Environmental Laws, which are the subject of Section 3.13), regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so will not result in a Material Adverse Effect. No Default has occurred and is continuing.

     SECTION 3.09.  Subsidiaries.  Schedule 3.09 sets forth the name of, and the
                    ------------
direct or indirect ownership interest of CCSC in, each Subsidiary of CCSC and identifies each Subsidiary that is a Loan Party, in each case as of the Effective Date.

     SECTION 3.10.  Ownership of Properties.  Each of CCSC and its  Subsidiaries
                    -----------------------
(other than Immaterial Subsidiaries) has good and marketable title to or valid leasehold interests in, or is licensed to use, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like which could reasonably be expected to have a Material Adverse Effect) except as permitted pursuant to Section 6.02.

     SECTION 3.11. Taxes. Each of CCSC and its Subsidiaries has timely filed all
                   -----
federal and all other material income tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges due, except (i) any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books and (ii) any such taxes or charges that would not, individually or in the aggregate, result in a Material Adverse Effect.

     SECTION    3.12.     Pension    and    Welfare     Plans.     During    the
                          -----------------------------------
twelve-consecutive-month period prior to the Effective Date, no Pension Plan has been terminated, or has been subject to the commencement of any termination, that could reasonably be expected to result in a material liability to CCSC or any ERISA Affiliate, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan or Welfare Plan which reasonably might result in the incurrence by CCSC or any ERISA Affiliate of any liability, fine or penalty which will have a Material Adverse Effect. Neither CCSC nor any ERISA Affiliate has withdrawn or partially withdrawn (or reasonably expects to withdraw or partially withdraw) from any multiemployer plan (as defined in Section 3(37) of ERISA), CCSC has no contingent liability with respect to post-retirement benefits provided by CCSC and its Subsidiaries under a Welfare Plan, other than (i) liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA and
(ii) liabilities which will not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 3.13.  Environmental  Warranties.  (a) All  facilities and property
                    -------------------------
owned or leased by CCSC or any of its Subsidiaries, and all operations conducted thereon, are in compliance with all Environmental Laws, except for such noncompliance which, singly or in the aggregate, will not have a Material Adverse Effect;

          (b) there have been no past unresolved, and there are no pending or threatened (in writing)

          (i) claims, complaints, notices or requests for information received by CCSC or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

          (ii) complaints, written notices or inquiries to CCSC or any of its Subsidiaries regarding potential liability under any Environmental Law,

which violation or potential liability singly or in the aggregate will have a Material Adverse Effect;

          (c) there have been no Releases of Hazardous Materials at, on or under any property now or, to any Borrower's knowledge, previously owned or leased by CCSC or any of its Subsidiaries that, singly or in the aggregate, have or will have a Material Adverse Effect;

          (d) CCSC and its Subsidiaries have been issued and are in compliance with all Environmental Permits necessary or desirable for their businesses, except for such Environmental Permits which, if not so obtained or as to which CCSC and its Subsidiaries are not in compliance (in each case singly or in the aggregate), will not have a Material Adverse Effect;

          (e) no property now or, to any Borrower's knowledge, previously owned or leased by CCSC or any of its Subsidiaries is listed or proposed (with respect to owned property only) for listing on the CERCLIS or on any similar state list of sites requiring investigation or clean-up, or on the National Priorities List pursuant to CERCLA, in each case other than properties as to which any such listing will not result in a Material Adverse Effect;

          (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or, to any Borrower's knowledge, previously owned or leased by CCSC or any of its Subsidiaries that, singly or in the aggregate, have, or will have, a Material Adverse Effect;

          (g) to any Borrower's knowledge, neither CCSC nor any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which will lead to claims against CCSC or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA, which will have a Material Adverse Effect; and

          (h) there are no polychlorinated biphenyls or friable asbestos present at any property owned or leased by CCSC or any Subsidiary that, individually or in the aggregate, have, or will have, a Material Adverse Effect.

     SECTION  3.14.  Regulations  U and X. The  Loans,  the use of the  proceeds
                     --------------------
thereof, this Agreement and the transactions contemplated hereby will not result in a violation of or be inconsistent with any provision of Regulation U or X.

     SECTION 3.15.  Disclosure;  Accuracy of Information.  CCSC has disclosed to
                    ------------------------------------
the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to any of them that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. To the best of CCSC's knowledge, neither this Agreement nor any other document, certificate or statement furnished to the Administrative Agent or any Lender by or on behalf of CCSC in connection herewith (including, without limitation, the Information Memorandum) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein not misleading, in light of the circumstances under which they were made. It is understood that no representation or warranty is made concerning any forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based.

     SECTION 3.16. Insurance.  As of the Effective Date, all premiums in respect
                   ---------
of insurance maintained by or on behalf of CCSC and its Subsidiaries as of such date have been paid. CCSC reasonably believes that the insurance maintained by or on behalf of itself and its Subsidiaries is adequate.

     SECTION 3.17. Labor Matters.  Except as could not reasonably be expected to
                   -------------
have a Material Adverse Effect, (a) as of the Effective Date, there are no strikes, lockouts or slowdowns against CCSC or any Subsidiary pending or, to the knowledge of CCSC, threatened; (b) the hours worked by and payments made to employees of CCSC and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters; and (c) all payments due from CCSC or any Subsidiary, or for which any claim may be made against CCSC or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of CCSC or such Subsidiary.

     SECTION 3.18. Solvency.  Immediately following the making of each Loan made
                   --------
on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date; and (e) none of the French Borrowers is unable to pay its debts as they fall due ("etat de cessation des paiements") or has initiated voluntary arrangements with its creditors ("reglement amiable") or is subject to insolvency proceedings ("redressement ou liquidation judiciaire"), in each case as construed by articles L. 611-1 and seq. and L. 620-1 and seq. of the French Commercial Code ("code de commerce").

     SECTION 3.19. Security  Documents.  (a) The Pledge Agreements are effective
                   -------------------
to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreements) and, when such Collateral is delivered to the Collateral Agent, the Pledge Agreements shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person other than Liens described in clause (a) of the definition of Permitted Encumbrances and subject to the terms of the Intercreditor Agreement; provided that the actions specified in Schedule 3.19(a)
                         --------
are required to be taken in connection with the pledge of capital stock of Foreign Subsidiaries.

          (b)(i) The Security Agreements are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreements) and, (ii)(A) when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the U.S. Security Agreement and (B) when the actions specified in Schedule 3.19(b) are taken, the Foreign Security Agreements, shall each constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property (as defined in the Security Agreements)), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by
     Section 6.02 and subject to the terms of the Intercreditor Agreement.

          (c) When the filings in clause (b)(ii)(A) above are made and when the U.S. Security Agreement (or a summary thereof) is filed in the United States Patent and Trademark Office and the United States Copyright Office, the U.S. Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties (other than Foreign Loan Parties) in the Intellectual Property (as defined in the U.S. Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties (other than Foreign Loan Parties) after the Effective Date).

          (d) Each Mortgage, when duly executed and delivered by the relevant Loan Party, will be effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on
     Schedule 3.19(d), the Mortgages shall constitute a Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02.


                                   ARTICLE IV

                                   Conditions
                                   ----------

     SECTION  4.01.  Effective  Date.  The  amendments  to the  Original  Credit
                     ---------------
Agreement effected hereby and the obligations of the Term Lenders to make Term Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.08):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received, on behalf of itself and the Lenders, favorable written opinions of each of (i) Dechert, U.S., U.K. and French counsel for the Loan Parties and (ii) Holters & Elsing, German counsel for the Loan Parties, substantially to the effect set forth in Exhibits M and O, respectively, (A) dated the Effective Date and (B) addressed to the Administrative Agent and the Lenders.

          (c) All documents executed or submitted in connection with this Agreement, the borrowings hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders and to Cravath, Swaine & Moore, counsel for the Administrative Agent.

          (d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (e) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of CCSC, confirming compliance with the conditions precedent set forth in paragraphs (b) and
     (c) of Section 4.02.

          (f) The Administrative Agent shall have received all fees payable to the Administrative Agent or any Lender on or prior to the Effective Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.

          (g) The Collateral Agent shall have received counterparts of (A) the U.S. Pledge Agreement signed on behalf of each U.S. Loan Party, (B) Foreign Pledge Agreements covering pledges by Domestic Subsidiaries of Equity Interests held by them in Subsidiaries organized in France and Germany, (C) French Delegations of Dividends by the French Holding Companies and (D) if any Borrower is a Foreign Subsidiary, a Foreign Pledge Agreement signed on behalf of each Foreign Loan Party (except for Foreign Loan Parties whose execution of a Foreign Pledge Agreement would violate applicable law or would, in the reasonable good faith judgment of CCSC, subject the directors or officers of such Foreign Loan Party to criminal or other personal liability), in each case, together with certificates representing all the outstanding Equity Interests of each Subsidiary owned by or on behalf of any U.S. Loan Party as of the Effective Date (except that such delivery of certificates representing Equity Interests of a Foreign Subsidiary that is not a Subsidiary Loan Party may be limited to 65% of the outstanding Equity Interests of such Foreign Subsidiary), promissory notes (to the extent such notes exist on the Effective Date) evidencing all intercompany Indebtedness owed to any Loan Party by any Borrower or any Subsidiary as of the Effective Date and stock powers and instruments of transfer, endorsed in blank, with respect to such certificates and promissory notes. The Collateral Agent shall have received evidence that all actions specified in
     Schedule 3.19(a) have been taken.

          (h) The Collateral Agent shall have received counterparts of (i) the U.S. Security Agreement signed on behalf of each U.S. Loan Party, and (B) if any Borrower is a Foreign Subsidiary, a Foreign Security Agreement or Agreements signed on behalf of each Foreign Loan Party (except for Foreign Loan Parties whose execution of a Foreign Security Agreement would violate applicable law or would, in the reasonable good faith judgment of CCSC, subject the directors or officers of such Foreign Loan Party to criminal or other personal liability), in each case, together with the following:

               (A) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the applicable Security Agreement; and

               (B) a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of CCSC, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

               (i) The Administrative Agent shall have received (i) counterparts of the U.S. Guarantee Agreement signed on behalf of each Domestic Subsidiary, (ii) if any Borrower is a Foreign Subsidiary, a Foreign Guarantee Agreement signed on behalf of each Foreign Loan Party (except for Foreign Loan Parties whose execution of a Foreign Guarantee Agreement would violate applicable law or would, in the reasonable good faith judgment of CCSC, subject the directors or officers of such Foreign Loan Party to criminal or other personal liability) and (iii) counterparts of the Indemnity, Subrogation and Contribution Agreement signed on behalf of each U.S. Loan Party.

               (j) The Collateral Agent shall have received a counterpart of the Collateral Sharing Agreement signed on behalf of CCSC.

               (k) The Administrative Agent shall have received evidence that the insurance required by Section 5.04 and the Security Documents is in effect.

               (l) Any Competitive Loans (as defined in the Original Credit Agreement) outstanding under the Original Credit Agreement shall have been repaid.
               (m) The Administrative Agent shall have received a counterpart of the Intercreditor Agreement signed on behalf of each party thereto.

     The Administrative Agent shall notify CCSC and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the amendments to the Original Credit Agreement to be effected pursuant to this Agreement and the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.08) at or prior to 5:00 p.m., New York City time, on March 5, 2001 (and, in the event such conditions are not so satisfied or waived, this Agreement shall terminate at such time).

     SECTION 4.02. Conditions to Each Credit Event. The agreement of each Lender
                   -------------------------------
to make any Loan and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit (such event being called a "Credit Event") (excluding
                                                     -------------
continuations and conversions of Loans) requested to be made by it on any date is subject to the satisfaction of the following conditions:

          (a) The Administrative Agent shall have received a notice of such Credit Event as required by Section 2.02, 2.04 or 2.06, as applicable (or such notice shall have been deemed given in accordance with Section 2.04(b)).

          (b) The representations and warranties set forth in Article III hereof and in the other Loan Documents shall be true and correct with the same effect as if then made (unless stated to relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

          (c) At the time of and immediately after such Credit Event, no Default shall have occurred and be continuing.

          (d) If the relevant Borrower is a Subsidiary Borrower, CCSC shall have delivered to the Administrative Agent (i) a Subsidiary Borrower Notice and Designation for such Subsidiary Borrower, countersigned by such Subsidiary Borrower and (ii) if such Subsidiary Borrower Notice and Designation is delivered after the Effective Date, notice of the name of such Subsidiary Borrower and the jurisdiction in which it is domiciled, which notice shall be delivered at least five Business Days prior to the date of the first Borrowing by such Subsidiary Borrower (and shall be distributed by the Administrative Agent to the Lenders promptly upon receipt). CCSC may from time to time deliver a subsequent Subsidiary Borrower Notice and Designation with respect to such Subsidiary Borrower, countersigned by such Subsidiary Borrower, for the purpose of terminating such Subsidiary Borrower's designation as such, as long as on the effective date of such termination, all Letters of Credit issued for the account of such Subsidiary Borrower shall have been terminated, all Subsidiary Borrower Obligations in respect of such Subsidiary Borrower shall have been paid in full. In addition, if on any date a Subsidiary Borrower shall cease to be a Subsidiary, all Subsidiary Borrower Obligations in respect of such Subsidiary Borrower shall automatically become due and payable on such date and no further Loans may be borrowed by such Subsidiary Borrower hereunder.

          (e)  If  the  relevant   Borrower  is  a  Subsidiary   Borrower,   the
     Administrative Agent shall have received, as promptly as reasonably practicable after the effective date of the relevant Subsidiary Borrower Notice and Designation and prior to the date of such Loan, a certificate of such Subsidiary Borrower, substantially in the form of Exhibit H, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent executed by the President, any Vice President, the Treasurer or any other senior officer and the Secretary or any Assistant Secretary (or, in either case, comparable officers) of such Subsidiary Borrower.

          (f) If the relevant Borrower is a French Borrower, the Collateral Agent shall have received (i) a solvency certificate in the form of Exhibit P duly executed by a senior officer of such Subsidiary Borrower and (ii) an auditors' certificate relating to such Subsidiary Borrower in the form of Exhibit Q, dating from no more than three months prior to the date of the Credit Event.

Each Credit Event shall be deemed to constitute a representation and warranty by the applicable Borrower on the date of such Credit Event, as to the matters specified in paragraphs (b) and (c) of this Section 4.02.


                                    ARTICLE V

                              Affirmative Covenants
                              ---------------------

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder or under any other Loan Document have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrowers covenant and agree with the Lenders that:

     SECTION  5.01.  Financial  Information,  Reports,  Notices,  etc. CCSC will
                     -------------------------------------------------
furnish, or will cause to be furnished, to each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:

          (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of CCSC, a consolidated balance sheet of CCSC and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of CCSC and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by a Financial Officer of CCSC, it being understood and agreed that the delivery of CCSC's Form 10-Q (as filed with the Securities and Exchange Commission), if certified as required in this clause (a), shall satisfy the requirements set forth in this clause);

          (b) as soon as available and in any event within 120 days after the end of each Fiscal Year of CCSC, a copy of the annual audit report for such Fiscal Year for CCSC and its Subsidiaries, including therein a consolidated balance sheet of CCSC and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of CCSC and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Administrative Agent and the Required Lenders by PricewaterhouseCoopers or other independent public accountants reasonably acceptable to the Administrative Agent and the Required Lenders (it being understood and agreed that the delivery of CCSC's Form 10-K (as filed with the Securities and Exchange Commission), if certified as required in this clause (b), shall satisfy such delivery requirement in this clause) together with a certificate from a Financial Officer of CCSC containing a computation in reasonable detail of, and showing compliance with, each of the financial ratios and restrictions contained in Sections 6.12, 6.13 and 6.14 and to the effect that, in making the examination necessary for the signing of such certificate, such Financial Officer has not become aware of any Default that has occurred and is continuing, or, if such Financial Officer has become aware of such Default, describing such Default and the steps, if any, being taken to cure it and concurrently with the delivery of the foregoing financial statements, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (c) as soon as available and in any event within 60 days after the end of each Fiscal Quarter, a Compliance Certificate, executed by a Financial Officer of CCSC, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent) compliance with the financial covenants set forth in Sections 6.12, 6.13 and 6.14 and representing as to the absence of any Default;

          (d) no later than 30 days following the commencement of each Fiscal Year of CCSC, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for each month during such Fiscal Year) and, promptly when available, any significant revisions of such budget;

          (e) as soon as possible and in any event within three Business Days after becoming aware of the occurrence of any Default, a statement of a Financial Officer of CCSC setting forth details of such Default and the action which CCSC has taken and proposes to take with respect thereto;

          (f) as soon as possible and in any event within five Business Days after (i) the occurrence of any adverse development with respect to any litigation, action or proceeding described in Section 3.07 which could reasonably be expected to result in a Material Adverse Effect or (ii) the commencement of any litigation, action or proceeding of the type described in Section 3.07, which could reasonably be expected to result in a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, notice thereof and copies of all documentation relating thereto;

          (g) promptly after the sending or filing thereof, copies of all reports which CCSC sends to any of its security holders, and all reports, registration statements (other than on Form S-8 or any successor form) or other materials which CCSC or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

          (h) immediately upon becoming aware of the taking of any specific actions by CCSC or any other Person to terminate any Pension Plan (other than a termination pursuant to Section 4041(b) of ERISA which can be completed without CCSC or any ERISA Affiliate having to provide more than $1,000,000 in addition to the normal contribution required for the plan year in which termination occurs to make such Pension Plan sufficient), or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that CCSC furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by CCSC of any liability, fine or penalty which could reasonably be expected to have a Material Adverse Effect, or any increase in the contingent liability of CCSC with respect to any post-retirement Welfare Plan benefit if the increase in such contingent liability which could reasonably be expected to have a Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

          (i) as soon as possible, notice of any other development that could reasonably be expected to result in a Material Adverse Effect;

          (j) on the 10th day of each month (or, if not a Business Day, the Business Day immediately following such day) a report setting forth (i) a description of the status of CCSC's asset sale program in such detail reasonably acceptable to the Administrative Agent, (ii) the amount of aggregate commitments, aggregate outstandings and aggregate unused availability on such date under the Permitted Receivables Financing, (iii) the amount of aggregate unused availability on such date of Revolving Credit Commitments, (iv) the aggregate amount of Permitted Investments held by CCSC and its Subsidiaries on such date and (v) the aggregate amount of cash held in immediately available funds by CCSC and its Subsidiaries on such date;

          (k) such other information respecting the condition or operations, financial or otherwise, of CCSC or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

     SECTION 5.02.  Compliance with Laws, etc. CCSC will, and will cause each of
                    --------------------------
its Subsidiaries to, comply in all respects with all applicable laws, rules, regulations and orders, except where such non-compliance would not have a Material Adverse Effect, such compliance to include, subject to the foregoing (without limitation):

          (a) the maintenance and preservation of its existence and its qualification as a foreign corporation or partnership (or comparable foreign qualification, if applicable, in the case of any other form of legal entity), and

          (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except as provided in Section 5.09.

     SECTION 5.03. Maintenance of Properties.  CCSC will, and will cause each of
                   -------------------------
its Subsidiaries to, maintain, preserve, protect and keep its material properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless CCSC determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

     SECTION 5.04. Insurance. CCSC will, and will cause each of its Subsidiaries
                   ---------
to, maintain or cause to be maintained with financially sound and responsible insurance companies (a) insurance with respect to its properties material to the business of CCSC and its Subsidiaries against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents, and will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of CCSC setting forth the nature and extent of all insurance maintained by CCSC and its Subsidiaries in accordance with this Section; provided that CCSC and its Subsidiaries may
                                  --------
self-insure to the extent customary for similarly situated corporations or partnerships engaged in the same or similar business.

     SECTION  5.05.  Books and  Records.  CCSC will,  and will cause each of its
                     ------------------
Subsidiaries to, keep books and records which accurately reflect all of its business affairs and material transactions and permit the Administrative Agent and each Lender or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant and, upon the reasonable request of the Administrative Agent or a Lender, to examine (and, at the expense of the relevant Borrower, photocopy extracts from) any of its books or other corporate or partnership records.

     SECTION 5.06. Environmental Covenant. CCSC will, and will cause each of its
                   ----------------------
Subsidiaries to:

          (a) use and operate all of its facilities and properties in compliance with all Environmental Laws except for such noncompliance which, singly or in the aggregate, will not have a Material Adverse Effect, keep all Environmental Permits in effect and remain in compliance therewith, except where the failure to keep in effect such Environmental Permits, or any noncompliance with the provisions thereof, will not have a Material Adverse Effect, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except for any noncompliance that will not have a Material Adverse Effect;

          (b) promptly notify the Administrative Agent and provide copies of all written inquiries from any local, state or Federal governmental agency, claims, complaints or notices relating to the condition of its facilities and properties or compliance with Environmental Laws which will have a Material Adverse Effect, and promptly cure and have dismissed with prejudice or contest in good faith any actions and proceedings relating to material non-compliance with Environmental Laws; and

          (c)   provide   such   information   and   certifications   which  the
     Administrative Agent may reasonably request from time to time to evidence compliance with this Section 5.06.

     SECTION 5.07.  Information Regarding  Collateral.  (a) CCSC will furnish to
                    ---------------------------------
the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure, (iv) in any Loan Party's Federal Taxpayer Identification Number or (v) in any Loan Party's jurisdiction of organization. CCSC agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. CCSC also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

          (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (b) of Section 5.01, CCSC shall deliver to the Administrative Agent a certificate of a Financial Officer and the chief legal officer of CCSC (i) setting forth the information required pursuant to Sections 1, 2, 7, 8 and 9 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause
     (i) above to the extent necessary to protect and perfect the security interests under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

     SECTION 5.08.  Existence;  Conduct of Business.  CCSC will,  and will cause
                    -------------------------------
each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided
                                                                        --------
that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

     SECTION 5.09. Payment of Obligations. CCSC will, and will cause each of its
                   ----------------------
Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where
(a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) CCSC or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.10.  Casualty and Condemnation.  (a) CCSC (a) will furnish to the
                    -------------------------
Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any material portion of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Cash Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents.

     SECTION 5.11. Additional Subsidiaries;  Holding Company Reorganization. (a)
                   --------------------------------------------------------
If any additional Subsidiary is formed or acquired or any existing Subsidiary is designated as a Foreign Loan Party after the Effective Date (other than, in the case of newly formed or acquired Subsidiaries, (x) a "shell" Subsidiary with no material assets formed in connection with, and solely for the purpose of, effecting a sale of assets, merger or other transaction permitted by this
Agreement or (y) a Subsidiary formed in connection with, and solely for the purpose of, a Permitted Receivables Financing), CCSC will notify the Administrative Agent and the Lenders thereof and (i)(A) if such Subsidiary is a Domestic Subsidiary, CCSC will cause such Subsidiary to become a party to the U.S. Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and each applicable U.S. Security Document and (B) if such Subsidiary is a Foreign Subsidiary and a Subsidiary Loan Party, CCSC will cause such Subsidiary to become a party to a Foreign Guarantee Agreement and each applicable Foreign Security Document, in each case, in the manner provided therein, within three Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the U.S. Obligations and/or Foreign Obligations, as applicable, as the Administrative Agent or the Required Lenders shall reasonably request, unless the execution of any such Agreement or the taking of any such actions by such Foreign Subsidiary would violate applicable law or would, in the reasonable good faith judgment of CCSC, subject the directors or officers of such Foreign Subsidiary to criminal or other personal liability, and (ii) subject to paragraph (c) below, if any Equity Interests or Indebtedness of such Subsidiary are owned by or on behalf of any Loan Party, CCSC will cause certificates evidencing such Equity Interests and promissory notes evidencing such Indebtedness (to the extent such notes exist at such time) to be pledged pursuant to the applicable Pledge Agreement within three Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary and is not a Subsidiary Loan Party, Equity Interests of such Subsidiary that are owned by or on behalf of any Borrower or a Subsidiary Loan Party which is a Domestic Subsidiary and that are to be pledged pursuant to the U.S. Pledge Agreement may be limited to 65% of the outstanding Equity Interests of such Subsidiary).

          (b) CCSC agrees that in conjunction with effecting any transaction pursuant to which a corporation owned, directly or indirectly, by CCSC or by the stockholders of CCSC in substantially the same proportions as their ownership of Equity Interests of CCSC (a "Holding Company"), whether
                                                    ----------------
     pursuant to a holding company reorganization or otherwise, acquires ownership of Equity Interests in CCSC so that CCSC will become a Subsidiary of such Holding Company, CCSC shall cause such Holding Company to become a party to this Agreement (and at such time all references to CCSC in this Agreement shall be deemed to also be references to such Holding Company), the U.S. Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and each applicable U.S. Security Document and shall cause such Holding Company to pledge its Equity Interests in CCSC pursuant to a U.S. Pledge Agreement.

          (c) Notwithstanding any provision to the contrary in this Agreement or in the Pledge Agreements, the Loan Parties shall not be required to pledge the Equity Interests of any Foreign Subsidiary (other than a Foreign Loan Party) so long as the value of such Equity Interests is not material and such Foreign Subsidiary is organized in a jurisdiction that renders the pledging of such Equity Interests unreasonably burdensome, in each case determined by the Administrative Agent based on information provided to it by CCSC.

     SECTION  5.12.  Further  Assurances.  (a) CCSC  will,  and will  cause each
                     -------------------
Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. CCSC also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

          (b) If any material assets (including any domestic real property or improvements thereto or any interest therein) are acquired by a Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under a Security Agreement that become subject to the Lien of such Security Agreement upon acquisition thereof), CCSC will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, CCSC will cause such assets to be subjected to a Lien securing the U.S. Obligations and/or Foreign Obligations, as applicable, and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraphs (a) and (c) of this Section, all at the expense of the Loan Parties, unless, in the case of any Foreign Loan Party, the creation of such Lien or the taking of any such actions by such Foreign Loan Party would violate applicable law or would, in the reasonable good faith judgment of CCSC, subject the directors or officers of such Foreign Loan Party to criminal or other personal liability.

          (c) CCSC shall, and shall cause its Subsidiaries to, use its reasonable best efforts to cause the Collateral Agent to receive (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, in form and substance reasonably acceptable to the Collateral Agent, together with such endorsements, coinsurance and reinsurance as the Administrative Agent or the Required Lenders may reasonably request and (iii) such other customary documentation with respect to the Mortgaged Properties as the Collateral Agent may reasonably require, in each case no longer than 60 days following the Effective Date.

          (d) CCSC shall ensure that the Collateral Agent will receive prior to March 15, 2001 (i) all the French Delegations of Dividends relating to the French Borrowers that are not French Holding Companies, executed by the parties thereto, (ii) a delegation of dividends relating to the dividends to be paid by Hellas Can to Societe de Participations CarnaudMetalbox SA, substantially in the form of the French Delegations of Dividends, executed by the parties thereto and (iii) a legal opinion from the French counsel to the French Borrowers relating to such delegations of dividends reasonably satisfactory in form and substance to the Collateral Agent.

          (e) CCSC shall use its reasonable best efforts to cause the Collateral Agent to receive, within sixty days of the date hereof, and in a form and substance reasonably satisfactory to the Collateral Agent, (i) agreements pertaining to the pledge over the going concerns ("fonds de commerce") of Etablissements Polyflex SA, La Francaise de Developpement de la Boite Boissons SA and Crown Cork Company France SA in favor of the Collateral Agent and (ii) a legal opinion from the French counsel to the French Borrowers relating to such pledges over the going concerns.

     SECTION 5.13. Use of Proceeds.  CCSC covenants and agrees that the proceeds
                   ---------------
of all Borrowings hereunder and all Letters of Credit issued hereunder will be used for general corporate purposes; provided that the proceeds of all Term
                                        --------
Loans will be applied on the Effective Date to pay fees and expenses payable hereunder on the Effective Date, to repay any Swingline Loans outstanding and to prepay Revolving Loans.

     SECTION 5.14. Release of Collateral. Upon the sale or other transfer of any
                   ---------------------
Collateral held under any Foreign Security Document that is permitted hereunder to any Person that is not a Loan Party, or, upon the effectiveness of any written consent to the release of the security interest granted in any such
Collateral pursuant to Section 10.08, that security interest shall be automatically released. In connection with such release, the Collateral Agent shall execute and deliver to the appropriate Loan Party, at such Loan Party's expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 5.14 shall be without recourse to or warranty by the Collateral Agent.


                                   ARTICLE VI

                               Negative Covenants
                               ------------------

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder or under any other Loan Document have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrowers covenant and agree with the Lenders that:

     SECTION 6.01. Indebtedness;  Certain Equity Securities.  (a) CCSC will not,
                   ----------------------------------------
and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

          (i) Indebtedness created under the Loan Documents;

          (ii) the Public Debt and the other Indebtedness existing on the Effective Date and set forth in Schedule 6.01 and extensions, renewals, refinancings, refundings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

          (iii) Indebtedness of CCSC to any Subsidiary and of any Subsidiary to CCSC or any other Subsidiary; provided that Indebtedness of any Subsidiary
                                    --------
     that is not a Loan Party to CCSC or any Subsidiary Loan Party shall be subject to Section 6.04;

          (iv)(A) Guarantees by CCSC of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of CCSC or any other Subsidiary; provided that Guarantees by CCSC or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04 and
     (B) Guarantees by CCSC or any Subsidiary of the obligations of a joint venture to which CCSC or any Subsidiary is a party, to the extent such Guarantees constitute investments permitted to exist under Section 6.04(g);

          (v) Indebtedness arising from the honoring by a bank or other financial institution of a check draft or similar instrument drawn against insufficient funds in the ordinary course of business;

          (vi) Indebtedness constituting Permitted Capital Markets Debt;

          (vii) Indebtedness incurred in the ordinary course of business under corporate purchasing cards;

          (viii) Indebtedness of CCSC or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) such
                                                       --------
     Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (viii) shall not exceed $25,000,000 at any time outstanding;

          (ix) Indebtedness incurred by any Subsidiary of CCSC which is not a Loan Party;

          (x) Indebtedness incurred pursuant to any Permitted Receivables Financing; and

          (xi) other unsecured Indebtedness in an aggregate principal amount not exceeding $25,000,000 at any time outstanding.

          (b) CCSC will not, nor will it permit any Subsidiary to, issue any preferred stock or other preferred Equity Interest which (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,
     (ii) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or (iii) is convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock or any other preferred Equity Interest described in this paragraph, on or prior to, in the case of clause (i), (ii) or (iii), the first anniversary of the Revolving Credit Maturity Date.

     SECTION 6.02.  Liens. CCSC will not, and will not permit any Subsidiary to,
                    -----
create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a) Liens created under the Loan Documents;

          (b) Permitted Encumbrances;

          (c) any Lien existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or
            --------
     asset of CCSC or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (d) any Lien existing on any property or asset prior to the acquisition thereof by CCSC or any Subsidiary; provided that (A) such Lien
                                                     --------
     is not created in contemplation of or in connection with such  acquisition,
     (B) such Lien shall not apply to any other property or assets of CCSC or any Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (e) Liens on fixed or capital assets acquired, constructed or improved by CCSC or any Subsidiary; provided that (A) such security interests secure
                                --------
     Indebtedness permitted by clause (viii) of Section 6.01(a), (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 80% of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of CCSC or any Subsidiary;

          (f) Liens granted by CCSC or any of its Subsidiaries or a special purpose, direct or indirect wholly-owned Subsidiary of CCSC that purchases accounts receivable from CCSC or any of its Subsidiaries, in each case, to the extent such Liens are granted on such accounts receivable to secure Indebtedness that is permitted by clause (x) of Section 6.01(a);

          (g) Liens granted by Subsidiaries of CCSC which are not Loan Parties, provided that such Liens secure Indebtedness permitted by clause (ix) of
     --------
     Section 6.01(a); and

          (h) Liens incidental to the conduct of CCSC's or any Subsidiary's business or the ownership of its property and assets; provided, however, that the aggregate amount of obligations secured by all of the foregoing Liens referred to in this clause (h), does not at any time exceed in the aggregate $25,000,000.

     SECTION 6.03.  Fundamental  Changes. (a) CCSC will not, and will not permit
                    --------------------
any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into CCSC in a transaction in which CCSC is the surviving corporation, (ii) any Subsidiary may merge with or into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger is a Subsidiary Loan Party) is a Subsidiary Loan Party and (iii) any Subsidiary (other than a Borrower) may liquidate or dissolve if CCSC determines in good faith that such liquidation or dissolution is in the best interests of CCSC and is not materially disadvantageous to the Lenders; provided that any such merger
                                                   --------
involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

          (b) Notwithstanding the foregoing, (i) any Subsidiary of CCSC may dispose of any or all of its assets (upon voluntary liquidation or otherwise) to CCSC or any Subsidiary Loan Party, and any Subsidiary which is not a Subsidiary Loan Party may dispose of assets to any other Subsidiary which is not a Subsidiary Loan Party, (ii) any Subsidiary that is a "shell" company, which Subsidiary has (x) assets with an aggregate value not exceeding $100,001 and (y) no operations, may be dissolved and
     (iii) any Subsidiary of CCSC may merge with any Person to form a joint venture in which CCSC or a Subsidiary Loan Party holds an Equity Interest, provided that the contribution of assets to such Subsidiary and such merger
     --------
     are permitted by Section 6.04(g).

          (c) CCSC will not, and will not permit any of its Subsidiaries to, engage to any material extent in any material business other than businesses of the type conducted by CCSC and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

     SECTION 6.04.  Investments,  Loans, Advances,  Guarantees and Acquisitions.
                    -----------------------------------------------------------
CCSC will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

          (a) Permitted Investments;

          (b) investments existing on the date hereof (or in respect of which a binding commitment to make such investment exists on the Effective Date) and set forth on Schedule 6.04;

          (c) investments by CCSC and its Subsidiaries in Equity Interests in Subsidiary Loan Parties and investments by Subsidiaries that are not Subsidiary Loan Parties in Equity Interests in other Subsidiaries that are not Subsidiary Loan Parties; provided that (i) any such Equity Interests
                                    --------
     held by a Loan Party shall be pledged pursuant to a Pledge Agreement (subject to the limitations applicable to Equity Interests of a Foreign Subsidiary referred to in Section 5.11) and (ii) the aggregate amount of investments by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness of, Subsidiaries that are not Loan Parties (excluding all such investments, loans, advances and Guarantees existing on the Effective Date) shall not exceed $100,000,000 at any time outstanding;

          (d) loans or advances made by CCSC to any Subsidiary and made by any Subsidiary to CCSC or any other Subsidiary; provided that the amount of
                                                    --------
     such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (c) above;

          (e) Guarantees constituting Indebtedness permitted by Section 6.01; provided that the aggregate principal amount of Indebtedness of
     --------
     Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (c) above;

          (f)  investments   received  in  connection  with  the  bankruptcy  or
     reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (g) investments in joint ventures in an aggregate amount (including the value of all assets contributed to or held by any Subsidiary which merged or consolidated with any Person in order to form such joint venture), on a cumulative basis subsequent to the Effective Date, not exceeding the sum of (i) $50,000,000, plus (ii) the aggregate amount of dividends, interest, principal payments and returns of capital received from time to time subsequent to the Effective Date by CCSC and its Subsidiaries in respect of investments made under this clause (g), provided
                                                                        --------
     that (A) the aggregate amount invested in joint ventures subsequent to the Effective Date (excluding amounts invested in reliance upon clause (ii) above) shall not at any time exceed $50,000,000 and (B) for purposes of determining compliance with the foregoing limitations, any Guarantee by CCSC or any Subsidiary of Indebtedness or other monetary obligations of a joint venture shall be deemed to constitute an investment therein in an amount equal to the Indebtedness or other monetary obligations so Guaranteed;

          (h) loans and advances to employees of CCSC or its Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses);

          (i) investments consisting of the purchase of the Equity Interests of any Person, if the purpose and effect of such investment is the acquisition, directly or indirectly, of fixed or capital assets, and such investment is made in lieu of the purchase or construction by CCSC or its Subsidiaries of such fixed or capital assets;

          (j) investments to the extent that the consideration paid by CCSC and its Subsidiaries is capital stock of CCSC;

          (k) other loans, advances and investments not in excess of $75,000,000 outstanding at any time, provided that the total amount of Net Cash
                                 --------
     Proceeds received from Prepayment Events described in clause (a) of the definition thereof since the Effective Date and applied in accordance with
     Section 2.05(d)(i) or 2.12(c) exceeds $500,000,000;

          (l) notes or other evidence of Indebtedness acquired as consideration in connection with a sale, transfer, lease or other disposition of any asset by CCSC or any of its Subsidiaries, to the extent permitted by
     Section 6.05; and

          (m) investments in Equity Interests in any Receivables Subsidiary and loans, advances, Guarantees and investments arising pursuant to any Permitted Receivables Financing.

     SECTION  6.05.  Asset Sales.  CCSC will not, and will not permit any of its
                     -----------
Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will CCSC permit any of it Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

          (a)  sales  of  inventory  or  used,  surplus,   obsolete,   outdated,
     inefficient or worn out equipment and other property in the ordinary course of business;

          (b) sales, transfers and dispositions to CCSC or a Subsidiary; provided that any such sales, transfers or dispositions involving a Loan
     --------
     Party and a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

          (c) sales in connection with sale-leasebacks permitted under Section 6.06;

          (d) sales of Permitted Investments;

          (e) sales and other dispositions of accounts receivable pursuant to any Permitted Receivables Financing;

          (f) sales, transfers and dispositions of the business units specified on Schedule 6.05; and

          (g) sales, transfers and dispositions of assets (other than Equity Interests of a Subsidiary) not otherwise permitted under this Section; provided that the aggregate fair market value of all assets sold,
     --------
     transferred or otherwise disposed of in reliance upon this clause (g) shall not, in the aggregate, exceed $10,000,000 during any Fiscal Year;

provided  that all sales,  transfers,  leases and other  dispositions  permitted
--------
hereby (other than those permitted by clauses (a), (b) and (e) above) shall be made for fair value and (x) for at least 80% cash consideration, in the case of sales, transfers, leases and other dispositions permitted by clause (g) and (y) for 100% cash consideration in the case of sales, transfers, leases and other dispositions permitted by clauses (c), (d) and (f).

     SECTION 6.06. Sale and Leaseback Transactions.  CCSC will not, and will not
                   -------------------------------
permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after CCSC or such Subsidiary acquires or completes the construction of such fixed or capital asset.

     SECTION 6.07. Hedging Agreements. CCSC will not, and will not permit any of
                   ------------------
its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which CCSC or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

     SECTION 6.08.  Restricted Payments;  Certain Payments of Indebtedness.  (a)
                    ------------------------------------------------------
CCSC will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (ii) CCSC may make Restricted Payments at such times and in such amounts, not exceeding $1,000,000 during any Fiscal Year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of CCSC and its Subsidiaries and (iii) CCSC may, subject to Section 6.01(b), make dividends consisting solely of shares of its capital stock.

          (b) CCSC will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness, except:

               (i) payment of Indebtedness created under the Loan Documents;

               (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness;

               (iii)  refinancings of  Indebtedness  to the extent  permitted by
          Section 6.01;

               (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

               (v) payment by Loan Parties of Indebtedness owed to Loan Parties and payment by Subsidiaries which are not Loan Parties of Indebtedness owed to CCSC and its Subsidiaries;

               (vi) payment of Indebtedness under revolving credit facilities permitted under clause (ix) of Section 6.01(a);

               (vii) repurchases of any Public Debt that is scheduled to mature prior to December 8, 2003; and

               (viii) payment of Indebtedness created pursuant to any Permitted Receivables Financing.

     SECTION 6.09.  Transactions  with  Affiliates.  CCSC will not, and will not
                    ------------------------------
permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to CCSC or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among CCSC and the Subsidiary Loan Parties not involving any other Affiliate and transactions among Subsidiaries not involving any Loan Party, (c) any Restricted Payment permitted by Section 6.08 and (d) pursuant to any Permitted Receivables Financing.

     SECTION 6.10.  Restrictive  Agreements.  CCSC will not, and will not permit
                    -----------------------
any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of CCSC or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to CCSC or any other Subsidiary or to Guarantee Indebtedness of CCSC or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions
--------
imposed by law or by any Loan Document, (ii) the foregoing shall not apply with respect to assets encumbered by Liens permitted by Section 6.02 as long as such restriction applies only to the asset encumbered by such permitted Lien, (iii) the foregoing shall not apply to restrictions and conditions existing on the date hereof not otherwise excepted from this Section 6.10 identified on Schedule
6.10 (but shall apply to any amendment or modification expanding the scope of any such restriction or condition), (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary (or the assets of a Subsidiary) pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold (or whose assets are to be sold) and such sale is permitted hereunder, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vi) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (vii) the foregoing shall not apply to restrictions and conditions imposed by the terms of any Permitted Receivables Financing.

     SECTION 6.11. Amendment of Material Documents.  CCSC will not, and will not
                   -------------------------------
permit any Subsidiary to, amend, modify or waive, in a manner adverse to the Lenders, any of its rights under (a) its Organic Documents or (b) any indenture or other document evidencing or governing any of the Public Debt.

     SECTION 6.12.  Interest  Expense  Coverage Ratio.  CCSC will not permit the
                    ---------------------------------
ratio of (a) Consolidated EBITDA to (b) Consolidated Net Interest Expense, in each case for any period of four consecutive Fiscal Quarters ending on any date during any period set forth below, to be less than the ratio set forth below opposite such period:


--------------------------------------------------------------------------------

             Period                                              Ratio
--------------------------------------------------------------------------------

June 30, 2001 through March 30, 2002                           1.65 to 1.00
--------------------------------------------------------------------------------

March 31, 2002 through March 30, 2003                          1.70 to 1.00
--------------------------------------------------------------------------------

March 31, 2003 and thereafter                                  1.75 to 1.00
--------------------------------------------------------------------------------

     SECTION 6.13. Leverage Ratio. CCSC will not permit the Leverage Ratio as of
                   --------------
any date during any period set forth below to exceed the ratio set forth opposite such period:


--------------------------------------------------------------------------------

             Period                                              Ratio
--------------------------------------------------------------------------------

June 30, 2001 through March 30, 2002                           6.75 to 1.00
--------------------------------------------------------------------------------

March 31, 2002 through March 30, 2003                          6.25 to 1.00
--------------------------------------------------------------------------------

March 31, 2003 and thereafter                                  6.00 to 1.00
--------------------------------------------------------------------------------



     SECTION  6.14.  Asbestos  Payments.  CCSC will not, and will not permit any
                     ------------------
Subsidiary  to, make any Asbestos  Payments  that would result in the  aggregate amount of Asbestos Payments made in any period of four consecutive Fiscal Quarters ending prior to the Revolving Credit Maturity Date exceeding $200,000,000 (calculated on a pre-tax basis).

     SECTION  6.15.  Debt  Repayment  Funds.  CCSC will not make,  or permit any
                     ----------------------
Subsidiary to make, any payment (whether at maturity or pursuant to any redemption, repurchase, acquisition or otherwise) in respect of the principal of the 6.75% Senior Notes due 2003 unless, after giving effect thereto, the aggregate amount of all such payments made since the Effective Date would not exceed the sum of (a) Consolidated EBITDA for the period from March 1, 2001 through the end of the most recent month for which financial information is available, minus (b) Consolidated Net Interest Expense, the cash portion of tax
            -----
expense actually paid and Non-Cash Charges, in each case to the extent added to Consolidated Net Income for purposes of determining Consolidated EBITDA for such period, minus (c) the sum of all additions to property, plant and equipment and
        -----
other capital expenditures of CCSC and its consolidated Subsidiaries that would be set forth in a consolidated statement of cash flow of CCSC for such period prepared in accordance with GAAP, minus (d) Asbestos Payments made during such
                                   -----
period plus (e) the  excess,  if any,  of (i) the  aggregate  amount of Net Cash
       ----
Proceeds received during the period from March 1, 2001 to the date of such payment from Prepayment Events described in clause (a) of the definition of the term "Prepayment Event" over (ii) the sum of (A) all Term Loans prepaid pursuant to Section 2.05(d) and all Revolving Credit Commitments reduced pursuant to
Section 2.12(c), in each case to the extent attributable to such Net Cash Proceeds, plus (B) $350,000,000.

                                  ARTICLE VII

                               Events of Default
                               -----------------

     SECTION 7.01. Listing of Events of Default. Each of the following events or
                   ----------------------------
occurrences described in this Section 7.01 shall constitute (i) an "Event of Default", if any Loans, LC Disbursements or Letters of Credit are outstanding, and (ii) an "Event of Termination", if no Loans, LC Disbursements or Letters of Credit are outstanding.

          (a) Any Borrower shall default (i) in the payment when due of any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement, (ii) in the payment when due of any interest on any Loan (and such default shall continue unremedied for a period of three Business
     Days), or (iii) after notice (including, without limitation, notice delivered by way of submission of an invoice) (and such default shall continue unremedied for a period of five days) in the payment when due of any Fee described in Section 2.11 or of any other amount (other than an amount referred to in the foregoing clauses (i) and (ii)) payable under this Agreement or any other Loan Document.

          (b) Any representation or warranty of CCSC or any other Loan Party made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of CCSC or any other Loan Party to the Administrative Agent, the Issuing Bank or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document is or shall be incorrect in any material respect when made or deemed made.

          (c) CCSC shall default in the due performance and observance of any of its obligations under clause (e), (f) or (i) of Section 5.01, clause (a) of
     Section 5.02 (with respect to the maintenance and preservation of CCSC's corporate existence) or Article VI.

          (d) CCSC or any other Loan Party shall default in the due performance and observance of any agreement (other than those specified in paragraphs
     (a) through (c) above) contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to CCSC by the Administrative Agent or any Lender.

          (e) A default shall occur (i) in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any
     Material Indebtedness or (ii) in the performance or observance of any obligation or condition with respect to any Material Indebtedness if the effect of such default referred to in this clause (ii) is to accelerate the maturity of any such Material Indebtedness or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided, that this clause (ii) shall not apply
                                 --------
     to any default under any such Material Indebtedness of a Subsidiary existing at the time it is acquired by CCSC or another Subsidiary (or by virtue of such acquisition) to the extent that such Indebtedness is repaid or prepaid in full promptly following such acquisition (provided that, in
                                                               --------
     any event and notwithstanding clause (i) above, such Indebtedness may remain outstanding for up to 180 days following such acquisition so long as the holders thereof shall not have exercised remedies, other than acceleration, with respect thereto) or any such Material Indebtedness of an Immaterial Subsidiary.

          (f) Any judgment or order (or combination of judgments and orders) for the payment of money equal to or in excess of $50,000,000 shall be rendered against CCSC or any of its Subsidiaries (or any combination thereof) and either

               (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and not stayed, or

               (ii) there shall be any period (after any applicable statutory grace period) of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect and such judgment is not fully insured against by a policy or policies of insurance (with reasonable or standard deductible provisions) issued by an insurer other than an Affiliate of CCSC.

          (g) Any of the following events shall occur with respect to any Pension Plan:

               (i) the taking of any specific actions by CCSC, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, CCSC or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $75,000,000; provided, that, if CCSC or a
                                               --------
          Subsidiary of CCSC acquires another Person, then such amount shall be net of the amount of any reduction in the purchase price of such Person that is specifically allocable to the assumption by CCSC or such Subsidiary of liability under such Person's Pension Plan as a result of the acquisition, or

               (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA which is not cured within 20 days from the date that such contribution was due.

          (h) Any Change in Control shall occur.

               (i) CCSC or any of its Subsidiaries (other than Immaterial Subsidiaries) shall (i) become insolvent or generally fail to pay debts as they become due;

               (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for CCSC or any of such Subsidiaries or substantially all of the property of any thereof, or make a general assignment for the benefit of creditors;

               (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for CCSC or any of such Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged or stayed within 60 days, provided that CCSC and each such Subsidiary hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

               (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of CCSC or any such Subsidiaries, and, if any such case or proceeding is not commenced by CCSC or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by CCSC or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed and unstayed, provided that CCSC and each such Subsidiary hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

               (v) take any corporate or partnership action (or comparable action, in the case of any other form of legal entity) authorizing, or in furtherance of, any of the foregoing.

          (j) The obligations of CCSC under Article IX or the obligations of any other Loan Party under the Guarantee Agreements shall cease to be in full force and effect or CCSC or any such other Loan Party shall repudiate its obligations thereunder.

          (k) Any Lien purported to be created under any Security Document shall fail or cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document (subject to the terms of the Intercreditor Agreement), except as a result of (i) the Collateral Agent's failure to take any action reasonably requested by CCSC in order to maintain a valid and perfected Lien on any Collateral or (ii) any action taken by the Collateral Agent to release any Lien on any Collateral.

     SECTION 7.02.  Action if Bankruptcy.  If any Event of Default  described in
                    --------------------
clauses (i) through (v) of Section 7.01(i) shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand, all of which are hereby waived by the Borrowers.

     SECTION  7.03.  Action if Other Event of  Default.  If any Event of Default
                     ---------------------------------
(other than any Event of Default described in clauses (i) through (v) of Section 7.01(i)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by written notice to CCSC and each Lender declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment and/or, as the case may be, the Commitments shall terminate.

     SECTION  7.04.  Action if Event of  Termination.  Upon the  occurrence  and
                     -------------------------------
continuation of any Event of Termination, the Required Lenders may, by notice from the Administrative Agent to CCSC and the Lenders (except if an Event of Termination described in clauses (i) through (v) of Section 7.01(i) shall have occurred, in which case the Commitments (if not theretofore terminated) shall, without notice of any kind, automatically terminate) declare their Commitments terminated, and upon such declaration the Lenders shall have no further obligation to make any Loans hereunder. Upon such termination of the Commitments, all accrued fees and expenses shall be immediately due and payable.



                                  ARTICLE VIII

                                   The Agents
                                   ----------

     In order to expedite the transactions contemplated by this Agreement, The JPMorgan Chase Bank is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders. Each of the Lenders and each assignee of any such Lender, hereby irrevocably authorizes each of the Agents to take such actions on behalf of such Lender or assignee and to exercise such powers as are specifically delegated to such Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. Each Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans, all payments and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to any of the Borrowers of any Default specified in this Agreement of which such Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrowers pursuant to this Agreement as received by such Agent.

     Neither Agent nor any of its Related Parties shall be liable to the Lenders as such for any action taken or omitted by any of them except for its or his or her own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. Each Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders (or, when expressly required hereby, all the Lenders) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither any Agent nor any of its Related Parties shall have any responsibility to the Loan Parties on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Loan Parties of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each Agent may execute any and all duties hereunder by or through any of its Related Parties or any sub-agent appointed by it and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of any Loan Document unless it shall be requested in writing to do so by the Required Lenders.

     Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as an Agent hereunder by such a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After an Agent's resignation hereunder, the provisions of this Article and
Section 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

     With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as an Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and such Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with CCSC or any Subsidiary or other Affiliate thereof as if it were not an Agent.

     Each Lender acknowledges that it has, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder. Each Lender hereby authorizes the Administrative Agent to enter into the Intercreditor Agreement on behalf of such Lender and to exercise its rights and perform its obligations thereunder.


                                   ARTICLE IX

                                   Guarantee
                                   ---------

     SECTION 9.01.  Guarantee.  In order to induce the Administrative Agent, the
                    ---------
Issuing Bank and the Lenders to execute and deliver this Agreement and to make or maintain the Loans and to issue Letters of Credit hereunder, and in consideration thereof, CCSC hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to the Agents, for the ratable benefit of the Issuing Bank and the Lenders, the prompt and complete payment and performance by each Subsidiary Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Subsidiary Borrower Obligations, and CCSC further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Agents, the Issuing Bank or any Lender in enforcing any of their rights under the guarantee contained in this Article IX. The guarantee contained in this Article IX, subject to Section 9.04, shall remain in full force and effect until all Letters of Credit issued for the account of any Subsidiary Borrower have terminated, the Subsidiary Borrower Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto any Subsidiary Borrower may be free from any Subsidiary Borrower Obligations.

     CCSC agrees that whenever, at any time, or from time to time, it shall make any payment to either Agent, the Issuing Bank or any Lender on account of its liability under this Article IX, it will notify such Agent, the Issuing Bank and such Lender in writing that such payment is made under the guarantee contained in this Article IX for such purpose. No payment or payments made by any Subsidiary Borrower or any other Person or received or collected by either Agent, the Issuing Bank or any Lender from any Subsidiary Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Subsidiary Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of CCSC under this Article IX which, notwithstanding any such payment or payments, shall remain liable for the unpaid and outstanding Subsidiary Borrower Obligations until, subject to Section 9.04, the Subsidiary Borrower Obligations are paid in full and the Commitments are terminated.

     SECTION 9.02.  Amendments,  etc.,  with respect to the Subsidiary  Borrower
                    ------------------------------------------------------------
Obligations.  CCSC shall remain obligated under this Article IX  notwithstanding
-----------
that, without any reservation of rights against CCSC, and without notice to or further assent by CCSC, any demand for payment of or reduction in the principal amount of any of the Subsidiary Borrower Obligations made by the Agents, the Issuing Bank or any Lender may be rescinded by the Agents, the Issuing Bank or such Lender, and any of the Subsidiary Borrower Obligations continued, and the Subsidiary Borrower Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agents, the Issuing Bank or any Lender, and this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agents, the Issuing Bank or any Lender for the payment of the Subsidiary Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agents, the Issuing Bank nor any Lender shall have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Subsidiary Borrower Obligations or for the guarantee contained in this Article IX or any property subject thereto.

     SECTION 9.03. Guarantee Absolute and Unconditional. CCSC waives any and all
                   ------------------------------------
notice of the creation, renewal, extension or accrual of any of the Subsidiary Borrower Obligations and notice of or proof of reliance by the Agents, the Issuing Bank or any Lender upon the guarantee contained in this Article IX or acceptance of the guarantee contained in this Article IX; the Subsidiary Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article IX, and all dealings between CCSC or the Subsidiary Borrowers, on the one hand, and the Agents, the Issuing Bank and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article IX. The Agents will, to the extent permitted by applicable law, request payment of any Subsidiary Borrower Obligation from the applicable Subsidiary Borrower before making any claim against CCSC under this
Article IX, but will have no further obligation to proceed against a Subsidiary Borrower or to defer for any period a claim against CCSC hereunder. Except as expressly provided in the preceding sentence, CCSC waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon CCSC or any Subsidiary Borrower with respect to the Subsidiary Borrower Obligations. The guarantee contained in this Article IX shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity or enforceability of this Agreement or any other Loan Document, any of the Subsidiary Borrower Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by either Agent, the Issuing Bank or any Lender, (b) the legality under applicable laws of repayment by the relevant Subsidiary Borrower of any Subsidiary Borrower Obligations or the adoption of any applicable laws purporting to render any Subsidiary Borrower Obligations null and void, (c) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by CCSC or the applicable Subsidiary Borrower against the Agents, the Issuing Bank or any Lender, or (d) any other circumstance whatsoever (with or without notice to or knowledge of CCSC or any Subsidiary Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Subsidiary Borrower for any Subsidiary Borrower Obligations, or of CCSC under the guarantee contained in this Article IX, in bankruptcy or in any other instance. When either Agent, the Issuing Bank or any Lender is pursuing its rights and remedies under this
Article IX against CCSC, either Agent, the Issuing Bank or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Subsidiary Borrower or any other Person or against any collateral security or guarantee for the Subsidiary Borrower Obligations or any right of offset with respect thereto, and any failure by either Agent, the Issuing Bank or any Lender to pursue such other rights or remedies or to collect any payments from any Subsidiary Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Subsidiary Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve CCSC of any liability under this Article IX, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agents, the Issuing Bank and the Lenders against CCSC.

     SECTION 9.04.  Reinstatement.  The  guarantee  contained in this Article IX
                    -------------
shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Subsidiary Borrower Obligations is rescinded or must otherwise be restored or returned by either Agent, the Issuing Bank or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Subsidiary Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Subsidiary Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

     SECTION 9.05. Payments.  CCSC hereby agrees that any payments in respect of
                   --------
the Subsidiary Borrower Obligations pursuant to Article IX will be paid without setoff or counterclaim, at the option of the Issuing Bank or the relevant Lender(s), in Dollars or in the applicable Alternative Committed Currency (if applicable) at the applicable office of the Administrative Agent specified in
Section 10.01.

     SECTION 9.06.  Independent  Obligations.  The obligations of CCSC under the
                    ------------------------
guarantee contained in this Article IX are independent of the obligations of each Subsidiary Borrower, and a separate action or actions may be brought and prosecuted against CCSC whether or not the relevant Subsidiary Borrower is joined in any such action or actions. CCSC waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the relevant Subsidiary Borrower or other circumstance which operates to toll any statute of limitations as to such Subsidiary Borrower shall operate to toll the statute of limitations as to CCSC.


                                   ARTICLE X

                                 Miscellaneous
                                 -------------

     SECTION 10.01.  Notices. (a) Notices and other communications  provided for
                     -------
herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (i) if to CCSC, to it at One Crown Way, Philadelphia, Pennsylvania 19154, attention of Mr. Michael B. Burns; (Telecopy No. (215) 676-6011);

          (ii) if to any Borrower other than CCSC, to it at the address set forth in the applicable Subsidiary Borrower Notice and Designation, with a copy to CCSC at the address set forth above;

          (iii) if to either Agent (x) at its London office to JPMorgan Chase Bank, London, 9 Thomas More Street, London E1W 9YT, Attention of Stephen Clarke (Telecopy No. 44-207-777-2360 or 2085), with a copy to JPMorgan Chase Bank, Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Sonia Rosario-Cancar (Telecopy No.
     (212) 552-5658) and (y) at its New York office to JPMorgan Chase Bank, Agency Services Group, at its address in (x) above, with copies to (A) JPMorgan Chase Bank, at 270 Park Avenue, New York, New York 10017, Attention of Douglas Ogle (Telecopy No. (212) 270-5120) and (B) JPMorgan Chase Bank, London, at its address in (x) above;

          (iv) if to the Issuing Bank, to it at JPMorgan Chase Bank, at 270 Park Avenue, New York, New York 10017, Attention of Charles Freedgood (Telecopy No. (212) 622-4834); and

          (v) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or its Administrative Questionnaire or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 10.01.

          (b) CCSC shall forthwith on demand indemnify each Lender against any loss or liability which that Lender incurs (and that Lender shall not be liable to any Borrower in any respect) solely as a consequence of:

               (i) any Person to whom any notice or communication under or in connection with this Agreement is sent by the Borrower by telecopy failing to receive that notice or communication (unless directly caused by that Person's gross negligence or wilful default); or

               (ii) any telecopy communication which reasonably appears to that Lender to have been sent by any Borrower having in fact been sent by a Person other than such Borrower.

     SECTION  10.02.   Survival  of  Agreement.   All   covenants,   agreements,
                       -----------------------
representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the making by the Lenders of the Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.16, 2.17, 2.18 and 10.05 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     SECTION  10.03.  Binding  Effect.  Subject to Section 4.01,  this Agreement
                      ---------------
shall become effective when it shall have been executed by CCSC and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     SECTION 10.04.  Successors and Assigns.  (a) Whenever in this Agreement any
                     ----------------------
of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party (including any Affiliate of the Issuing Bank that issues any Letter of Credit); and all covenants, promises and agreements by or on behalf of the Borrowers, the Agents or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, solely to the extent expressly contemplated hereby, the Affiliates of each of the Agents, the Issuing Bank and the Lenders and each of their respective directors, officers and employees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender
     -----------------
     or a Lender Affiliate, CCSC and the Administrative Agent (and, in the case of any assignment of a Revolving Credit Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld, it being agreed that neither CCSC, the Issuing Bank nor the Swingline Lender will be deemed to act unreasonably if it shall withhold consent on the basis of reasonable concerns relating to a proposed assignee's creditworthiness or reputation), (ii) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) $4,350,000 or (y) if the adjustments set forth in Section 2.12(f) have occurred, $4,500,000 (or, in either case, (A)if the aggregate amount of the Commitment or Loans of the assigning Lender is a lesser amount, the entire amount of such Commitment or Loans, or (B) in any other case, such lesser amount as CCSC and the Administrative Agent otherwise agree), (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments and Loans, (iv) except in the case of the assignment to an Affiliate of such Lender or an assignment required to be made pursuant to Section 2.21, the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and (vi) the Tranche B Revolving Lenders may only make such assignment to a Person qualified to carry out banking activities in the European Union; provided
                                                                        --------
     further that any consent of CCSC  otherwise  required  under this paragraph
     -------
     shall not be required if an Event of Default under Section 7.01 has occurred and is continuing. Subject to acceptance and recording pursuant to paragraph (e) of this Section 10.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 10.05, as well as to any Fees accrued for its account and not yet paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans and participations in Swingline Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in
     (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of CCSC or any Subsidiary or the performance or observance by CCSC or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements, if any, delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon either Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements, and participations in Swingline Loans, owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). Except to the extent
                                              --------
     inconsistent with Section 2.08(d), the entries in the Register shall be conclusive and the Borrowers, the Agents, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of CCSC, the Issuing Bank, the Swingline Lender and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

          (f) Each Lender may without the consent of CCSC, the Swingline Lender, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities (each, a "Participant") in all or a portion of
                                            -----------
     its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i)
                                                   ------------------
     such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each Participant shall be entitled to the benefit of the cost protection provisions contained in Sections 2.16, 2.17 and 2.18 and the provisions of Section 5.01 to the same extent as if they were Lenders and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.04 (provided that no
                                                              --------
     participant shall be entitled to receive any greater amount pursuant to such Sections than the Lender would have been entitled to receive in respect of the interest transferred unless such transfer to such Participant is made with CCSC's prior written consent, except that this proviso shall not apply to any Tranche A Revolving Lender which is a Participant in a Tranche B Revolving Loan), and (iv) the Borrowers, the Agents, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (except in the case of a Participant that is a Tranche A Revolving Lender and holds a participation in the Tranche B Revolving Credit Commitment or Tranche B Revolving Loan of a Tranche B Revolving Lender) such Lender shall retain the sole right (which each Lender agrees will not be limited by the terms of any participation agreement or other agreement with a participant) to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents (other than, without the consent of the Participant, amendments, modifications or waivers described in the first proviso of Section 10.08(b) that affect such Participant) except JPMorgan Chase Bank, London may allocate any proportion of its Tranche B Revolving Credit Commitment or Tranche B Revolving Loans in order to vote separate portions thereof in accordance with the direction of any Participant that (x) purchased any such portion on or before the Amendment and Restatement Effective Date and (y) was a Tranche B Revolving Lender immediately prior to such purchase. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.06 as though it were a Lender, provided such Participant agrees to be subject to
     Section 2.20 as though it were a Lender.

          (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
     Section 10.04, disclose to the assignee or participant or proposed assignee or participant any information relating to CCSC and its Subsidiaries furnished to such Lender by or on behalf of any of the Loan Parties; provided that, prior to any such disclosure of information designated by
     --------
     any Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information.

          (h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge
                                                    --------
     or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such a pledge or assignment, each Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to such Borrower by the assigning Lender hereunder.

          (i) The Borrowers shall not assign or delegate any of their rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void; provided that any Subsidiary Borrower may assign
                              --------
     and delegate any of its rights or obligations hereunder to one or more other Subsidiary Borrowers which shall assume the same upon notice and the delivery of a reasonably satisfactory assignment and assumption agreement and a Subsidiary Borrower Closing Certificate (modified to reflect an assignment rather than the making of a Loan) to the Administrative Agent but without any prior consent. With respect to any Loan with respect to which CCSC is the Borrower, CCSC may assign or delegate (pursuant to an agreement of assignment and acceptance approved by the Administrative Agent, which approval shall not be unreasonably withheld, and upon delivery of a Subsidiary Borrower Closing Certificate (modified to reflect an assignment rather than the making of a Loan)) to a Subsidiary Borrower such of CCSC's rights or obligations pursuant to such Loan as are rights or obligations such Subsidiary Borrower would have assumed if such Subsidiary Borrower were the original Borrower with respect to such Loan pursuant to
     Section 2.01, and CCSC may not assign or delegate any other rights or obligations with respect to such Loan or otherwise hereunder, including without limitation CCSC's obligations pursuant to Section 2.11 or Article IX.

     SECTION 10.05. Expenses; Indemnity. (a) The Borrowers jointly and severally
                    -------------------
agree to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank, or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement (including its rights under this Section), the other Loan Documents or the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, provided, however, that the Borrowers shall not be obligated to pay for expenses
-----------------
incurred by a Lender in connection with the assignment of Loans to an assignee Lender (except pursuant to Section 2.21) or the sale of Loans to a participant pursuant to Section 10.04.

          (b) The Borrowers jointly and severally agree to indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank, each Lender, each Affiliate of any of the foregoing Persons and each of their respective Related Parties (other than agents or advisors) (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from,
                ----------
     any and all losses, claims, damages, liabilities and related reasonable expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto or thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or Letters of Credit (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by CCSC or any of the Subsidiaries, or any Environmental Liability or Environmental Claim related in any way to CCSC or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available
     --------
     to the extent that such losses, claims, damages, liabilities or related reasonable expenses arise (a) in connection with any action by any stockholder or creditor of the Indemnitee (in its capacity as such) or (b) by reason of the Indemnitee's gross negligence or wilful misconduct.

          (c) To the extent that any Borrower fails to pay any amount required to be paid by it to either Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (other than syndication expenses); provided that the
                                                             --------
     unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the applicable Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Credit Exposures, outstanding Term Loans and unused Commitments at the time.

          (d) To the extent permitted by applicable law, no Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section
     10.05 shall be payable on written demand therefor.

     SECTION  10.06.  Right  of  Setoff.  If an  Event  of  Default  or Event of
                      -----------------
Termination shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. In connection with exercising its rights pursuant to the previous sentence, a Lender may at any time use any of such Borrower's credit balances with the Lender to purchase at the Lender's applicable spot rate of exchange any other currency or currencies which the Lender considers necessary to reduce or discharge any amount due by such Borrower to the Lender, and may apply that currency or those currencies in or towards payment of those amounts. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees promptly to notify CCSC and the Administrative Agent after making any such setoff.

     SECTION 10.07.  Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS
                     --------------
(OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 10.08. Waivers; Amendment. (a) No failure or delay of either Agent,
                    ------------------
the Issuing Bank or any Lender in exercising any power or right hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether an Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement, any other Loan Document, the Intercreditor Agreement nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Party or Loan Parties or other Persons that are parties thereto, in each case with the consent of the Required Lenders; provided, however, that no
                                                     ------------------
     such agreement shall (i) decrease the principal amount of any Loan or LC Disbursement, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or the required date of reimbursement of any LC Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or LC Disbursement, or postpone the scheduled date of termination of any Commitment, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment or decrease the Facility Fee or LC Fee of any Lender without the prior written consent of such Lender,
     (iii) amend or modify the provisions of Section 2.14, the provisions of this Section, the definition of "Required Lenders", or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder without the prior written consent of each Lender (or each Lender of such Class, as the case may be), (iv) release any Loan Party from its Guarantee under Article IX or a Guarantee Agreement (except as expressly provided in this Agreement or such Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (v) release all or any substantial part of the Collateral from the Liens of the Security Documents (except as expressly provided in this Agreement or the Security Documents) or materially and adversely affect allocations due to the Lenders under the Intercreditor Agreement, without the written consent of each Lender, (vi) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class or (vii) change any provision of any Loan Document in a manner which by its terms adversely affects the rights of Term Lenders to receive prepayments on Term Loans and distributions in respect of Collateral prior to Revolving Lenders without the written consent of each Term Lender; provided further that no such agreement shall amend, modify or
                  ----------------
     otherwise affect the rights or duties of either Agent, the Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of such Agent, the Issuing Bank or the Swingline Lender, as the case may be. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrowers, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Bank and the Swingline Lender) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

          (c) A Tranche B Revolving Lender may allocate any proportion of its Tranche B Revolving Credit Commitment or Tranche B Revolving Loans with respect to any waiver, amendment, modification, consent or any other action pursuant to this Section 10.08 or any other Loan Document in order to vote separate portions thereof differently with respect thereto.

     SECTION 10.09. Interest Rate. (a) Interest Rate Limitation. Notwithstanding
                    -------------      ------------------------
anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall
                                                               -------
exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for,
                                     ------------
charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          (b) Effective Global Rate. In order to fulfill the obligations imposed
              ---------------------
     by articles L. 313-1 and L. 313-2 of the French Consumer Code ("Code de la Consommation"), JPMorgan Chase Bank, London represents to the French Borrowers, who accept such representation, that the effective global rate ("taux effectif global") calculated in accordance with the articles referred to above, on the basis of a 365-day year, is 4.70191% per annum. The effective global rate ("taux effectif global") was calculated on the basis of utilization of the Total Tranche B Revolving Credit Commitment, on February 28, 2001 and LIBO for an Interest Period of six months on February 28, 2001 of 4.70191%. Such rate is given on an indicative basis and shall not be binding on the Lenders in the future.

     SECTION  10.10.  Entire  Agreement.  This  Agreement  and  the  other  Loan
                      -----------------
Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

     SECTION 10.11.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES,  TO
                     --------------------
THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

     SECTION 10.12. Severability. In the event any one or more of the provisions
                    ------------
contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 10.13. Counterparts. This Agreement may be executed in counterparts
                    ------------
(and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

     SECTION  10.14.  Headings.  Article and Section  headings  and the Table of
                      --------
Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION  10.15.  Jurisdiction;  Consent  to Service  of  Process.  (a) Each
                      -----------------------------------------------
Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Borrower or its properties in the courts of any jurisdiction.

          (b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          (d) Each Subsidiary Borrower hereby designates and appoints CCSC at its offices at One Crown Way, Philadelphia, Pennsylvania, as its agent to receive service of any and all process and documents on its behalf in any legal action or proceeding referred to in paragraph (a) of this Section
     10.15 in the State of New York and agrees that service upon such agent shall constitute valid and effective service upon such Subsidiary Borrower and that failure of CCSC to give any notice of such service to any such party shall not affect or impair in any way the validity of such service or of any judgment rendered in any action or proceeding based thereon.

          (e) Each Subsidiary Borrower, to the extent that such Subsidiary Borrower has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property or assets, hereby waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and the other Loan Documents (it being understood that the waivers contained in this paragraph
     (e) shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976, as amended, and are intended to be irrevocable and not subject to withdrawal for the purposes of such Act).

     SECTION 10.16. Judgments Relating to Subsidiary Borrowers.  (a) If, for the
                    ------------------------------------------
purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

          (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency
      --------------------
     (the  "Judgment  Currency")  other than the  currency  in which such sum is
            ------------------
     stated to be due hereunder (the "Agreement  Currency"),  be discharged only
                                      -------------------
     to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss provided that if the amount of the Agreement Currency so
                       --------
     purchased exceeds the sum originally due to the Applicable Creditor, the Applicable Creditor agrees to remit such excess to such Borrower. The obligations of the Borrowers contained in this Section 10.16 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

     SECTION 10.17.  Confidentiality.  Each of the Agents,  the Issuing Bank and
                     ---------------
the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' investment advisors, directors, officers, employees and agents, including accountants, legal counsel and other advisors and any direct or indirect contractual counterparty in swap agreements entered into in connection with a Lender's outstanding Loans from time to time or to such contractual counterparty's professional advisor (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and, in the case of any such contractual counterparty or its professional advisor, such persons shall agree in writing to be bound by the provisions of this Section 10.17), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of CCSC or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than CCSC or one of its Subsidiaries. For the purposes of this Section, "Information" means all information received
                                    -----------
from CCSC relating to it or its business, other than any such information that is available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by CCSC or one of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     SECTION  10.18.  Joint  Liability  of  French  Borrowers.   Notwithstanding
                      ---------------------------------------
anything to the contrary, each French Borrower shall be jointly and severally liable ("codebiteur solidaire") for all the other Subsidiary Borrower Obligations of the French Borrowers.






                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.






                                        CROWN CORK & SEAL COMPANY, INC.,

                                        by /s/ Alan W. Rutherford
                                           -----------------------------
                                           Name:  Alan W. Rutherford
                                           Title: Vice Chairman of the Board,
                                                  Executive Vice President and
                                                  Chief Financial Officer

Attest:

    [Corporate Seal]

    by /s/ Rose Haselroth
       ----------------------
       Name:  Rose Haselroth
       Title: Assistant Secretary







                                          JPMORGAN CHASE BANK, individually
                                          and as Administrative Agent,

                                          by /s/ Charles Freedgood
                                             --------------------------------
                                             Name:  Charles Freedgood
                                             Title: Managing Director




                                          J.P. MORGAN EUROPE LIMITED

                                          by  /s/ K. Crooks
                                             --------------------------------
                                             Name:  K. Crooks
                                             Title: Associated


                                          by  /s/ C. Walsh
                                             --------------------------------
                                             Name:  C. Walsh
                                             Title: Associated










                                          EACH OF THE SUBSIDIARY BORROWERS
                                          LISTED ON SCHEDULE I HERETO,

                                          by  /s/ Alan W. Rutherford
                                             ---------------------------------
                                             Name:  Alan W. Rutherford
                                             Title: Authorized Signatory